Declaration Variable Annuity Prospectus

Patriot Variable Annuity Prospectus

Revolution Access Variable Annuity Prospectus

Revolution Extra Variable Annuity Prospectus

Revolution Value Variable Annuity Prospectus

PREVIOUSLY ISSUED CONTRACTS

April 30, 2014

This Prospectus describes interests in the deferred Purchase Payment Variable Annuity Contracts listed above that were previously issued by John Hancock Variable Life Insurance Company (“JHVLICO”) and subsequently assumed by John Hancock Life Insurance Company (U.S.A.) (“John Hancock USA”). These Contracts are no longer offered for sale; however, you may make Additional Purchase Payments as permitted under your Contract. In this Prospectus, “we,” “us,” “our,” or “the Company” refers to John Hancock USA. You, the Contract Owner, should refer to the first page of your Contract, to determine which of the above Contracts you purchased.

This Prospectus describes the variable portion of the Contracts to which you may allocate Additional Purchase Payments, to the extent permitted by your Contract. If you do, your Contract Value (other than value allocated to a Fixed Investment Option) and Variable Annuity payments will vary according to the investment performance of the applicable Subaccounts of the John Hancock Life Insurance Company (U.S.A.) Separate Account T (the “Separate Account”). Each Subaccount invests in one of the following Portfolios of John Hancock Variable Insurance Trust that corresponds to a Variable Investment Option that we make available on the date of this Prospectus. Certain Variable Investment Options may not be available under a Contract.

JOHN HANCOCK VARIABLE INSURANCE TRUST

500 Index Trust B	Global Bond Trust[1]	Mid Cap Stock Trust[2]	Small Cap Value Trust[2]
Active Bond Trust	Health Sciences Trust[2]	Mid Value Trust[1]	Total Bond Market Trust B
Blue Chip Growth Trust[1]	High Yield Trust[1]	Money Market Trust B	Total Return Trust[2]
Capital Appreciation Trust[1]	International Equity Index Trust B1	Real Estate Securities Trust[1]	Total Stock Market Index Trust[2]
Equity-Income Trust[1]	International Value Trust	Short Term Government Income Trust
Financial Services Trust	Lifestyle Balanced MVP	Small Cap Growth Trust
Fundamental All Cap Core Trust	Mid Cap Index Trust[2]	Small Cap Index Trust[2]

[1]	Available on Revolution Access, Revolution Extra, Revolution Value Variable Annuities and Patriot Variable Annuity Contracts only.
[2]	Available on Revolution Access, Revolution Extra, Revolution Value Variable Annuity Contracts only.

Contracts are not deposits or obligations of, or insured, guaranteed or endorsed by any bank, the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency. Please read this Prospectus carefully and keep it for future reference. It contains information about the Separate Account and the Variable Investment Options that you should know before investing. The Contracts have not been approved or disapproved by the Securities and Exchange Commission (“SEC”). Neither the SEC nor any state has determined whether this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)

John Hancock Annuities Service Center 30 Dan Road – Suite 55444 Canton, MA 02021-2809 (800) 824-0335	Mailing Address P.O. Box 55444 Boston, MA 02205-5444 www.jhannuities.com

0414:JHVPRO	RevDecPat 2014

ii

I. Glossary

The following terms as used in this Prospectus have the indicated meanings. We also define other terms in specific sections of this Prospectus.

1940 Act: The Investment Company Act of 1940, as amended.

Accumulation Period: The period between the issue date of the Contract and its Maturity Date.

Additional Purchase Payment: Any Purchase Payment made after the initial Purchase Payment.

Annuitant: Any natural person or persons to whom annuity payments are made and whose life is used to determine the duration of annuity payments involving life contingencies. If the Contract Owner names more than one person as an Annuitant, the second person named is referred to as “co-Annuitant.” The Annuitant and co-Annuitant are referred to collectively as “Annuitant.” The Annuitant is as designated on the Contract specification page or in the application.

Annuities Service Center: The mailing address of our service office is listed on the first page of this Prospectus. You can send overnight mail to us at the street address of the service office, 30 Dan Road – Suite 55444, Canton, MA 02021-2809.

Annuity Option: The method selected by the Contract Owner (or as specified in the Contract if no selection is made) for annuity payments made by us.

Annuity Period: The period when we make annuity payments to you following the Maturity Date.

Annuity Unit: A unit of measure that is used after the election of an Annuity Option to calculate Variable Annuity payments.

Beneficiary: The person, persons or entity entitled to the death benefit under the Contract upon the death of a Contract Owner. The Beneficiary is as specified in the application, unless changed.

Business Day: Any day on which the New York Stock Exchange is open for business. The end of a Business Day is the close of daytime trading of the New York Stock Exchange, which generally is 4:00 p.m. Eastern Time.

Code: The Internal Revenue Code of 1986, as amended.

Company: John Hancock Life Insurance Company (U.S.A.).

Contract: The Variable Annuity contract described by this Prospectus.

Contract Anniversary: The day in each calendar year after the Contract Date that is the same month and day as the Contract Date.

Contract Date: The date of issue of the Contract.

Contract Value: The total of the Investment Account values attributable to the Contract.

Contract Year: A period of twelve consecutive months beginning on the date as of which the Contract is issued, or any anniversary of that date.

Fixed Annuity: An Annuity Option with payments for a set dollar amount that we guarantee.

Fixed Investment Option: An Investment Option in which a Company guarantees the principal value and the rate of interest credited to the Investment Account for the term of any Guarantee Period.

General Account: All of the Company’s assets other than assets in its Separate Account and any other separate accounts that it may maintain.

Good Order: The standard that we apply when we determine whether an instruction is satisfactory. An instruction will be considered in Good Order if it is received at our Annuities Service Center: (a) in a manner that is satisfactory to us such that it is sufficiently complete and clear that we do not need to exercise any discretion to follow such instruction and it complies with all relevant laws and regulations and Company requirements; (b) on specific forms, or by other means we then permit (such as via telephone or electronic submission); and/or (c) with any signatures and dates we may require. We will notify you if an instruction is not in Good Order.

Guarantee Period: Under the Contract, you make a Purchase Payment to us, and we credit interest for a period of time known as the Guarantee Period.

Investment Account: An account we established for you which represents your interests in an Investment Option during the Accumulation Period.

Investment Options: The investment choices available to Contract Owners. We refer to the Variable Investment Options and the Fixed Investment Option together as Investment Options.

JHVLICO: John Hancock Variable Life Insurance Company.

John Hancock USA: John Hancock Life Insurance Company (U.S.A.).

Maturity Date: The date on which we begin to make annuity payments to the Annuitant. The Maturity Date is the date specified on the Contract specifications page, unless changed with our consent.

Nonqualified Contract: A Contract which is not issued under a Qualified Plan.

Owner or Contract Owner (“you”): The person, persons, co-Owners or entity entitled to all of the ownership rights under the Contract. The Owner has the legal right to make all changes in contractual designations where specifically permitted by the Contract. The Owner is as specified in the application, unless changed. We may refer to the Owner in this Prospectus as “you.”

Portfolio: A series of a registered open-end management investment company which corresponds to a Variable Investment Option.

Prospectus: This prospectus that describes interests in a Contract.

Purchase Payment: An amount you pay to us for the benefits provided by the Contract.

Qualified Contract: A Contract issued under a Qualified Plan.

Qualified Plan: A retirement plan that receives favorable tax treatment under section 401, 403, 408 (IRAs), 408A (Roth IRAs) or 457 of the Code.

Rider: An optional benefit that you may have elected for an additional charge.

Separate Account: John Hancock Life Insurance Company (U.S.A.) Separate Account T. A Separate Account is a segregated asset account of a Company that is not commingled with the general assets and obligations of the Company.

Spouse: Any person recognized as a “spouse” in the state where the couple was legally married. The term does not include a party to a registered domestic partnership, civil union, or other similar formal relationship recognized under state law that is not denominated as a marriage under that state’s law.

Subaccount: A separate division of the Separate Account.

Surrender Value: The total value of a Contract, after any market value adjustment, minus the annual Contract fee, any applicable premium tax, and any applicable Rider charges, and any withdrawal charges (if applicable). We will determine the amount surrendered or withdrawn as of the date we receive your request in proper form at the Annuities Service Center.

Unpaid Loan: The unpaid amount (including any accrued interest) of loans a Qualified Contract Owner may have taken from us, using certain Contract Value as collateral.

Variable Annuity: An Annuity Option with payments which: (1) are not predetermined or guaranteed as to dollar amount; and (2) vary in relation to the investment experience of one or more specified Subaccounts.

Variable Investment Option: An Investment Option corresponding to a Subaccount of the Separate Account that invests in shares of a specific Portfolio.

Withdrawal Amount: The total amount taken from your Contract Value, including any applicable withdrawal charge, tax, proportional share of administrative fee and market value adjustment, to process a withdrawal.

II. Overview

This overview tells you some key points you should know about the Contract. Because this is an overview, it does not contain all the information that may be important to you. You should read carefully this entire Prospectus, including its Appendices and the Statement of Additional Information (the “SAI”) for more detailed information.

We disclose all material features and benefits of the Contracts in this Prospectus. Insurance laws and regulations apply to us in every state in which our Contracts were sold. As a result, some terms and conditions of your Contract may vary from the terms and conditions described in this Prospectus, depending upon where you purchased a Contract. These variations will be reflected in your Contract or in a Rider attached to your Contract. We disclose all material variations in this Prospectus.

The Contracts described in this Prospectus are no longer offered for sale; however, you may make Additional Purchase Payments as permitted under your Contract.

Prospectuses for Contracts often undergo certain changes in their terms from year to year to reflect changes in the Contracts. The changes include such things as the liberalization of benefits, the exercise of rights reserved under a Contract, the alteration of administrative procedures and changes in the Investment Options available. Any such change may or may not apply to Contracts issued prior to the effective date of the change. This Prospectus reflects the status of the product as of the date of this Prospectus. This Prospectus contains information about other products. Therefore, this Prospectus may contain information that is inapplicable to your Contract. You should consult your Contract to verify whether any particular provision applies to you and whether you may elect any particular Investment Option.

The Variable Investment Options shown on the first page of this Prospectus are those available under the Contracts described in this Prospectus as of the date of this Prospectus. There may be Variable Investment Options that are not available to you. We may add, modify or delete Variable Investment Options in the future.

When you select one or more of these Variable Investment Options, we invest your money in NAV shares of a corresponding Portfolio of the John Hancock Variable Insurance Trust (the “Trust”). The Trust is a so-called “series” type mutual fund registered with the SEC. The investment results of each Variable Investment Option you select will depend on those of the corresponding Portfolio of the Trust. Each of the Portfolios is separately managed and has its own investment objective and strategies. The Trust prospectus contains detailed information about each available Portfolio. Be sure to read that prospectus before selecting any of the Variable Investment Options.

For amounts you do not wish to invest in a Variable Investment Option, you may be able to invest these amounts in a currently offered Fixed Investment Option if permitted by your Contract. We invest the assets allocated to a Fixed Investment Option in our General Account and they earn interest at a fixed rate, declared by us, subject to a minimum rate stated in your Contract. If you remove money from any Fixed Investment Option prior to its expiration, however, we may increase or decrease your Contract Value to compensate for changes in interest rates that may have occurred subsequent to the beginning of that Fixed Investment Option. This is known as a “market value adjustment.”

In addition to the transfer restrictions that we impose, the John Hancock Variable Insurance Trust also has adopted policies under Rule 22c-2 of the 1940 Act to detect and deter abusive short term trading. Accordingly, a Portfolio may require us to impose trading restrictions if it discovers violations of its frequent short-term trading policy. We will provide tax identification numbers and other Contract Owner transaction information to the John Hancock Variable Insurance Trust upon request, which it may use to identify any pattern or frequency of activity that violates its short-term trading policy.

We refer to the Variable Investment Options and any available Fixed Investment Option together as Investment Options.

The annuity described in this Prospectus may have been sold on a group basis. If you purchased the annuity under a group contract, you would have been issued a group certificate. If that is the case, the word “Contract” as used in this Prospectus should be interpreted as meaning the certificate issued to you under the group contract.

Section 403(b) Plans. If you purchased this Contract for use in a retirement plan intended to qualify under section 403(b) of the Code (a “Section 403(b) Plan” or a “403(b) Plan”), we may restrict your ability to make Additional Purchase Payments unless: (i) we receive the Additional Purchase Payment for the Contract directly from the Section 403(b) Plan through your employer, the 403(b)Plan’s administrator, the 403(b) Plan’s sponsor or in the form of a transfer acceptable to us; (ii) we have entered into an agreement with your Section 403(b) Plan concerning the sharing of information related to your Contract (an “Information Sharing Agreement”); and, (iii) unless contained in an Information Sharing Agreement, we have received a written determination by your employer, the 403(b) Plan administrator or the 403(b) Plan sponsor that the plan qualifies under section 403(b) of the Code and complies with applicable Treasury regulations (a “Certificate of Compliance”) (Information Sharing Agreement and Certificate of Compliance, together, the “Required Documentation”).

We may accept, reject or modify any of the terms of a proposed Information Sharing Agreement presented to us, and make no representation that we will enter into an Information Sharing Agreement with your Section 403(b) Plan.

For more information regarding Section 403(b) Plans, please see “IX. Federal Tax Matters – Qualified Plan Types,” or you may request a copy of the SAI from the Annuities Service Center.

The Contracts were not available in all states.

This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, securities in any state to any person to whom it is unlawful to make or solicit an offer in that state.

III. Fee Tables

The following tables describe the fees and expenses applicable to buying, owning and surrendering a Contract. The first table describes the fees and expenses that you paid at the time that you bought the Contract as well as the fees and expenses you pay when you make Additional Purchase Payments under the Contract, surrender the Contract, or transfer Contract Value between Investment Options. State premium taxes may also be deducted.

Contract Owner Transaction Expenses[1]	Declaration Variable Annuity	Patriot Variable Annuity	Revolution Access Variable Annuity	Revolution Extra Variable Annuity	Revolution Value Variable Annuity
Withdrawal Charge (as % of amount of the Purchase Payment that we consider to have been withdrawn) [2]	6% for the 1st year 6% for the 2nd year 5% for the 3rd year 5% for the 4th year 4% for the 5th year 3% for the 6th year 2% for the 7th year 0% thereafter	6% for the 1st year 6% for the 2nd year 5% for the 3rd year 5% for the 4th year 4% for the 5th year 3% for the 6th year 2% for the 7th year 0% thereafter	None	7% for the 1st year 7% for the 2nd year 7% for the 3rd year 7% for the 4th year 6% for the 5th year 5% for the 6th year 4% for the 7th year 0% thereafter	7% for the 1st year 6% for the 2nd year 5% for the 3rd year 4% for the 4th year 3% for the 5th year 2% for the 6th year 1% for the 7th year 0% thereafter
Maximum transfer charge[3]	$25	N/A	$25	$25	$25

[1]	State premium taxes may also apply to your Contract, which currently range from 0.04% to 4.00% of each Purchase Payment.
[2]	This charge is taken upon withdrawal or surrender within the specified period of years measured from the date of Purchase Payment.
[3]

This charge is not currently imposed, but we reserve the right to do so in the Contract. If we do, it will be taken upon each transfer into or out of any Investment Option beyond an annual limit of not less than 12.

The next table describes the fees and expenses that you pay periodically during the time you own the Contract. This table does not include fees and expenses paid at the Portfolio level.

	Declaration Variable Annuity	Patriot Variable Annuity	Revolution Access Variable Annuity	Revolution Extra Variable Annuity	Revolution Value Variable Annuity
Maximum Annual Contract Fee[1]	$50	$50	$50	$50	$50
Current Annual Contract Fee[2]	$30	$30	$30	$30	$30

Separate Account Annual Expenses (as a percentage of Contract Value in the Variable Investment Options)[3]
(Contracts with initial Purchase Payment less than $250,000)
Asset-Based Charge[4]	1.25%	1.25%	1.25%	1.25%	1.25%
(Contracts with initial Purchase Payment greater than $250,000)
Asset-Based Charge[4]	1.00%	1.00%	1.25%	1.25%	1.25%

Optional Benefit Rider Charges[5] (as a percentage of your Contract’s total value unless otherwise stated)
Accidental Death Benefit Rider	0.10%	0.10%	Not Offered	Not Offered	Not Offered
Accumulated Value Enhance-ment (“CARESolutions Plus”) Rider[6] (as a percentage of your initial Purchase Payment)	Not Offered	Not Offered	Maximum: 1.00% Current: 0.40%	Maximum: 1.00% Current: 0.35%	Maximum: 1.00% Current: 0.35%
Earnings Enhancement (“Beneficiary Tax Relief”) Death Benefit Rider	Not Offered	Not Offered	0.25%	0.25%	0.25%
Enhanced “Stepped-Up” Death Benefit Rider	0.15%	0.15%	Not Offered	Not Offered	Not Offered
Enhanced Death Benefit Rider[7]	Not Offered	Not Offered	0.25%	0.25%	0.25%
Guaranteed Retirement Income Benefit Rider[8]	Not Offered	Not Offered	0.30%	0.30%	0.30%
Nursing Home Waiver[8]	0.05%	0.05%	Not Offered	Not Offered	Not Offered
Waiver of Withdrawal Charge (“CARESolutions”) Rider[9]	Not Offered	Not Offered	Not Offered	0.10%	0.10%

[1]

This charge is not currently imposed and would apply only to Declaration and Patriot Contracts of less than $10,000; and Revolution Access, Revolution Extra, and Revolution Value Contracts of less than $50,000.

[2]

This charge applies only to Declaration and Patriot Contracts of less than $10,000; and Revolution Access, Revolution Extra, and Revolution Value Variable Annuities Contracts of less than $50,000. It is taken at the end of each Contract Year but, if you surrender a Contract before then, it will be taken at the time of surrender.

[3]

We deduct from each of the Subaccounts a daily charge at an annual effective percentage of the Contract Value in the Variable Investment Options. The charge does not apply to amounts in the Fixed Investment Options. For Revolution Access, Revolution Extra and Revolution Value Variable Annuities Contracts, the charge does not apply to the guarantee rate account under our dollar-cost averaging value program.

[4]	This charge is assessed on all active Contracts, including Contracts continued by a Beneficiary upon the death of the Contract Owner.
[5]	Charges for optional benefit Riders are assessed monthly. The monthly charge is 1/12th of the annual charge shown in this table.

[6]

This Rider is available only if you purchased the Waiver of Withdrawal Charge Rider as well. We do not currently impose the maximum charge shown, but reserve the right to do so on a uniform basis for all Accumulated Value Enhancement Riders issued in the same state.

[7]	In certain states (and for Riders issued prior to May 1, 2002), the rate for Enhanced Death Benefit Rider may be lower than the amount shown.
[8]	This Rider is not available for Contracts issued after April 30, 2004.
[9]	This charge is imposed as a percentage of that portion of your Contract’s total value attributable to Purchase Payments that are still subject to withdrawal charges.

The next table describes the minimum and maximum total operating expenses charged by the Portfolios that you may pay periodically during the time that you own the Contract. More detail concerning each Portfolio’s fees and expenses is contained in the Portfolio’s prospectus.

Total Annual Portfolio Operating Expenses (as a percentage of the Portfolio’s average net assets for the fiscal year ended December 31, 2013)	Minimum	Maximum
Range of expenses that are deducted from Portfolio assets, including management fees, and other expenses	0.25%	1.12%

Examples

The following two examples are intended to help you compare the cost of investing in Contracts with the cost of investing in other variable annuity contracts. These costs include Contract Owner transaction expenses, Contract fees, Separate Account annual expenses and Portfolio fees and expenses.

EXAMPLE 1

The first example assumes that you invest $10,000 in a Contract with all the optional benefit Riders that may have been available. The first example also assumes that your investment has a 5% return each year and assumes the maximum annual Contract fee and the maximum fees and expenses of any of the Portfolios. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

Maximum Portfolio Level Total Operating Expenses
Declaration Variable Annuity with:
Enhanced “Stepped-Up” Death Benefit Rider; Accidental Death Benefit Rider; and Nursing Home Waiver Rider	1 Year	3 Years	5 Years	10 Years
If you surrender the Contract at the end of the applicable time period:	$815	$1,290	$1,793	$3,046
If you annuitize, or do not surrender the Contract at the end of the applicable time period:	$275	$843	$1,437	$3,046
Patriot Variable Annuity with:
Enhanced “Stepped-Up” Death Benefit Rider; Accidental Death Benefit Rider; and Nursing Home Waiver Rider	1 Year	3 Years	5 Years	10 Years
If you surrender the Contract at the end of the applicable time period:	$813	$1,286	$1,787	$3,033
If you annuitize, or do not surrender the Contract at the end of the applicable time period:	$273	$839	$1,431	$3,033
Revolution Access Variable Annuity with:
Enhanced Death Benefit Rider Earnings Enhancement Death Benefit Rider Accumulated Value Enhancement Rider; and Guaranteed Retirement Income Benefit Rider	1 Year	3 Years	5 Years	10 Years
If you surrender the Contract at the end of the applicable time period:	$421	$1,272	$2,133	$4,336
If you annuitize, or do not surrender the Contract at the end of the applicable time period:	$421	$1,272	$2,133	$4,336
Revolution Extra Variable Annuity with:
Waiver of Withdrawal Charge Rider; Enhanced Death Benefit Rider; Earnings Enhancement Death Benefit Rider; Accumulated Value Enhancement Rider; and Guaranteed Retirement Income Benefit Rider	1 Year	3 Years	5 Years	10 Years
If you surrender the Contract at the end of the applicable time period:	$1,062	$1,932	$2,722	$4,430
If you annuitize, or do not surrender the Contract at the end of the applicable time period:	$432	$1,303	$2,184	$4,430

Maximum Portfolio Level Total Operating Expenses
Revolution Value Variable Annuity with:
Waiver of Withdrawal Charge Rider; Enhanced Death Benefit Rider; Earnings Enhancement Death Benefit Rider; Accumulated Value Enhancement Rider; and Guaranteed Retirement Income Benefit Rider.	1 Year	3 Years	5 Years	10 Years
If you surrender the Contract at the end of the applicable time period:	$1,061	$1,749	$2,447	$4,418
If you annuitize, or do not surrender the Contract at the end of the applicable time period:	$431	$1,300	$2,178	$4,418

EXAMPLE 2

The next example assumes that you invest $10,000 in a Contract with no optional benefit Riders for the time periods indicated. This example also assumes that your investment has a 5% return each year and assumes the average annual Contract fee we expect to receive for the Contracts and the minimum fees and expenses of any of the Portfolios.

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

Minimum Portfolio Level Total Operating Expenses
Declaration Variable Annuity	1 Year	3 Years	5 Years	10 Years
If you surrender the Contract at the end of the applicable time period:	$695	$929	$1,187	$1,820
If you annuitize, or do not surrender the Contract at the end of the applicable time period:	$155	$482	$833	$1,820
Patriot Variable Annuity	1 Year	3 Years	5 Years	10 Years
If you surrender the Contract at the end of the applicable time period:	$695	$926	$1,183	$1,811
If you annuitize, or do not surrender the Contract at the end of the applicable time period:	$155	$480	$828	$1,811
Revolution Access Variable Annuity	1 Year	3 Years	5 Years	10 Years
If you surrender the Contract at the end of the applicable time period:	$155	$480	$828	$1,811
If you annuitize, or do not surrender the Contract at the end of the applicable time period:	$155	$480	$828	$1,811
Revolution Extra Variable Annuity	1 Year	3 Years	5 Years	10 Years
If you surrender the Contract at the end of the applicable time period:	$785	$1,107	$1,362	$1,817
If you annuitize, or do not surrender the Contract at the end of the applicable time period:	$155	$482	$831	$1,817
Revolution Value Variable Annuity	1 Year	3 Years	5 Years	10 Years
If you surrender the Contract at the end of the applicable time period:	$784	$925	$1,092	$1,808
If you annuitize, or do not surrender the Contract at the end of the applicable time period:	$154	$479	$827	$1,808

A Table of Accumulation Unit Values relating to the Contract is included in Appendix U to this Prospectus.

IV. Basic Information

What is the Contract?

Each of the five (5) Contracts listed on the first page of this Prospectus is a deferred purchase payment variable annuity contract. An “annuity contract” provides a person (known as the “Annuitant” or “payee”) with a series of periodic payments. Because this Contract is also a “deferred payment” contract, the annuity payments will begin on a future date, called the Contract’s Maturity Date. Under a “variable annuity” contract, the amount you have invested can increase or decrease in value daily based upon the value of the Variable Investment Options chosen. If your annuity was provided under a master group contract, the term “Contract” as used in this Prospectus refers to the certificate you were issued and not to the master group contract.

We measure the years and anniversaries of your Contract from its date of issue. We use the term Contract Year to refer to each period of time between anniversaries of your Contract’s date of issue.

Who owns the Contract?

Unless the Contract provides otherwise, the Owner of the Contract is the person who can exercise the rights under the Contract, such as the right to choose the Investment Options or the right to surrender the Contract. In many cases, the person who bought the Contract is the Owner. However, you are free to name another person or entity (such as a trust) as Owner. In writing this Prospectus, we’ve assumed that you, the reader, are the person or persons entitled to exercise the rights and obligations under discussion. If a Contract has joint Owners, both must join in any written notice or request.

Is the Owner also the Annuitant?

In many cases, the same person is both the Annuitant and the Owner of a Contract. The Annuitant is the person whose lifetime is used to measure the period of time when we make various forms of annuity payments. Also, the Annuitant receives payments from us under any Annuity Option that commences during the Annuitant’s lifetime. We may have permitted you to name another person as Annuitant or joint Annuitant if that person met our underwriting standards. We may also have permitted you to name as joint Annuitants two persons other than yourself if those persons met our underwriting standards.

How can I invest money in a Contract?

Purchase Payments

We call the investments you make in your Contract Payments or Purchase Payments. The Contracts described in this Prospectus are no longer available for sale; however, the minimum initial Purchase Payment requirements for the Contracts are outlined in the table below, along with the minimum Purchase Payment for each Additional Purchase Payment into the Contracts. If you purchased your Contract through the automatic investment plan, different minimums may apply. If your Contract Value ever falls to zero, we may terminate it. Therefore, you may need to pay more Additional Purchase Payments to keep the Contract in force.

Contract	Minimum Initial Purchase Payment	Minimum Additional Purchase Payment	Minimum Direct Deposit Additional Purchase Payment
Declaration	$1,000	$500	$100
Patriot	$1,000	$500	$100
Revolution Access	$25,000	$200	$100
Revolution Extra	$10,000	$200	$100
Revolution Value	$5,000	$200	$100

Currently, we do not enforce these minimum Additional Purchase Payment amounts, but may do so in the future.

Initial Purchase Payment

When we received your initial Purchase Payment and all necessary information, we issued your Contract and invested your initial Purchase Payment. If the information was not in Good Order, we contacted you to get the necessary information. If for some reason, we were unable to complete this process within 5 Business Days, we either sent back your money or received your permission to keep it until we received all of the necessary information.

In certain situations, we may have issued a Contract upon receiving the order of your broker-dealer or financial institution but delayed the effectiveness of the Contract until we received your signed application. In those situations, if we did not receive your signed application within our required time period, we deemed the Contract void from the beginning and returned your Purchase Payment.

We may not have issued a Contract if any proposed Owner or Annuitant was older than age 84. We may also have limited your ability to purchase multiple Contracts on the same Annuitants or Owners. We may, however, have waived either of these underwriting limits.

Limits on Additional Purchase Payments

You can make Additional Purchase Payments of up to $1,000,000 in any one Contract Year. The total of all new Purchase Payments and transfers that you may allocate to any one Variable Investment Option or Fixed Investment Option, in any one Contract Year may not exceed $1 million. While the Annuitant is alive and the Contract is in force, you can make Purchase Payments at any time before the Maturity Date until the age limit shown below:

If your Contract is used to fund	You may not make any Purchase Payments after the Annuitant reaches age
A Qualified Plan	70 1/2[1]
A Nonqualified plan	85[2]

[1]	Except for a Roth IRA, which has an age limit of 85.
[2]	84 1/2 for Declaration Variable Annuity.

We may waive any of these limits on Purchase Payments.

Ways to Make Additional Purchase Payments. Additional Purchase Payments made by check must be:

•	drawn on a U.S. bank;

•	drawn in U.S. dollars; and

•	made payable to “John Hancock” and sent to the Annuities Service Center.

We credit any Additional Purchase Payments to your Contract received by mail or wire transfer at the close of the Business Day in which we receive them in Good Order at the Annuities Service Center. Each Business Day ends at the close of daytime trading for the day on the New York Stock Exchange (usually 4:00 p.m. Eastern Time). If we receive an Additional Purchase Payment after the close of a Business Day, we credit it to your Contract on the next Business Day. We will promptly return any Purchase Payment not in Good Order.

We will not accept credit card checks or money orders. Nor will we accept starter or third party checks that fail to meet our administrative requirements. Additional Purchase Payments should be sent to the Annuities Service Center at the address shown on the first page of this Prospectus. You can find information about other methods of making Purchase Payments by contacting us.

Additional Purchase Payments by Wire. You may transmit Additional Purchase Payments by wire through your bank to our bank, as long as you provide appropriate instructions with the transmittal to identify your Contract, and the selected Investment Options (unless you have provided us with standing allocation instructions). Information about our bank, our account number, and the ABA routing number may be obtained from the Annuities Service Center. Banks may charge a fee for wire services.

If your wire order is complete, we will invest the Additional Purchase Payment in your selected Investment Options as of the day we received the wire order. If the wire order is incomplete for an identified Contract, we will immediately return it.

How will the value of my investment in the Contract change over time?

Variable Investment Options

You may invest in any of the Variable Investment Options. Each Variable Investment Option is a Subaccount of a Separate Account that invests in a corresponding Portfolio. The Portfolio prospectus contains a full description of a Portfolio. The amount you’ve invested in any Variable Investment Option will increase or decrease based upon the investment performance of the corresponding Portfolio (reduced by certain charges we deduct - see “III. Fee Tables”). Your Contract Value during the Accumulation Period and the amounts of annuity payments will depend upon the investment performance of the underlying Portfolios of the Variable Investment Options you select and/or upon the interest we credit on each Fixed Investment Option you select.

You bear the investment risk that your Contract Value will increase or decrease to reflect the investment results of the Contract’s investment Portfolios. Although a Portfolio may invest in other underlying portfolios, you will not have the ability to make those investment decisions. You (and your financial advisor) should carefully consider the features of other variable annuity contracts offered by us or by other life insurance companies before submitting an Additional Purchase Payment if you would prefer a broader range of investment options.

Fixed Investment Options

The amount you’ve invested in a Fixed Investment Option will earn interest at the rate we have set for that Fixed Investment Option. The interest rate depends upon the length of the Guarantee Period of the Fixed Investment Option you select. In states where approved, we currently make available various Fixed Investment Options with durations of up to five years, and we may make one or more additional Fixed Investment Options available for Contracts issued before September 30, 2002. As long as you keep your money in a Fixed Investment Option until its expiration date, we bear all the investment risk on that money.

However, if you prematurely transfer, “surrender” or otherwise withdraw money from a Fixed Investment Option we will increase or reduce the remaining value in your Contract by an amount that approximates the impact that any changes in interest rates would have had on the market value of a debt instrument with terms comparable to that Fixed Investment Option. This “market value adjustment” (or “MVA”) imposes investment risks on you. We describe how the market value adjustments work in “Calculation of Market Value Adjustment (“MVA”).”

Extra Credit Feature

(Available only on the Revolution Extra Variable Annuity Contracts)

Each time you make a Purchase Payment, we will credit an extra amount to your Contract Value in addition to the amount of the Purchase Payment. If your Purchase Payment is greater than $10,000 and less than $2.5 million, the extra amount will be equal to 3.5% of the Purchase Payment. If your Purchase Payment is $2.5 million or more, the extra amount will be equal to 5.0% of the Purchase Payment. These extra amounts are referred to as extra credits. Each extra credit will be credited to your Contract at the same time the Purchase Payment is credited and will be allocated among the Variable Investment Options and the Fixed Investment Options in the same way that the Purchase Payment is allocated (see “Allocation of Purchase Payments”). However, each extra credit will be treated as “earnings” under your Contract, not as a Purchase Payment for determining withdrawal charges. Amounts attributable to extra credits will be considered “earnings” under a Contract for federal tax purposes and “earnings” with respect to our determination of certain benefits under your Contract and any optional benefit Riders that you may have purchased.

We expect to make a profit from the Contracts and anticipate that a portion of the withdrawal charge, and any profits derived from other Contract fees and charges will be used to help recover our cost of providing the extra credit feature. (For a description of these fees and charges, see the response to the question “What fees and charges will be deducted from my Contract?”) Under certain circumstances (such as a withdrawal of money that is in excess of the free Withdrawal Amounts, while a withdrawal charge is in effect) the cost associated with the extra credit feature may exceed the extra credit amount and any related earnings. You should consider this possibility before remitting any Additional Purchase Payments for a Revolution Extra Contract.

What Annuity Benefits does the Contract provide?

If your Contract is still in effect on its Maturity Date, it enters what is called the Annuity Period. During the Annuity Period, we make a series of fixed or variable payments to you as provided under one of our several Annuity Options. The form in which we will make the annuity payments, and the proportion of such payments that will be on a fixed basis and on a variable basis, depend on the elections that you have in effect on the Maturity Date. Therefore, you should exercise care in selecting your choices that are in effect on the Maturity Date.

You should carefully review the discussion under “VIII. The Annuity Period” for information about all of these choices you can make.

To what extent can John Hancock USA vary the terms and conditions of the Contracts?

State Insurance Law Requirements

Insurance laws and regulations apply to us in every state in which our Contracts were sold. As a result, a Contract purchased in one state may have terms and conditions that vary from the terms and conditions of a Contract purchased in a different jurisdiction. We disclose all material features and benefits of the Contracts in this Prospectus.

Variations in Charges or Rates

We may vary the charges, Guarantee Periods, and other terms of our Contracts where special circumstances result in sales or administrative expenses, mortality risks or other risks that are different from those normally associated with the Contracts. These include the types of variations discussed under the “Variations in Charges or Rates for Eligible Classes” section of this Prospectus.

What are the tax consequences of owning a Contract?

In most cases, no income tax will have to be paid on amounts you earn under a Contract until these earnings are paid out. All or part of the following distributions from a Contract may constitute a taxable payout of earnings:

•	withdrawals (including surrenders and systematic withdrawals);

•	payment of any death benefit proceeds;

•	periodic payments under one of our annuity payment options;

•	certain ownership changes; and

•	any loan, assignment or pledge of the Contract as collateral.

How much you will be taxed on a distribution is based upon complex tax rules and depends on matters such as:

•	the type of the distribution;

•	when the distribution is made;

•	the nature of any Qualified Plan for which the Contract is being used, if any; and

•	the circumstances under which the payments are made.

If your Contract was issued in connection with a Qualified Plan, all or part of your Purchase Payments may be tax-deductible or excludible from income.

A 10% penalty tax applies in many cases to the taxable portion of any distributions taken from a Contract before you reach age 59 1/2. Also, most Qualified Plans require that minimum distributions from a Contract commence and/or be completed within a certain period of time. This effectively limits the period of time during which you can continue to derive tax deferral benefits from any tax-deductible or tax-deferred Purchase Payments you paid or on any earnings under the Contract.

A Contract purchased as an investment vehicle for a Qualified Plan, including an IRA, does not provide any additional tax-deferral benefits beyond the treatment provided by the Qualified Plan. The favorable tax-deferral benefits available for Qualified Plans that invest in annuity contracts are also generally available if the Qualified Plans purchase other types of investments, such as mutual funds, equities and debt instruments. However, the Contract offers features and benefits that other investments may not offer, including the Investment Options and protection through living guarantees, death benefits and other benefits.

We provide additional information on taxes in the Federal Tax Matters section of this Prospectus. We make no attempt to provide more than general information about use of the Contract with the various types of retirement plans.

How can I change my Contract’s Investment Options?

Allocation of Purchase Payments

When you applied for your Contract, you specified the Variable Investment Options or Fixed Investment Options (together, your “Investment Options”) into which your Purchase Payments were allocated. You may change this investment allocation for future Investment Options to which your Purchase Payments will be allocated at any time. Any change in allocation will be effective as of the receipt of your request at the Annuities Service Center.

We do not impose a limit on the number of Investment Options to which you may allocate Purchase Payments at any one time during the Accumulation Period. For limits imposed during the Annuity Period, please see “Choosing Fixed or Variable Annuity Payments” in “VIII. The Annuity Period.”

Transfers Among Investment Options

During the Accumulation Period, you may transfer amounts among the Investment Options, subject to the restrictions set forth below. To make a transfer, you must tell us how much to transfer, either as a whole number percentage or as a specific dollar amount. A confirmation of each transfer will be sent to you.

You may make a transfer by providing written notice to us, by telephone or by other electronic means that we may provide through the Internet (see “Telephone and Electronic Transactions,” below). We will cancel accumulation units from the Investment Account from which you transfer amounts and we will credit accumulation units to the Investment Account to which you transfer amounts. Your Contract Value on the date of the transfer will not be affected by a transfer. Although your Contract may impose restrictions on the maximum dollar amount that may be transferred among Variable Investment Options, we currently do not enforce these restrictions.

We do not impose a charge for transfer requests under your Contract.

Frequent Transfer Restrictions. Variable investment options in variable annuity and variable life insurance products can be a target for abusive transfer activity. To discourage disruptive frequent trading activity, we have adopted a policy for the Separate Account to restrict transfers to two per calendar month per Contract, with certain exceptions, and have established procedures to count the number of transfers made under a Contract.

Under the current procedures of the Separate Accounts, we count all transfers made during each Business Day as a single transfer. We do not count: (a) scheduled transfers made pursuant to any of our dollar-cost averaging programs (only the Revolution Value Variable Annuity has more than one dollar-cost averaging program) or our Strategic Rebalancing Program; (b) transfers from a Fixed Investment Option at the end of its fixed investment period; (c) transfers made within a prescribed period before and after a substitution of underlying Portfolios; and (d) transfers made during the Annuity Period (these transfers are subject to a 30-day notice requirement, however, as described below). Under the Separate Account’s policy and procedures, a Contract Owner may transfer Contract Value to the Money Market B Investment Option even if the Contract Owner reaches the two-transfer-per-month limit, as long as 100% of the Contract Value in all Variable Investment Options is transferred to the Money Market B Investment Option. If such a transfer to the Money Market B Investment Option is made, for a 30-day period after such transfer a Contract Owner may not make any subsequent transfers from the Money Market B Investment Option to another Variable Investment Option. We apply the Separate Account’s policy and procedures uniformly to all Contract Owners.

We reserve the right to take other actions to restrict trading, including, but not limited to:

•	restricting the number of transfers made during a defined period;

•	restricting the dollar amount of transfers;

•	restricting the method used to submit transfers (e.g., requiring transfer requests to be submitted in writing via U.S. mail); and

•	restricting transfers into and out of certain Subaccount(s).

In addition, we reserve the right to defer a transfer at any time we are unable to purchase or redeem shares of the Portfolios. We also reserve the right to modify or terminate the transfer privilege at any time (to the extent permitted by applicable law), and to prohibit a transfer less than 30 days prior to the Contract’s Maturity Date, and to reimpose the annual limit of 12 transfers as stated in your Contract.

In addition to the transfer restrictions that we impose, the John Hancock Variable Insurance Trust also has adopted policies under Rule 22c-2 of the 1940 Act to detect and deter abusive short-term trading. Accordingly, a Portfolio may require us to impose trading restrictions if it discovers violations of its frequent short-term trading policy. We will provide tax identification numbers and other Contract Owner transaction information to John Hancock Variable Insurance Trust upon request, which it may use to identify any pattern or frequency of activity that violates its short-term trading policy.

Until the close of business on July 1, 2014, you may transfer amounts out of the Lifestyle Balanced MVP into one or more other Investment Options available under your Contract with no charge, and the transfer will not count against the number of permitted transfers.

During the Annuity Period, you may not make any transfer that would result in more than four Investment Options being used at once. You must submit your transfer request to our Annuities Service Center at least 30 days before the due date of the first annuity payment to which your transfer will apply.

While we seek to identify and prevent disruptive frequent trading activity, it is not always possible to do so. Therefore, we cannot provide assurance that the restrictions we impose will be successful in restricting disruptive frequent trading activity and avoiding harm to long-term investors.

Procedure for Transfers among Investment Options

You may request a transfer in writing or, if you have authorized telephone transfers, by telephone. All transfer requests should be directed to the Annuities Service Center. Your request should include:

•	your name;

•	daytime telephone number;

•	Contract number;

•	the names of the Investment Options to and from which assets are being transferred;

•	the amount of each transfer; and

•	your signature and date of the request.

Your request becomes effective at the close of the Business Day in which we receive it, in proper form at the Annuities Service Center. Each Business Day ends at the close of daytime trading for the day on the New York Stock Exchange (usually 4:00 p.m. Eastern Time). If we receive a transfer request, in proper form, after the close of a Business Day, it will become effective at the end of the next Business Day.

Telephone and Electronic Transactions

If you complete a special authorization form, we will permit you to request transfers and withdrawals by telephone. We additionally encourage you to access information about your Contract, request transfers and perform some transactions electronically through the Internet. If you have not done so, we encourage you to register for electronic delivery of your transaction confirmations. Please contact the John Hancock Annuities Service Center at the applicable telephone number or Internet address shown on the first page of this Prospectus for more information on electronic transactions.

To access information and perform electronic transactions through our website, we require you to create an account with a username and password, and to maintain a valid e-mail address. You may also authorize other people to make certain transaction requests by telephone by sending us instructions in a form acceptable to us. If you register for electronic delivery, we keep your personal information confidential and secure, and we do not share this information with outside marketing agencies.

We will not be liable for following instructions communicated by telephone or electronically that we reasonably believe to be genuine. We employ reasonable procedures to confirm that instructions we receive are genuine. Our procedures require you to provide information to verify your identity when you call us and we record all conversations with you. When someone contacts us by telephone and follows our procedures, we assume that you are authorizing us to act upon those instructions. For electronic transactions through the Internet, you will need to provide your username and password. You are responsible for keeping your password confidential and must notify us of:

•	any loss or theft of your password; or

•	any unauthorized use of your password.

We may be liable for any losses due to unauthorized or fraudulent instructions only where we fail to employ our procedures properly.

All transaction instructions we receive by telephone or electronically will be followed by either a hardcopy or electronic delivery of a transaction confirmation. Transaction instructions we receive by telephone or electronically before the close of any Business Day are usually effective at the end of that day. Your ability to access or transact business electronically may be limited due to circumstances beyond our control, such as system outages, or during periods when our telephone lines or our website may be busy. We may, for example, experience unusual volume during periods of substantial market change.

We may suspend, modify or terminate our telephone or electronic transaction procedures at any time. We may, for example, impose limits on the maximum Withdrawal Amount available to you through a telephone transaction. Also, as stated earlier in this Prospectus, we have imposed restrictions on transfers and reserve the right to take other actions to restrict trading, including the right to restrict the method used to submit transfers (e.g., by requiring transfer requests to be submitted in writing via U.S. mail). We also reserve the right to suspend or terminate the transfer privilege altogether with respect to anyone who we feel is abusing the privilege to the detriment of others.

Dollar-Cost Averaging Programs

Under our standard dollar-cost averaging program, you may elect, at no cost, to automatically transfer assets from any Variable Investment Option to one or more other Variable Investment Options on a monthly, quarterly, semiannual, or annual basis before annuity payments start. The following conditions apply to the standard dollar-cost averaging program:

•	you may change your Variable Investment Option allocation instructions at any time in writing or, if you have authorized telephone transfers, by telephone;

•	you may discontinue the program at any time;

•	the program automatically terminates when the Variable Investment Option from which we are taking the transfers has been exhausted;

•	automatic transfers to or from Fixed Investment Options are not permitted under this program; and

•	the program will automatically terminate after the Maturity Date when payments from one of our Annuity Options begin.

We reserve the right to suspend, modify or terminate the program at any time.

(Available only on the Revolution Value Variable Annuity.) Under our dollar-cost averaging value program, you may elect to deposit any new Purchase Payment of $5,000 or more in a guarantee rate account that we call the “DCA rate account.” For Contracts issued after April 30, 2004, your deposits under this program will be depleted over a 6 month period. For Contracts issued prior to May 1, 2004, the assets in this account attributable to a new Purchase Payment will be transferred automatically to one or more Variable Investment Options over a period that is equal in length (i.e., either 6 months or 12 months) to the period you initially selected. A new period will begin on the date each new Purchase Payment is deposited in the DCA rate account program with respect to that Purchase Payment. At the time of each deposit into this program, you must tell us in writing:

•	that your deposit should be allocated to this program; and

•	the Variable Investment Options to which assets will be transferred; and

•	the percentage amount to be transferred to each such Variable Investment Option.

Transfers to Fixed Investment Options are not permitted under this program, and transfers of your account value from a Variable Investment Option are not currently permitted to initiate the program. (You may, however, change your Variable Investment Option allocation instructions at any time in writing or, if you have authorized telephone transfers, by telephone.)

Your participation in the dollar-cost averaging value program will end if you request a withdrawal from the DCA rate account, or if you request a transfer from the DCA rate account that is in addition to the automatic transfers.

You may not use the standard dollar-cost averaging program and the dollar-cost averaging value program at the same time.

The dollar-cost averaging programs allow investments to be made in equal installments over time in an effort to reduce the risk posed by market fluctuations. Therefore, you may achieve a lower purchase price over the long-term by purchasing more accumulation units of a particular Subaccount when the unit value is low, and less when the unit value is high. However, the dollar-cost averaging programs do not guarantee profits or prevent losses in a declining market and require regular investment regardless of fluctuating price levels. In addition, the dollar-cost averaging programs do not protect you from market fluctuations in the Variable Investment Option from which we are taking the transfers. If you are interested in either dollar-cost averaging program, you may obtain an authorization form and full information concerning the program and its restrictions from your financial advisor or our Annuities Service Center. You may elect out of the dollar-cost averaging programs at any time.

You should consult with your financial advisor to assist you in determining whether a dollar-cost averaging program is suited for your financial needs and investment risk tolerance.

Special Transfer Service – Asset Rebalancing Program

We administer an Asset Rebalancing program which enables you to specify the allocation percentage levels you would like to maintain in particular Investment Options. We automatically rebalance your Contract Value pursuant to the schedule described below to maintain the indicated percentages by transfers among the Investment Options. (Fixed Investment Options are not eligible for participation in the Asset Rebalancing program.) You must include all Contract Value in your Variable Investment Options in the Asset Rebalancing program. Other investment programs, such as a dollar-cost averaging program, or other transfers or withdrawals may not work in concert with the Asset Rebalancing program. Therefore, you should monitor your use of these other programs and any other transfers or withdrawals while the Asset Rebalancing program is being used. If you are interested in the Asset Rebalancing program, you may obtain a separate authorization form and full information concerning the program and its restrictions from your financial advisor or our Annuities Service Center. There is no charge for participation in the Asset Rebalancing program.

We permit asset rebalancing only on the following time schedules:

•	quarterly on the 25th day of the last month of the calendar quarter (or the next Business Day if the 25th is not a Business Day);

•	semi-annually on June 25th and December 26th (or the next Business Day if these dates are not Business Days); or

•	annually on December 26th (or the next Business Day if December 26th is not a Business Day).

The Fixed Investment Options do not participate in and are not affected by asset rebalancing. There is no charge for the asset rebalancing program. Also, fund transfers under this program do not trigger transfer fees (where applicable) nor do they count towards any applicable transfer limits. We reserve the right to modify, terminate or suspend the asset rebalancing program at any time.

What fees and charges will be deducted from my Contract?

We assess charges and deductions under the Contract against Purchase Payments, Contract Values or withdrawals. Currently, there are no deductions made from Purchase Payments. In addition, there are deductions from and expenses paid out of the assets of the Portfolios that are described in the Portfolios’ prospectuses.

Asset-Based Charges

We deduct asset-based charges daily, to compensate us primarily for our administrative expenses and for the mortality and expense risks that we assume under the Contracts, as follows:

Separate Account Annual Expenses (as a percentage of Contract Value in the Variable Investment Options)

	Declaration Variable Annuity	Patriot Variable Annuity	Revolution Access Variable Annuity	Revolution Extra Variable Annuity	Revolution Value Variable Annuity
(Contracts with initial Purchase Payment less than $250,000)
Asset-Based Charge	1.25%	1.25%	1.25%	1.25%	1.25%
(Contracts with initial Purchase Payment greater than $250,000)
Asset-Based Charge	1.00%	1.00%	1.25%	1.25%	1.25%

This charge does not apply to assets you have in our Fixed Investment Options. We take the deduction proportionally from each Variable Investment Option you are then using, to compensate us primarily for mortality and expense risks that we assume under the Contract and to compensate us, in part, for administrative and clerical services.

In return for the mortality risk charge, we assume the risk that Annuitants as a class will live longer than expected, requiring us to pay a greater number of annuity payments. In return for the expense risk charge, we assume the risk that our expenses relating to the Contracts may be higher than we expected when we set the level of the Contracts’ other fees and charges, or that our revenues from such other sources will be less than expected. We deduct the asset-based administrative services charge daily for administrative and clerical services that the Contracts require us to provide. The rate of the mortality and expense risks and administrative services charges cannot be increased. The charge is assessed on all active Contracts, including Contracts continued by a Beneficiary upon the death of the Contract Owner or continued under any Annuity Option payable on a variable basis. If the charge is insufficient to cover the actual cost of the mortality and expense risks assumed, we will bear the loss. Conversely, if the charge proves more than sufficient, the excess will be profit to us and will be available for any proper corporate purpose including, among other things, payment of distribution expenses. In cases where no death proceeds are payable (e.g., for Contracts continued by a Beneficiary upon the death of the Owner), or under the Period Certain Only Annuity Option, if you elect benefits payable on a variable basis, we continue to assess the Contractual mortality and expense risks charge, although we bear only the expense risk and not any mortality risk.

Annual Contract Fee

We currently deduct a $30 annual Contract fee at the end of each Contract Year for a Declaration or Patriot Contract with a total value of less than $10,000 and also for a Revolution Access, Revolution Extra or Revolution Value Contract with a total value of less than $50,000. We also deduct the annual fee before then if you surrender your Contract, unless your Contract’s total value, at the time of surrender, is above either $10,000 for Declaration and Patriot Contracts, or $50,000 for Revolution Access, Revolution Extra, and Revolution Value Contracts.

We take the deduction proportionally from each Variable Investment Option and each Fixed Investment Option you are then using. We reserve the right to increase the annual Contract fee up to $50.

Premium Taxes

We make deductions for any applicable premium or similar taxes. Currently, certain local jurisdictions assess a tax of up to 4% of each Purchase Payment.

In most cases, and subject to applicable state law, we deduct a charge in the amount of the tax from the total value of the Contract only at the time of annuitization, death, surrender, or withdrawal. We reserve the right, however, to deduct the charge from each Purchase Payment at the time it is made. We compute the amount of the charge by multiplying the applicable premium tax percentage by the amount you are withdrawing, surrendering, annuitizing or applying to a death benefit.

Premium Tax Rate[1]
State or Territory	Qualified Contracts	Nonqualified Contracts
CA	0.50%	2.35%
GUAM	4.00%	4.00%
ME2	0.00%	2.00%
NV	0.00%	3.50%
PR	1.00%	1.00%
SD2	0.00%	1.25%[3]
TX4	0.04%	0.04%
WV	1.00%	1.00%
WY	0.00%	1.00%

[1]	Based on the state of residence at the time the tax is assessed.
[2]	We pay premium tax upon receipt of Purchase Payment.
[3]	0.08% on Purchase Payments in excess of $500,000.
[4]	Referred to as a “maintenance fee.”

Withdrawal Charge

(Not applicable to the Revolution Access Variable Annuity)

If you withdraw some of your Purchase Payments from your Contract prior to the Maturity Date or if you surrender (turn in) your Contract, in its entirety, for cash prior to the Maturity Date, we may assess a withdrawal charge. Some people refer to this charge as a “contingent deferred withdrawal load.” The amount of this charge will depend on the type of Contract you purchased and the number of years that have passed since we received your Purchase Payments, as shown below:

	Declaration Variable Annuity	Patriot Variable Annuity	Revolution Access Variable Annuity	Revolution Extra Variable Annuity	Revolution Value Variable Annuity
Withdrawal Charge (as % of amount withdrawn or surrendered)[1]	6% for the 1st year 6% for the 2nd year 5% for the 3rd year 5% for the 4th year 4% for the 5th year 3% for the 6th year 2% for the 7th year 0% thereafter	6% for the 1st year 6% for the 2nd year 5% for the 3rd year 5% for the 4th year 4% for the 5th year 3% for the 6th year 2% for the 7th year 0% thereafter	None	7% for the 1st year 7% for the 2nd year 7% for the 3rd year 7% for the 4th year 6% for the 5th year 5% for the 6th year 4% for the 7th year 0% thereafter	7% for the 1st year 6% for the 2nd year 5% for the 3rd year 4% for the 4th year 3% for the 5th year 2% for the 6th year 1% for the 7th year 0% thereafter

[1]

This charge is taken upon withdrawal or surrender within the specified period of years measured from the date of Purchase Payment. We calculate the amount of the withdrawal charge by multiplying the amount of the Purchase Payment being liquidated by the applicable withdrawal charge percentage shown above. The total withdrawal charge will be the sum of the withdrawal charges for the Purchase Payments being liquidated.

Withdrawal charges help to compensate us for the cost of selling the Contracts, including expenses relating to the extra credit feature under Revolution Extra Variable Annuity Contracts. We expect to recover our total sales expenses over the life of the Contracts. To the extent that the withdrawal charges do not cover total sales expenses, the sales expenses may be recovered from other sources, including gains from the asset-based risk charge and other gains with respect to the Contracts or from our general assets. Similarly, administrative expenses not fully recovered by the administration fee may also be recovered from such other sources.

Free Withdrawal Amounts (applicable to Revolution Extra and Revolution Value Contracts). If you purchased a Revolution Extra or Revolution Value Contract and have any earnings in your Contract, you can always withdraw that profit without any withdrawal charge. By “earnings,” we mean the amount by which your Contract Value exceeds the Purchase Payments you have paid and have not (as discussed below) already withdrawn. For Revolution Extra Contracts, “earnings” also includes any amounts attributable to an extra credit. If your Contract doesn’t have any earnings (or you have withdrawn it all) you can still make charge free withdrawals, unless and until all of your withdrawals during the same Contract Year exceed 10% of all of the Purchase Payments you have paid to date.

Free Withdrawal Amounts (applicable to Patriot and Declaration Contracts). If you purchased a Patriot or Declaration Contract, you can make withdrawals without any withdrawal charge, unless and until all of your withdrawals during the same Contract Year exceed 10% of all of the Purchase Payments you have paid to date.

How we determine and deduct the charge: If the amount you withdraw or surrender totals more than the free Withdrawal Amount during the Contract Year, we will assess a withdrawal charge shown in the Fee Tables on any amount of the excess that we attribute to Purchase Payments you made within a withdrawal charge period. Solely for purposes of determining the amount of the withdrawal charge, we assume that the amount of each withdrawal that exceeds the free Withdrawal Amount (together with any associated withdrawal charge) is a withdrawal first from the earliest Purchase Payment, and then from the next earliest Purchase Payment, and so forth until all payments have been exhausted. Once a Purchase Payment has been considered to have been “withdrawn” under these procedures, that Purchase Payment will not enter into any future withdrawal charge calculations.

We deduct the withdrawal charge proportionally from each Variable Investment Option and each Fixed Investment Option being reduced by the surrender or withdrawal. For example, if 60% of the Withdrawal Amount comes from Investment Option “A” and 40% from Investment Option “B,” then we deduct 60% of the withdrawal charge from Investment Option “A” and 40% from Investment Option “B.” If any such option has insufficient remaining value to cover the charge, we deduct any shortfall from all of your other Investment Options, pro rata based on the value in each. If your Contract as a whole has insufficient Surrender Value to pay the entire charge, we pay you no more than the Surrender Value.

You will find examples of how we compute the withdrawal charge in Appendix B to this Prospectus.

When withdrawal charges don’t apply: We don’t assess a withdrawal charge in the following situations:

•	on amounts applied to an Annuity Option at the Contract’s Maturity Date or to pay a death benefit;

•	on certain withdrawals if you have elected the Rider that waives the withdrawal charge (nursing home Rider for Declaration and Patriot Variable Annuities); or

•

on amounts withdrawn to satisfy the minimum distribution requirements for Qualified Plans, with respect to this Contract. (Amounts above the minimum distribution requirements are subject to any applicable withdrawal charge, however.)

How an MVA affects the withdrawal charge. If you make a withdrawal from a Fixed Investment Option at a time when the related MVA results in an upward adjustment in your remaining value, we calculate the withdrawal charge as if you had withdrawn that much more. Similarly, if the MVA results in a downward adjustment, we compute any withdrawal charge as if you had withdrawn that much less.

Other Charges

If you purchased an optional benefit Rider, we deduct the applicable charges for that benefit proportionally from each of your Investment Options, including the Fixed Investment Options, based on your value in each. We list these charges below:

Optional Benefit Rider Charges1 (as a percentage of your Contract’s total value unless otherwise stated)

	Declaration Variable Annuity	Patriot Variable Annuity	Revolution Access Variable Annuity	Revolution Extra Variable Annuity	Revolution Value Variable Annuity
Accidental Death Benefit Rider	0.10%	0.10%	Not Offered	Not Offered	Not Offered
Accumulated Value Enhancement (“CARESolutions Plus”) Rider[2] (as a percentage of your initial Purchase Payment)	Not Offered	Not Offered	Maximum: 1.00% Current: 0.40%	Maximum: 1.00% Current: 0.35%	Maximum: 1.00% Current: 0.35%
Earnings Enhancement (“Beneficiary Tax Relief”) Death Benefit Rider	Not Offered	Not Offered	0.25%	0.25%	0.25%
Enhanced “Stepped-Up” Death Benefit Rider	0.15%	0.15%	Not Offered	Not Offered	Not Offered
Enhanced Death Benefit Rider[3]	Not Offered	Not Offered	0.25%	0.25%	0.25%
Guaranteed Retirement Income Benefit Rider[4]	Not Offered	Not Offered	0.30%	0.30%	0.30%
Nursing Home Waiver[4]	0.05%	0.05%	Not Offered	Not Offered	Not Offered
Waiver of Withdrawal Charge (“CARESolutions”) Rider[5]	Not Offered	Not Offered	Not Offered	0.10%	0.10%

[1]	Charges for optional benefit Riders are assessed monthly. The monthly charge is 1/12th of the annual charge shown in this table.
[2]

This Rider is available only if you purchased the Waiver of Withdrawal Charge Rider as well. We do not currently impose the maximum charge shown, but reserve the right to do so on a uniform basis for all Accumulated Value Enhancement Riders issued in the same state.

[3]	In certain states (and for Riders issued prior to May 1, 2002), the rate for Enhanced Death Benefit Rider may be lower than the amount shown.
[4]	This Rider was not available for Contracts issued after April 30, 2004.
[5]	The charge shown is a percentage of that portion of your Contract’s total value attributable to Purchase Payments that are still subject to withdrawal charges.

How can I withdraw money from my Contract?

Surrenders and Withdrawals

Prior to your Contract’s Maturity Date, if the Annuitant is living, you may:

•	surrender your Contract for a cash payment of its “Surrender Value”; or

•	make a withdrawal of a portion of your Surrender Value.

The Surrender Value of a Contract is the Contract Value minus the annual Contract fee and any applicable premium tax. We determine the amount surrendered or withdrawn as of the date we receive your request in Good Order at the Annuities Service Center.

Certain surrenders and withdrawals may result in taxable income to you or other tax consequences as described under “IX. Federal Tax Matters.” Among other things, if you make a full surrender or withdrawal from your Contract before you reach age 59 1/2, a 10% penalty tax (in addition to any income tax due) generally applies to any taxable portion of the withdrawal.

We deduct any withdrawal proportionally from each of your Investment Options based on the value in each, unless you direct otherwise. When you take a withdrawal, we deduct any applicable withdrawal charge as a percentage of the total amount withdrawn. We take any applicable withdrawal charge from the amount remaining in a Contract after we process the amount you request.

We reserve the right to terminate your Contract if the value of your Contract becomes zero. You generally may not make any surrenders or withdrawals once we begin making payments under an Annuity Option. For Declaration and Patriot Variable

Annuities only: if your “free withdrawal value” at any time is less than $100, you must withdraw that amount in full, in a single sum, before you make any other withdrawals.

Your request to surrender your Contract or to make a withdrawal becomes effective at the close of the Business Day in which we receive it in Good Order at the Annuities Service Center. Each Business Day ends at the close of daytime trading for the day on the New York Stock Exchange (usually 4:00 p.m. Eastern Time). If we receive a request, in Good Order, after the close of a Business Day, it will become effective at the end of the next Business Day.

We do not permit you to apply any amount less than your entire Contract Value to the Annuity Options available under your Contract. If you want to use a part of your Contract Value to purchase an immediate annuity contract, you must make a withdrawal request, which is subject to any applicable withdrawal charge. Such a withdrawal may also have tax consequences.

When we receive a withdrawal request in Good Order at our Annuities Service Center, we pay the amount of the withdrawal from the Variable Investment Options promptly, and in any event within seven days of receipt of the request. We reserve the right to defer the right of withdrawal or postpone payments for any period when:

•	the New York Stock Exchange is closed (other than customary weekend and holiday closings);

•	trading on the New York Stock Exchange is restricted;

•

an emergency exists as determined by the SEC, as a result of which disposal of securities held in the Separate Account is not reasonably practicable or it is not reasonably practicable to determine the value of the Separate Account’s net assets;

•	pursuant to SEC rules, the Money Market B Subaccount suspends payment of redemption proceeds in connection with a liquidation of the underlying Portfolio; or

•	the SEC, by order, so permits for the protection of security holders.

Applicable rules and regulations of the SEC shall govern as to whether trading is restricted or an emergency exists.

Impact of Divorce. In the event that you and your Spouse become divorced, we will treat any request to reduce or divide benefits under a Contract as a request for a withdrawal of Contract Value. The transaction may be subject to any applicable tax or withdrawal charge. If you determine to continue the remaining Contract, we will reduce the benefit under any existing optional benefit Rider to the Contract in accordance with its terms.

Tax Considerations. Withdrawals from the Contract may be subject to income tax and a 10% penalty tax (see “IX. Federal Tax Matters”). Withdrawals are permitted from Contracts issued in connection with Section 403(b) Plans only under limited circumstances (see “IX. Federal Tax Matters – Other Qualified Plans”).

Signature Guarantee Requirements for Surrenders and Withdrawals

(Not applicable to Contracts issued in New Jersey)

We may require that you provide a signature guarantee on a surrender or withdrawal request in the following circumstances:

•	you are requesting that we mail the amount withdrawn to an alternate address; or

•	you have changed your address within 30 days of the withdrawal request; or

•	you are requesting a withdrawal in the amount of $250,000 or greater.

We must receive the original signature guarantee on your withdrawal request. We do not accept copies or faxes of a signature guarantee. You may obtain a signature guarantee at most banks, financial institutions or credit unions. A notarized signature is not the same as a signature guarantee and does not satisfy this requirement. There may be circumstances, of which we are not presently aware, in which we would not impose a signature guarantee on a surrender or withdrawal as described above.

Nursing Home Waiver of Withdrawal Charge

(Applicable only to the Declaration and Patriot Variable Annuities)

If you own a Declaration or Patriot Contract, you may have purchased an optional nursing home waiver of withdrawal charge Rider when you applied for your Contract, as permitted by state law. If you purchased this Rider, we will waive the withdrawal charges on any withdrawals, provided all the following conditions apply:

•	You become confined to a nursing home beginning at least 90 days after we issue your Contract.

•	You remain in the nursing home for at least 90 consecutive days and receive skilled nursing care.

•	We receive your request for a withdrawal and adequate proof of confinement no later than 90 days after discharge from the facility.

•	Your confinement is prescribed by a doctor and medically necessary.

At the time of application, you could not purchase this Rider if (1) you were older than 75 years at application or (2) in most states, if you were confined to a nursing home within the two years preceding your application.

Waiver of Withdrawal Charge Rider

(Applicable only to Revolution Extra and Revolution Value Variable Annuities)

If you own a Revolution Extra or Revolution Value Contract, you may have purchased an optional waiver of withdrawal charge Rider when you applied for your Contract, as permitted by state law. The “covered persons” under the Rider are the Owner and the Owner’s Spouse, unless the Owner is a trust. If the Owner is a trust, the “covered persons” are the Annuitant and the Annuitant’s Spouse.

Under this Rider, we will waive withdrawal charges on any withdrawals, if all the following conditions apply to a “covered person”:

•	a covered person becomes confined to a nursing home beginning at least 30 days after we issue your Contract;

•	such covered person remains in the nursing home for at least 90 consecutive days receiving nursing care; and

•	the covered person’s confinement is prescribed by a doctor and medically necessary because of a covered physical or mental impairment.

In addition, depending on your state, the Rider may also provide for a waiver of withdrawal charges if a covered person has been diagnosed with a chronic, critical or terminal illness to the extent so provided in the Rider.

At the time of application, you could not purchase this Rider: (1) if either of the covered persons was older than 74 years at application or (2) in most states, if either of the covered persons was confined to a nursing home within the past two years at application.

There is a charge for this Rider, as set forth in the Fee Tables. This Rider (and the related charges) will terminate on the Contract’s Maturity Date, upon your surrendering the Contract, or upon your written request that we terminate it.

If you purchased this Rider, you and your immediate family may have had access to a national program of eldercare services, including access to a list of long-term care providers who provide special discounts. This benefit is no longer available with the Rider.

You should carefully review the tax considerations for optional benefit Riders under “IX. Federal Tax Matters.” For a more complete description of the terms and conditions of this benefit, you should refer directly to the Rider. We will provide you with a copy on request. In certain marketing materials, this Rider may be referred to as “CARESolutions.”

There are or may be situations other than those described above or elsewhere in the Prospectus (e.g., “Variations in Charges or Rates”), that merit waiver of withdrawal charges, which we may consider on a case-by-case basis.

Systematic Withdrawal Plan

Our optional systematic withdrawal plan enables you to preauthorize periodic withdrawals. If you elect this plan, we withdraw a percentage or dollar amount from your Contract on a monthly, quarterly, semiannual, or annual basis, based upon your instructions. Unless otherwise directed, we deduct the requested amount from each applicable Investment Option in the ratio that the value of each bears to the Contract Value. Each systematic withdrawal is subject to any market value adjustment or withdrawal charge (withdrawal charge not applicable to Revolution Access Variable Annuities) that would apply to an otherwise comparable non-systematic withdrawal. See “How will the value of my investment in the Contract change over time?” and “What fees and charges will be deducted from my Contract?” The same tax consequences that apply to other withdrawals also generally apply.

You may cancel the systematic withdrawal plan at any time.

Telephone Withdrawals

If you complete a separate authorization form, you may make requests to withdraw a portion of your Contract Value by telephone. We reserve the right to impose maximum Withdrawal Amount and procedural requirements regarding this privilege. For additional information regarding telephone procedures, see “IV. Basic Information – Telephone and Electronic Transactions.”

What happens if the Owner or Annuitant dies before my Contract’s Maturity Date?

Death Benefits – In General

The Contracts described in this Prospectus generally provide for distribution of death benefits if you die before a Contract’s Maturity Date. The minimum death benefits provided under the Contracts differ, depending on when you purchased a Contract, our maximum limits on death benefits at that time, the jurisdiction in which we issued a Contract, and the age of the oldest Owner (or Annuitant) on the date of issue. We may pay death benefits in some cases on the Annuitant’s death, instead of the Owner’s death, if the Annuitant predeceases the Owner. In addition, you may have purchased a Contract with an optional death benefit Rider that will enhance the amount of death benefit. You should read your Contract carefully to determine the minimum death benefit and any enhanced death benefit payable during the Accumulation Period.

Distribution Requirements Following Death of Owner

If you did not purchase your Contract under a Qualified Plan, the Code requires that the following distribution provisions apply if you die. We summarize these provisions (and the effect of Spousal continuation) below. If your Contract has joint Owners, these provisions apply upon the death of the first to die.

If you die before annuity payments have begun:

•

if the Contract’s designated Beneficiary is your surviving Spouse, your Spouse may continue the Contract as the new Owner without triggering adverse federal tax consequences. See “X. Other Information – Spouse.” In that case:

¡

under Declaration and Patriot Contracts, we will not pay a death benefit but your Contract Value will equal the death benefit that would have been payable, excluding amounts payable under any optional benefit Riders; and

¡

under Revolution Access, Revolution Extra and Revolution Value Contracts, we will not pay a death benefit but your Contract Value will equal the death benefit that would have been payable, including amounts payable under any optional benefit Riders; and

¡

under Patriot, Declaration, Revolution Access, Revolution Extra and Revolution Value Contracts, any additional amount that we may credit to your Contract will be allocated to the Investment Options in the same ratio as the investment allocations held at the time of death and will not be subject to any future surrender or withdrawal charges. If your Spouse makes any Additional Purchase Payments (and if there are any unliquidated Purchase Payments at the time of your death), however, they will be subject to future surrender or withdrawal charges as provided in your Contract;

•

if the Beneficiary is not your surviving Spouse or if the Beneficiary is your surviving Spouse but chooses not to continue the Contract, the “entire interest” (as discussed below) in a Contract on the date of your death must be:

¡	paid out in full within five years of your death; or

¡	where the Beneficiary is an individual, applied in full towards the purchase of a life annuity on the Beneficiary, with payments commencing within one year of your death.

Your “entire interest” in a Revolution Access, Revolution Extra and Revolution Value Contract, as issued in most states, equals the standard death benefit (or any enhanced death benefit) for the Contract on the date of your death. If an Earnings Enhancement benefit Rider is then in force, the “entire interest” in most states will also include any Earnings Enhancement death benefit amount that may then be payable. Your “entire interest” in a Declaration or Patriot Contract on the date of your death, if you are the last surviving Annuitant as well as the Owner, equals the death benefit that then becomes payable. If you are the Owner of a Declaration or Patriot Contract (or an owner of a Revolution Access, Revolution Extra or Revolution Value Contract in certain states such as IL or MN) but not the last surviving Annuitant, the “entire interest” equals:

•	the Surrender Value if paid out in full within five years of your death; or

•

where the Beneficiary is an individual, your Contract Value applied in full towards the purchase of a life annuity on the Beneficiary, or for a similar benefit payable over a period not extending beyond the life expectancy of the Beneficiary, with payments commencing within one year of your death.

You should review your Contract carefully to determine the “entire interest” that will be distributed upon an Owner’s death.

If you die on or after annuity payments have begun, any remaining amount that we owe must be paid out at least as rapidly as under the method of making annuity payments that is then in use.

We continue to assess the asset-based charges during this period, even though we bear only the expense risk and not any mortality risk (see “IV. Basic Information – What fees and charges will be deducted from my Contract? – Asset-Based Charges”).

The Code imposes very similar distribution requirements on Contracts used to fund Qualified Plans. We provide the required provisions for Qualified Plans in separate disclosures and endorsements.

Death Benefits Following Death of Annuitant

Under Declaration and Patriot Contracts, if the Annuitant dies before your Contract’s date of maturity, we pay a standard death benefit, unless you have elected an enhanced death benefit Rider. Under Revolution Access, Revolution Extra and Revolution Value Contracts, our payment of the “standard” death benefit, and any enhanced death benefits, depends on the form of ownership and whether there is one Annuitant or joint Annuitants:

•	If your Contract is owned by a single natural person and has a single Annuitant, the death benefit is payable on the earlier of the Owner’s death and the Annuitant’s death.

•

If your Contract is owned by a single natural person and has joint Annuitants, the death benefit is payable on the earliest of the Owner’s death (whether or not the Owner is also an Annuitant) and the last Annuitant’s death.

•

If your Contract is owned by joint Owners and has a single Annuitant, the death benefit is payable on the earliest of the first Owner’s death (whether or not the Owner is also an Annuitant) and the Annuitant’s death.

•

If your Contract is owned by joint Owners and has joint Annuitants, the death benefit is payable on the earliest of the first Owner’s death (whether or not the Owner is also an Annuitant) and the last Annuitant’s death.

In certain states, such as IL and MN, the death benefit under Revolution Access, Revolution Extra and Revolution Value Contracts is payable only upon an Annuitant’s death. You should review your Contract carefully to determine when a “standard” death benefit is payable.

If your Patriot, Declaration, Revolution Access, Revolution Extra or Revolution Value Contract has joint Owners, each Owner will automatically be deemed to be the Beneficiary of the other. This means that any death benefit payable upon the death of one Owner will be paid to the other Owner. In that case, any other Beneficiary you have named would receive the death benefit only if neither joint Owner remains alive at the time the death benefit becomes payable.

Standard Death Benefit

The standard death benefit under Declaration, Patriot, Revolution Access, Revolution Extra and Revolution Value Contracts is the greater of:

•	your Contract Value, adjusted by any then-applicable market value adjustment; or

•	the total amount of Purchase Payments made, minus any withdrawals and related withdrawal charges.

Enhanced Death Benefit Riders

We offered several optional death benefit Riders under Declaration, Patriot, Revolution Access, Revolution Extra and Revolution Value Contracts that, depending on state availability and our underwriting rules, were available to you at the time you purchased your Contract. For an extra fee, these optional death benefit Riders could enhance the standard death benefit payable under your Contract, subject to the terms and limitations contained in the Rider.

Under Declaration and Patriot Contracts, we offered a “Stepped-Up” death benefit Rider and an “Accidental Death Benefit” Rider to applicants under age 80 at the time of purchase. Under Revolution Access, Revolution Extra and Revolution Value Contracts, we offered an “enhanced” death benefit Rider if each Owner and each Annuitant was under age 80 at the time of purchase. We also offered an “Earnings Enhancement Death Benefit Rider” to purchasers of Revolution Access, Revolution Extra and Revolution Value Contracts if each Owner and each Annuitant was under age 75 at the time of purchase. The Earnings Enhancement Death Benefit Rider was not available, however, to Contracts issued in connection with Qualified Plans.

We provide a general description of each of these Riders in Appendix C to this Prospectus.

Calculation and Payment of Death Benefit Values

We calculate the death benefit as of the day we receive in Good Order at the Annuities Service Center:

•	proof of death; and

•	the required instructions as to method of settlement.

We will generally pay the death benefit in a “lump sum” under our current administrative procedures to the Beneficiary you chose, unless:

•	the death benefit is payable because of the Owner’s death, the designated Beneficiary is the Owner’s Spouse, and he or she elects to continue the Contract in force; or

•

an optional method of settlement is in effect. If you have not elected an optional method of settlement, the Beneficiary may do so. However, if the death benefit is less than the minimum stated in your Contract (in most states, $5,000), we will pay it in a lump sum, regardless of any election. You can find more information about optional methods of settlement under “Annuity Options.”

Unless you have elected an optional method of settlement, we will pay the death benefit in a single sum to the Beneficiary you chose prior to the date of death. If you have not elected an optional method of settlement, the Beneficiary may do so.

We will pay the death benefit within seven calendar days of the date that we determine the amount of the death benefit, subject to postponement under the same circumstances for which payment of withdrawals may be postponed (see “IV. Basic Information – How can I withdraw money from my Contract?”). Beneficiaries who opt for a lump sum payout of their portion of the death benefit may choose to receive the funds either in a single check or wire transfer or in a John Hancock Safe Access Account (“JHSAA”). Similar to a checking account, the JHSAA provides the Beneficiary access to the payout funds via a checkbook, and account funds earn interest at a variable interest rate. Any interest paid may be taxable. The Beneficiary can obtain the remaining death benefit proceeds in a single sum at any time by cashing one check for the entire amount. Note, however, that a JHSAA is not a true checking account, but is solely a means of distributing the death benefit. The Beneficiary can make only withdrawals, and not deposits. The JHSAA is part of our General Account; it is not a bank account and it is not insured by the FDIC or any other government agency. As part of our General Account, it is subject to the claims of our creditors. We receive a benefit from all amounts left in the JHSAA.

You can find more information about optional methods of settlement under “Annuity Options.”

What other optional benefits may have been available when I purchased a Contract?

(Applicable only to Revolution Access, Revolution Extra and Revolution Value Variable Annuities)

Accumulated Value Enhancement Benefit

If you elected this benefit when you purchased a Contract, we will make a contribution to the Contract Value on a monthly basis if the covered person (who must be an Owner and the Annuitant):

•	is unable to perform at least 2 activities of daily living without human assistance or has a cognitive impairment; and

•	is receiving certain qualified services described in the Rider.

The amount of the contribution (called the “Monthly Benefit”) is shown in the specifications page of the Contract. However, the benefit contains an inflation protection feature that will increase the Monthly Benefit by 5% each year after the 7th Contract Year. The specifications page of the Contract also contains a limit on how much the Contract Value can be increased by this benefit (the “benefit limit”). The Rider must be in effect for 7 years before any increase will occur.

You could only elect this benefit when you applied for the Contract, if it was then available in your state. Under our current administrative rules, the Monthly Benefit (without regard to the inflation protection feature) is equivalent to 1% of your initial Purchase Payment, up to a maximum Purchase Payment of $300,000. We may reduce this $300,000 limit further, however, if you own additional annuity contracts issued by John Hancock USA and its affiliates that provide a similar benefit. The $300,000 limit applies only to the calculation of the Monthly Benefit under the accumulated value enhancement Rider. (See “Limits on Purchase Payments” for a general description of other Purchase Payment limits under the Contract.)

You could not have elected this Rider unless you also elected the waiver of withdrawal charge Rider. There is a monthly charge for this benefit as described in the Fee Tables.

The Rider terminates if the Contract terminates, if the covered person dies, if the benefit limit is reached, if the Owner is the covered person and the ownership of the Contract changes, or if, before annuity payments start, the Contract Value falls below an amount equal to 25% of your initial Purchase Payment. You may cancel the Rider by written notice at any time. The Rider charge terminates when the Rider terminates.

If you choose to continue the Rider after the Contract’s Maturity Date, charges for the Rider will be deducted from annuity payments and any Monthly Benefit for which the covered person qualifies will be added to the next annuity payment.

In certain marketing materials, this Rider may have been referred to as “CARESolutions Plus.”

You should carefully review the tax considerations for optional benefit Riders under “IX. Federal Tax Matters” in this Prospectus.

Guaranteed Retirement Income Benefit

Contracts issued before May 1, 2004 may have been issued with Guaranteed Retirement Income Benefit Rider:

If you elected this benefit, we guarantee the amount of annuity payments you receive, if the following conditions are satisfied:

•	The Maturity Date must be within the 30 day period following a Contract Anniversary.

•

If the Annuitant was age 45 or older on the date of issue, the Contract must have been in effect for at least 10 Contract Years on the Maturity Date and the Maturity Date must be on or after the Annuitant’s 60th birthday and on or before the Annuitant’s 90th birthday.

•

If the Annuitant was less than age 45 on the date of issue, the Contract must have been in effect for at least 15 Contract Years on the Maturity Date and the Maturity Date must be on or before the Annuitant’s 90th birthday.

If your Contract was issued with this Rider, you need not choose to receive the guaranteed income benefit that it provides. Rather, unless and until such time as you exercise your option to receive a guaranteed income benefit under this Rider, you will continue to have the option of exercising any other right or option that you would have under the Contract (including withdrawal and annuity payment options) if the Rider had not been added to it.

If you decided to add this Rider to your Contract, and if you ultimately decide to take advantage of the guaranteed income it provides, we will automatically provide that guaranteed income in the form of fixed payments under our “Option A: Life Annuity with Payments for a Guaranteed Period” described below under “Annuity Options.” The guaranteed period will automatically be a number of years that the Rider specifies, based on the Annuitant’s age at the annuity date and whether your Contract is purchased in connection with a Qualified Plan. (These specified periods range from 5 to 10 years.) You will have no discretion to vary this form of payment if you choose the guaranteed income benefit under this Rider.

We guarantee that the amount you can apply to this Annuity Option to be at least equal to the amount of each Purchase Payment you have paid, accumulated at the rate(s) specified in the Contract, but adjusted for any withdrawals you have taken. The accumulation rates differ between (a) Contract Value allocated to a Fixed Investment Option or Money Market B Investment Option (currently 4%)

and (b) Contract Value allocated to all other Variable Investment Options (currently 5%). Withdrawals reduce the accumulated amount in direct proportion to the percentage of Contract Value that was reduced by the withdrawal (including any withdrawal charges). After a withdrawal, the accumulation rate(s) are only applied to the remaining accumulated amount. If your total Contract Value is higher than the amount we guarantee, we apply the higher amount to the Annuity Option instead of the guaranteed amount.

There is a monthly charge for this Rider as described in the Fee Tables. The Rider (and the related charges) automatically terminates if your Contract is surrendered or the Annuitant dies. After you’ve held your Contract for 10 years, you can terminate the Rider by written request.

Will I receive a Transaction Confirmation?

We will send you a confirmation statement for certain transactions in your Investment Accounts. You should carefully review these transaction confirmations to verify their accuracy. You should immediately report any mistakes to our Annuities Service Center (at the address or phone number shown on the first page of this Prospectus). If you fail to notify our Annuities Service Center of any mistake within 60 days of the delivery of the transaction confirmation, you will be deemed to have ratified the transaction. Please contact the John Hancock Annuities Service Center at the applicable telephone number or Internet address shown on the first page of this Prospectus for more information on electronic transactions.

V. General Information about Us, the Separate Account and the Portfolios

The Company

We are a stock life insurance company originally organized under the laws of Maine on August 20, 1955 by a special act of the Maine legislature. We redomesticated under the laws of Michigan on December 30, 1992. We are authorized to transact life insurance and annuity business in all states (except New York), the District of Columbia, Guam, Puerto Rico and the Virgin Islands. Our principal office is located at 601 Congress Street, Boston, Massachusetts 02210-2805. We also have an Annuities Service Center at 30 Dan Road – Suite 55444, Canton, MA 02021-2809.

Our ultimate parent is Manulife Financial Corporation, a publicly traded company, based in Toronto, Canada. Manulife Financial Corporation is the holding company of The Manufacturers Life Insurance Company and its subsidiaries, collectively known as Manulife Financial. The Company changed its name to John Hancock Life Insurance Company (U.S.A.) on January 1, 2005 following Manulife Financial Corporation’s acquisition of John Hancock Financial Services, Inc.

The Company incurs obligations under the Contract to guarantee certain amounts, and investors must depend on the financial strength of the Company for satisfaction of the Company’s obligations such as the death benefit and fixed Annuity Options. You should be aware that, unlike the Separate Account, the Company’s General Account is not segregated or insulated from the claims of the Company’s creditors. The General Account consists of securities and other investments that may decline in value during periods of adverse market conditions. The Company’s financial statements contained in the SAI include a further discussion of risks inherent within the Company’s General Account investments.

The Separate Account

Effective December 31, 2009, we entered into a merger agreement with John Hancock Life Insurance Company (“JHLICO”) and John Hancock Variable Life Insurance Company (“JHVLICO”) and assumed legal ownership of all of the assets of JHLICO and JHVLICO, including those assets related to the John Hancock Life Insurance Company (U.S.A.) Separate Account T (formerly John Hancock Variable Annuity Account JF). Effective at the time of the merger, we became the depositor of John Hancock Life Insurance Company (U.S.A.) Separate Account T.

Except for the succession of John Hancock USA as the depositor for the Separate Account and to the liabilities and obligations arising under the Contracts, the merger did not affect the Separate Account or any provisions of, any rights and obligations under, or any of your allocations among Investment Options under, the Contracts. We will continue to administer and service inforce Contracts of JHLICO and JHVLICO in all jurisdictions where issued and will assume the direct responsibility for the payment of all claims and benefits and other obligations under these Contracts.

You do not invest directly in the Portfolios made available under the Contract. When you direct or transfer money to a Variable Investment Option, we purchase shares of a corresponding Portfolio through John Hancock Life Insurance Company (U.S.A.) Separate Account T. We hold the Portfolio’s shares in a “Subaccount” (usually with a name similar to that of the corresponding Portfolio).

The Company established John Hancock Life Insurance Company (U.S.A.) Separate Account T under Massachusetts law. The Separate Account’s assets, including the Portfolios’ shares, belong to John Hancock USA. Each Contract provides that amounts we hold in the Separate Account pursuant to the Contract cannot be reached by any other persons who may have claims against the Company.

The income, gains and losses, whether or not realized, from assets of the Separate Account are credited to or charged against the Separate Account without regard to our other income, gains, or losses. Nevertheless, all obligations arising under the Contracts are general corporate obligations of the Company. Assets of our Separate Accounts may not be charged with liabilities arising out of any of our other business.

We reserve the right, subject to compliance with applicable law: to add other Subaccounts; to eliminate existing Subaccounts; or to combine Subaccounts or transfer assets in one Subaccount to another Subaccount that we, or an affiliated company, may establish. We will not eliminate existing Subaccounts or combine Subaccounts without the prior approval of the appropriate state and/or federal regulatory authorities.

We registered the Separate Account with the SEC under the Investment Company Act of 1940, as amended (the “1940 Act”) as a unit investment trust. Registration under the 1940 Act does not involve supervision by the SEC of the management or investment policies or practices of the Separate Account. If we determine that it would be in the best interests of persons having voting rights under the Contracts, the Separate Account may be operated as a management investment company under the 1940 Act or it may be deregistered if 1940 Act registration were no longer required.

The Portfolios

When you select a Variable Investment Option, we invest your money in a Subaccount of our Separate Account and it invests in NAV shares of a corresponding Portfolio of John Hancock Variable Insurance Trust.

The Portfolios in the Separate Account are NOT publicly traded mutual funds. The Portfolios are available to you only as Investment Options in the Contracts or, in some cases, through other variable annuity contracts or variable life insurance policies issued by us or by other life insurance companies. In some cases, the Portfolios also may be available through participation in certain tax-qualified pension, retirement or college savings plans.

Investment Management

The Portfolios’ investment advisers and managers may manage publicly traded mutual funds with similar names and investment objectives. However, the Portfolios are NOT directly related to any publicly traded mutual fund. You should not compare the performance of any Portfolio described in this Prospectus with the performance of a publicly traded mutual fund. The performance of any publicly traded mutual fund could differ substantially from that of any of the Portfolios held in our Separate Account.

In selecting the Portfolios that are available as Investment Options under the Contract, we may establish requirements that are intended, among other things, to mitigate market price and interest rate risk for compatibility with our obligations to pay guarantees and benefits under the Contract. We seek to make available Investment Options that use strategies that are intended to lower potential volatility, including, but not limited to, strategies that: encourage diversification in asset classes and style; combine equity exposure with exposure to fixed income securities; and allow us to effectively and efficiently manage our exposure under the Contracts and optional benefit Riders. The requirements we impose are intended to protect us from loss. They may increase a Portfolio’s transaction costs, and amy otherwise lower the performance and reduce the availability of Investment Options under the Contract.

The John Hancock Variable Insurance Trust is a so-called “series” type mutual fund and is registered under the 1940 Act as an open-end management investment company. John Hancock Variable Insurance Advisor, LLC (“JHVIA LLC”) provides investment advisory services to the John Hancock Variable Insurance Trust and receives investment management fees for doing so. JHVIA LLC pays a portion of its investment management fees to other firms that manage the John Hancock Variable Insurance Trust’s Portfolios (i.e., subadvisers). JHVIA LLC is our affiliate and we indirectly benefit from any investment management fees JHVIA LLC retains.

The John Hancock Variable Insurance Trust has obtained an order from the SEC permitting JHVIA LLC, subject to approval by the Board of Trustees, to change a subadviser for a Portfolio or the fees paid to subadvisers and to enter into new subadvisory agreements from time to time without the expense and delay associated with obtaining shareholder approval of the change. This order does not, however, permit JHVIA LLC to appoint a subadviser that is an affiliate of JHVIA LLC or the John Hancock Variable Insurance Trust (other than by reason of serving as subadviser to a Portfolio) (an “Affiliated Subadviser”) or to change a subadvisory fee of an Affiliated Subadviser without the approval of shareholders.

If shares of a Portfolio are no longer available for investment or in our judgment investment in a Portfolio becomes inappropriate, we may eliminate the shares of a Portfolio and substitute shares of another Portfolio, or of another open-end registered investment company. A substitution may be made with respect to both existing investments and the investment of future Purchase Payments. However, we will make no such substitution without first notifying you and obtaining approval of the SEC (to the extent required by the 1940 Act).

Portfolio Expenses

Fees and expenses of the Portfolios include investment management fees and other operating expenses. The fees and expenses are not fixed or specified under the terms of the Contracts and may vary from year to year. These fees and expenses differ for each Portfolio and reduce the investment return of each Portfolio. Therefore, they also indirectly reduce the return you might earn on any Separate Account Investment Options.

All of the Portfolios are NAV class shares that are not subject to Rule 12b-1 fees. These NAV class shares commenced operations on April 29, 2005. The NAV class shares of a Portfolio are based upon the expense ratios of the Portfolio’s Series I shares for the year ended December 31, 2013, adjusted to reflect the absence of any Rule 12b-1 fee.

The Portfolios pay us or certain of our affiliates compensation for some of the distribution, administrative, shareholder support, marketing and other services we or our affiliates provide to the Portfolios. The amount of this compensation is based on a percentage of the assets of the Portfolios attributable to the variable insurance products that we and our affiliates issue. These percentages may differ from Portfolio to Portfolio and among classes of shares within a Portfolio. Compensation payments may be made by a Portfolio’s investment adviser or its affiliates. None of these compensation payments results in any additional charge to you.

Fund of Funds

The John Hancock Variable Insurance Trust’s Lifestyle Balanced MVP is a “fund of funds” that invests in other underlying mutual funds. Expenses for a fund of funds may be higher than those for other Portfolios because a fund of funds bears its own expenses and indirectly bears its proportionate share of expenses of the underlying portfolios in which it invests. The prospectus for the John Hancock Variable Insurance Trust’s Lifestyle Balanced MVP contains a description of the underlying portfolios for that Portfolio, including expenses of the portfolios, associated investment risks, and deductions from and expenses paid out of the assets of the Portfolio. JHVIA LLC retains QS Investors, LLC to provide direct subadvisory consulting services in its management of the Lifestyle Balanced MVP.

Portfolio Investment Objectives and Strategies

You bear the investment risk of any Portfolio you choose as a Variable Investment Option for your Contract. The following table contains a general description of the Portfolios that we make available under the Contracts. You can find a full description of each Portfolio, including the investment objectives, policies and restrictions of, and the risks relating to, investment in the Portfolio in the prospectus for that Portfolio. You can obtain a copy of a Portfolio’s prospectus, without charge, by contacting us at the Annuities Service Center shown on the first page of this Prospectus. You should read the Portfolio’s prospectus carefully before investing in the corresponding Variable Investment Option.

JOHN HANCOCK VARIABLE INSURANCE TRUST We show the Portfolio’s investment adviser or subadviser (“manager”) in bold above the name of the Portfolio.		Available In:

Davis Selected Advisers, L.P.
Financial Services Trust Series NAV	Seeks growth of capital. To do this, the Portfolio invests at least 80% of its net assets in common stocks of companies that are principally engaged in financial services.	Revolution Access Revolution Extra Revolution Value Patriot Declaration

Declaration Management & Research LLC
Total Bond Market Trust B Series NAV	Seeks to track the performance of the Barclays U.S. Aggregate Bond Index (which represents the U.S. investment grade bond market). To do this, the Portfolio invests at least 80% of its net assets in securities listed in the Barclays U.S. Aggregate Bond Index.	Revolution Access Revolution Extra Revolution Value Patriot

Declaration Management & Research LLC and John Hancock Asset Management a division of Manulife Asset Management (US) LLC[1]
Active Bond Trust Series NAV	Seeks income and capital appreciation. To do this, the Portfolio invests at least 80% of its net assets in a diversified mix of debt securities and instruments with maturity durations of approximately 4 to 6 years. As part of its investment strategy, the Portfolio may invest in mortgage-backed securities to a significant extent.	Revolution Access Revolution Extra Revolution Value Patriot Declaration

Deutsche Investment Management Americas Inc. (“DIMA”)
Real Estate Securities Trust[2] Series NAV	Seeks to achieve a combination of long-term capital appreciation and current income. To do this, the Portfolio invests at least 80% of its net assets in equity securities of real estate investment trusts (“REITs”) and real estate companies.	Revolution Access Revolution Extra Revolution Value Patriot

JOHN HANCOCK VARIABLE INSURANCE TRUST We show the Portfolio’s investment adviser or subadviser (“manager”) in bold above the name of the Portfolio.		Available In:

Jennison Associates LLC
Capital Appreciation Trust Series NAV	Seeks long-term growth of capital. To do this, the Portfolio invests at least 65% of its total assets in equity and equity-related securities of companies that exceed $1 billion in capitalization and are attractively valued and have above-average growth prospects.	Revolution Access Revolution Extra Revolution Value Patriot

John Hancock Asset Management a division of Manulife Asset Management (US) LLC
Fundamental All Cap Core Trust Series NAV	Seeks long-term growth of capital. To do this, the Portfolio invests at least 80% of its net assets in equity securities of highly differentiated companies across the capitalization spectrum with key growth drivers, sustainable cash flow production and high returns on capital.	Revolution Access Revolution Extra Revolution Value Patriot Declaration

Short Term Government Income Trust Series NAV	Seeks a high level of current income consistent with preservation of capital. Maintaining a stable share price is a secondary goal. To do this, the Portfolio invests at least 80% of its net assets in obligations issued or guaranteed by the U.S. government or its agencies, authorities, or instrumentalities. Under normal circumstances, the Portfolio’s effective duration is no more than 3 years.	Revolution Access Revolution Extra Revolution Value Patriot

John Hancock Asset Management a division of Manulife Asset Management (US) LLC
500 Index Trust B Series NAV	Seeks to approximate the aggregate total return of a broad-based U.S. domestic equity market index. To do this, the Portfolio invests at least 80% of its net assets in the common stocks in the S&P 500® Index and securities that as a group will behave in a manner similar to the Index.[3]	Revolution Access Revolution Extra Revolution Value Patriot Declaration

Mid Cap Index Trust Series NAV	Seeks to approximate the aggregate total return of a mid cap U.S. domestic equity market index. To do this, the Portfolio invests at least 80% of its net assets in the common stocks in the S&P MidCap 400® Index[3] and securities that as a group behave in a manner similar to the Index.	Revolution Access Revolution Extra Revolution Value

Money Market Trust B Series NAV

Seeks to obtain maximum current income consistent with preservation of principal and liquidity. To do this, the Portfolio invests in high quality, U.S. dollar denominated money market instruments.

Note: Although the Money Market B Portfolio seeks to preserve the principal value of your investment, it is possible to lose money by investing in this Investment Option. For example, the Money Market B Portfolio could lose money if a security purchased by the Portfolio is downgraded, and the Portfolio must sell the security at less than the original cost of the security. Also, the returns of the Money Market B Subaccount in your Contract may become extremely low or possibly negative whenever the net income earned, if any, by the underlying Money Market B Portfolio is not sufficient to offset the Contract’s expense deductions.

Revolution Access Revolution Extra Revolution Value Patriot Declaration

JOHN HANCOCK VARIABLE INSURANCE TRUST We show the Portfolio’s investment adviser or subadviser (“manager”) in bold above the name of the Portfolio.		Available In:

John Hancock Asset Management (North America) a division of Manulife Asset Management (US) LLC (continued)
Small Cap Index Trust[4] Series NAV	Seeks to approximate the aggregate total return of a small cap U.S. domestic equity market index. To do this, the Portfolio invests at least 80% of its net assets in the common stocks in the Russell 2000® Index[5] and securities that will as a group behave in a manner similar to the Index.	Revolution Access Revolution Extra Revolution Value

Total Stock Market Index Trust Series NAV	Seeks to approximate the aggregate total return of a broad-based U.S. domestic equity market index. To do this, the Portfolio invests at least 80% of its net assets in the common stocks in the Wilshire 5000® Total Market Index[6] and securities that as a group will behave in a manner similar to the Index.	Revolution Access Revolution Extra Revolution Value

John Hancock Asset Management a division of Manulife Asset Management (US) LLC and John Hancock Asset Management a division of Manulife Asset Management (North America) Limited
Lifestyle Balanced MVP Series NAV	Seeks growth of capital and current income while seeking to both manage the volatility of return and limit the magnitude of Portfolio losses. The Portfolio seeks to limit the volatility of returns to a range of 8.25% to 10.25%. The Portfolio is a fund of funds and invests primarily in underlying portfolios that invest primarily in equity securities and underlying portfolios that invest primarily in fixed-income securities. The Portfolio’s risk management strategy may cause the Portfolio’s economic exposure to equity securities, fixed-income securities and cash and cash equivalents to fluctuate and during extreme market volatility, the Portfolio’s economic exposure to either equity securities or fixed-income securities could be reduced to 0% and its economic exposure to cash and cash equivalents could increase to 100%. The subadvisor normally will seek to limit the Portfolio’s exposure to equity securities (either directly or through investment in underlying portfolios or derivatives) to no more than 55%.	Revolution Access Revolution Extra Revolution Value Patriot

Pacific Investment Management Company LLC
Global Bond Trust Series NAV	Seeks maximum total return, consistent with preservation of capital and prudent investment management. To do this, the Portfolio invests at least 80% of its net assets in fixed-income instruments that are economically tied to at least three countries (one of which may be the U.S.), which may be represented by futures contracts and options on such securities.	Revolution Access Revolution Extra Revolution Value Patriot

Total Return Trust Series NAV	Seeks maximum total return, consistent with preservation of capital and prudent investment management. To do this, the Portfolio invests at least 65% of its total assets in a diversified portfolio of fixed-income instruments of varying maturities, which may be represented by forwards or derivatives.	Revolution Access Revolution Extra Revolution Value

SSgA Funds Management, Inc.
International Equity Index Trust B Series NAV	Seeks to track the performance of a broad-based equity index of foreign companies primarily in developed countries and, to a lesser extent, in emerging markets. To do this, the Portfolio invests at least 80% of its assets in securities listed in the Morgan Stanley Capital International All Country World Excluding U.S. Index,[7] or American Depository Receipts or Global Depository Receipts representing such securities.	Revolution Access Revolution Extra Revolution Value Patriot

JOHN HANCOCK VARIABLE INSURANCE TRUST We show the Portfolio’s investment adviser or subadviser (“manager”) in bold above the name of the Portfolio.		Available In:

T. Rowe Price Associates, Inc.
Blue Chip Growth Trust Series NAV	Seeks to provide long-term growth of capital. Current income is a secondary objective. To do this, the Portfolio invests at least 80% of its net assets in the common stocks of large and medium-sized blue chip growth companies that are well established in their industries and have the potential for above-average earnings growth.	Revolution Access Revolution Extra Revolution Value Patriot

Equity-Income Trust Series NAV	Seeks to provide substantial dividend income and also long-term growth of capital. To do this, the Portfolio invests at least 80% of its net assets in equity securities, with at least 65% in common stocks of well-established companies paying above-average dividends.	Revolution Access Revolution Extra Revolution Value Patriot

Health Sciences Trust Series NAV	Seeks long-term capital appreciation. To do this, the Portfolio invests at least 80% of its net assets in common stocks of companies engaged in the research, development, production, or distribution of products or services related to health care, medicine, or the life sciences.	Revolution Access Revolution Extra Revolution Value

Mid Value Trust Series NAV	Seek long-term capital appreciation. To do this, the Portfolio invests at least 80% of its net assets in companies with market capitalizations that are within the S&P Midcap 400® Index[3] or the Russell Midcap® Value Index.[5]	Revolution Access Revolution Extra Revolution Value Patriot

Templeton Investment Counsel, LLC
International Value Trust[8] Series NAV	Seeks long-term growth of capital. To do this, the Portfolio invests at least 85% of its net assets in foreign (non-U.S.) equity securities.	Revolution Access Revolution Extra Revolution Value Patriot Declaration

Wellington Management Company, LLP
Mid Cap Stock Trust Series NAV	Seeks long-term growth of capital. To do this, the Portfolio invests at least 80% of its net assets in equity securities of medium-sized companies with significant capital appreciation potential.	Revolution Access Revolution Extra Revolution Value

Small Cap Growth Trust Series NAV	Seeks long-term capital appreciation. To do this, the Portfolio invests at least 80% of its net assets in small-cap companies that are believed to offer above-average potential for growth in revenues and earnings.	Revolution Access Revolution Extra Revolution Value Patriot Declaration

Small Cap Value Trust Series NAV	Seeks long-term capital appreciation. To do this, the Portfolio invests at least 80% of its net assets in small-cap companies that are believed to be undervalued.	Revolution Access Revolution Extra Revolution Value

Western Asset Management Company
High Yield Trust[9] Series NAV	Seeks to realize an above-average total return over a market cycle of three to five years, consistent with reasonable risk. To do this, the Portfolio invests at least 80% of its net assets in high yield securities, including corporate bonds, preferred stocks, U.S. government and foreign securities, mortgage-backed securities, loan assignments or participations, and convertible securities.	Revolution Access Revolution Extra Revolution Value Patriot

[1]

The Active Bond Trust is subadvised by Declaration Management & Research LLC and MFC Global Investment Management (U.S.), LLC., with each subadviser subadvising approximately one half of the assets of the Portfolio. Since the Portfolio is only rebalanced periodically, the actual percentage of the Portfolio managed by each subadviser will vary.

[2]	RREEF America L.L.C. provides sub-subadvisory services to DIMA in its management of the All Cap Core Trust and the Real Estate Securities Trust.
[3]

“Standard & Poor’s,” “S&P 500,” and “S&P MidCap 400” are trademarks of The McGraw-Hill Companies, Inc. None of the Index Trusts are sponsored, endorsed, managed, advised, sold or promoted by any of these companies, and none of these companies make any representation regarding the advisability of investing in the Trust. As of February 28, 2014, the market capitalizations of companies included in the S&P 500® Index ranged from $3.1 billion to $473.5 billion, and as of February 28, 2014, the market capitalizations of companies included in the S&P MidCap 400® Index ranged from $1 billion to $16.5 billion.

[4]	The Small Cap Index Trust is not available for Contracts issued after April 30, 2003.
[5]

“Russell 3000,” “Russell 2000,” “Russell 1000” and “Russell Midcap Value” are trademarks of Frank Russell Company. None of the Index Trusts are sponsored, endorsed, managed, advised, sold or promoted by the Frank Russell Company, nor does Frank Russell Company make any representation regarding the advisability of investing in the Trust. As of February 28, 2014, the market capitalizations of companies included in the Russell 3000® Index ranged from less than $1 million to $494 billion, and the Russell 2000® Index ranged from less than $1 million to $7.9 billion. As of February 28, 2014, the lowest market capitalization of companies included in the Russell 1000® Value Index was $1 billion, and as of February 28, 2014, the market capitalizations of companies included in the Russell Midcap® Value” Index ranged from $1 billion to $28.4 billion.

[6]

“Wilshire 5000” is a trademark of Wilshire Associates. None of the Index Trusts are sponsored, endorsed, managed, advised, sold or promoted by Wilshire Associates, nor does Wilshire Associates make any representation regarding the advisability of investing in the Trust. As of February 28, 2014, the market capitalizations of companies included in the Wilshire 5000® Total Market Index ranged from less than $1.0 million to $473.5 billion.

[7]

“MSCI All Country World ex-USA Index” is a service mark of Morgan Stanley Capital International Inc. and its affiliates (“MSCI”). None of the Index Trusts are sponsored, endorsed, managed, advised, sold or promoted by MSCI, nor does MSCI make any representation regarding the advisability of investing in the Trust. As of February 28, 2014, the market capitalization range of the Index was $847 million to $262 billion.

[8]	The International Value Trust is sub-subadvised by Templeton Global Advisors Limited under an agreement with Templeton Investment Counsel, LLC.
[9]	High Yield Trust is sub-subadvised by Western Asset Management Company Limited.

VI. Information About Fixed Investment Options

In General

All of John Hancock USA’s general assets (discussed above) support its obligations under the Fixed Investment Options (as well as all of its other obligations and liabilities). To hold the assets that support primarily the Fixed Investment Options, we have established a “non-unitized” separate account. With a non-unitized separate account, you have no interest in or preferential claim on any of the assets held in the account. The investments we purchase with amounts you allocated to the Fixed Investment Options belong to us; any favorable investment performance on the assets allocated to the Fixed Investment Options belongs to us. Instead, you earn interest at the guaranteed interest rate of the Fixed Investment Option you selected, provided that you don’t surrender, transfer, or withdraw your assets prior to the end of your selected Fixed Investment Option.

Because of exemptive and exclusionary provisions, interests in the Fixed Investment Options have not been registered under the Securities Act of 1933, and our non-unitized separate account has not been registered as an investment company under the Investment Company Act of 1940. Accordingly, neither the General Account nor any of its assets are subject to the provision of these acts. We have been advised that the SEC staff has not reviewed the disclosure in this Prospectus relating to the Fixed Investment Options. Disclosure regarding the Fixed Investment Options is, however, subject to certain generally-applicable provisions of the federal securities laws relating to accuracy and completeness of statements made in prospectuses.

How the Fixed Investment Options Work

Amounts you allocate to the Fixed Investment Options earn interest at a guaranteed rate commencing with the date of allocation. At the expiration of the Fixed Investment Option, we will automatically transfer its total value to a Money Market B Variable Investment Option under your Contract, unless you elect to:

•	withdraw all or a portion of any such amount from the Contract;

•	allocate all or a portion of such amount to a new Fixed Investment Option or periods of the same or different duration as the expiring Fixed Investment Option; or

•	allocate all or a portion of such amount to one or more of the Variable Investment Options.

You must notify us of any such election, by mailing a request to us at the Annuities Service Center at least 30 days prior to the end of the expiring Fixed Investment Option. We will notify you of the end of the Fixed Investment Option at least 30 days prior to its expiration. The first day of the new Fixed Investment Option or other reallocation will begin the day after the end of the expiring Fixed Investment Option.

We currently make available Fixed Investment Options with durations of five years. For Contracts issued before September 30, 2002, however, we may permit you to select different durations. If you select any Fixed Investment Option with a duration that extends beyond your Contract’s Maturity Date, your Maturity Date will automatically be changed to the Annuitant’s 95th birthday (or a later date, if we approve). We reserve the right to add or delete Fixed Investment Options for new allocations to or from those that are available at any time.

Guaranteed Interest Rates

Each Fixed Investment Option has its own guaranteed interest rate. We may, at our discretion, change the guaranteed rate for future Fixed Investment Options. These changes will not affect the guaranteed rates being paid on Fixed Investment Options that have already commenced. Each time you allocate or transfer money to a Fixed Investment Option, a new Fixed Investment Option, with a new interest rate, begins to run with respect to that amount. The amount allocated or transferred earns a guaranteed rate that will continue unchanged until the end of that period.

We make the final determination of guaranteed rates and Fixed Investment Options to be declared. We cannot predict or assure the level of any future guaranteed rates or the availability of any future Fixed Investment Options.

You may obtain information concerning the guaranteed rates applicable to the various Fixed Investment Options, and the durations of the Fixed Investment Options offered at any time by calling the Annuities Service Center.

Calculation of Market Value Adjustment (“MVA”)

If you withdraw, surrender, transfer, or otherwise remove money from a Fixed Investment Option prior to its expiration date, we will apply a market value adjustment.

A market value adjustment also generally applies to:

•	death benefits pursuant to your Contract;

•	amounts you apply to an Annuity Option; and

•	amounts paid in a single sum in lieu of an annuity.

The market value adjustment increases or decreases your remaining value in the Fixed Investment Option. If the value in that Fixed Investment Option is insufficient to pay any negative MVA, we will deduct any excess from the value in your other Investment Options pro rata based on the value in each. If there is insufficient value in your other Investment Options, we will in no event pay out more than the Surrender Value of the Contract.

Here is how the MVA works:

We compare:

•	the guaranteed rate of the Fixed Investment Option from which the assets are being taken;

with:

•	the guaranteed rate we are currently offering for Fixed Investment Options of the same duration as remains on the Fixed Investment Option from which the assets are being taken.

If the first rate exceeds the second by more than  1/2%, the market value adjustment produces an increase in your Contract’s value.

If the first rate does not exceed the second by at least  1/2%, the market value adjustment produces a decrease in your Contract’s value.

For this purpose, we consider that the amount withdrawn from the Fixed Investment Option includes the amount of any negative MVA and is reduced by the amount of any positive MVA.

The mathematical formula and sample calculations for the MVA appear in Appendix A.

What Additional Guarantee Applies to the Fixed Investment Options Under My Contract?

John Hancock USA’s ultimate parent, Manulife Financial Corporation (“MFC”), has guaranteed John Hancock USA’s obligations with respect to any Fixed Investment Options you elect (the “MFC Subordinated Guarantee”). The MFC Subordinated Guarantee will apply unless and until we notify you otherwise. If we give you such notice, however, the MFC Subordinated Guarantee would remain in effect for all Guarantee Periods under the Fixed Investment Options that had already started, and would be inapplicable only to Guarantee Periods starting after the date of such notice. The MFC Subordinated Guarantee does not relieve John Hancock USA of any obligations under your Contract — it is in addition to all of the rights and benefits that the Contract provides. There is no charge or cost to you for the MFC Subordinated Guarantee, and there are no disadvantages to you of having this additional guarantee.

Under the rules of the United States Securities and Exchange Commission (“SEC”), the MFC Subordinated Guarantee exempts us from the obligation to file with the SEC annual, quarterly and current reports on Form 10-K, Form 10-Q and Form 8-K, respectively, and thereby saves us the expense of being an SEC reporting company. MFC, the company that is providing the MFC Subordinated Guarantee, is the ultimate parent of all of the companies in the John Hancock group of companies, including John Hancock USA. MFC is a company organized under the laws of Canada and its common shares are listed principally on the Toronto Stock Exchange and the New York Stock Exchange. MFC files with the SEC annual reports on Form 40-F and other reports on Form 6-K. The financial results of John Hancock USA are included in MFC’s consolidated financial statements in a footnote containing condensed consolidating financial information with separate columns for MFC, John Hancock USA and other subsidiaries of MFC, together with consolidating adjustments.

What are the terms of the MFC subordinated guarantee? MFC guarantees your full interest in any Fixed Investment Option. This means that, if John Hancock USA fails to honor any valid request to surrender, transfer, or withdraw any amount from a Guarantee Period, or fails to allocate amounts from a Fixed Investment Option to an Annuity Option when it is obligated to do so, MFC guarantees the full amount that you would have received, or value that you would have been credited with, had John Hancock USA fully met its obligations under your Contract with respect to such Fixed Investment Option. If John Hancock USA fails to pay any amount that becomes payable under the Contract upon the death of an Owner or Annuitant, MFC guarantees the unpaid amount, up to the Contract Value in any Fixed Investment Option on the date of death, increased by any accrued but uncredited interest attributable thereto and increased by any upward market value adjustment that would have been payable upon any surrender of the Contract at that time (but not decreased by any negative market value adjustment). There is no charge or cost to you for receiving the MFC Subordinated Guarantee. If John Hancock USA fails to make payment when due of any amount that is guaranteed by MFC, you could directly request MFC to satisfy John Hancock USA’s obligation, and MFC must do so. You would not have to make any other demands on John Hancock USA as a precondition to making a claim against MFC under the MFC Subordinated Guarantee.

The MFC Subordinated Guarantee constitutes an unsecured obligation of MFC as guarantor, and is subordinated in right of payment to the prior payment in full of all other obligations of MFC, except for other guarantees or obligations of MFC which by their terms are designated as ranking equally in right of payment with or subordinated to the MFC Subordinated Guarantee, and effectively rank senior to MFC’s preferred and common shares. As a result, in the event of MFC’s bankruptcy, liquidation, dissolution, winding-up or reorganization or upon acceleration of any series of debt securities due to an event also triggering payment obligations on other debt, MFC’s assets will be available to pay its obligations on the MFC Subordinated Guarantee only after all secured indebtedness and other indebtedness senior to the MFC Subordinated Guarantee has been paid in full. There may not be sufficient assets remaining to pay amounts due on all or any portion of the MFC Subordinated Guarantee.

The MFC Subordinated Guarantee will be governed by the laws of the Commonwealth of Massachusetts. The MFC Subordinated Guarantee will provide that any claim or proceeding brought by a holder of the Contract (“Holder”) to enforce the obligations of MFC, as guarantor, may be brought in a court of competent jurisdiction in the City of Boston, Commonwealth of Massachusetts, and that MFC submits to the non-exclusive jurisdiction of such courts in connection with such action or proceeding. MFC has designated John Hancock USA as its authorized agent upon whom process may be served in any legal action or proceeding against MFC arising out of or in connection with the MFC Subordinated Guarantee. All payments on the Contracts offered by this Prospectus by MFC under the MFC Subordinated Guarantee will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Government of Canada, or any province, territory or political subdivision thereof, or any authority therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges by MFC is required by law or by the administration or interpretation of such law. In the event of any withholding or deduction, MFC will pay such additional amounts as may be necessary in order that the net amounts received by the Holders after such withholding or deduction shall equal the respective amounts under such Contracts which would have been receivable in respect of those Contracts in the absence of such withholding or deduction (“Guarantor Additional Amounts”), except as described herein and except that no such Guarantor Additional Amounts shall be payable with respect to any Contract offered by this Prospectus:

(a)	(i) by reason of the Holder’s being a person with whom John Hancock USA or MFC is not dealing at arm’s length for the purposes of the Income Tax Act (Canada), or (ii) by reason of his having a connection with Canada or any province or territory thereof other than the mere holding, use or ownership or deemed holding, use or ownership of such Contract;

(b)	by reason of the Holder’s being liable for or subject to such withholding or deduction because of the Holder’s failure to make a claim for exemption to the relevant tax authority; or

(c)	more than 10 days after the Relevant Date (as defined below) except to the extent that the Holder would have been entitled to Guarantor Additional Amounts on presenting the same for payment on the last day of such period of 10 days.

As used herein “Relevant Date” shall mean the date on which such payment first becomes due.

How can I find additional information about MFC? MFC is subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended, and, in accordance with that Act, files reports and other information with the SEC. Under a multijurisdictional disclosure system adopted by the United States and Canada, these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States.

You may read and copy any reports, statements or other information filed by MFC (Registrant 001-14942) at the SEC’s Public Reference Room, Station Place, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You can also inspect reports, proxy statements and other information about MFC at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

You may also obtain copies of this information by mail from the Public Reference Section of the SEC, Station Place, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates, or from commercial document retrieval services.

The SEC maintains a website that contains reports, proxy statements and other information, including those filed by MFC, at http://www.sec.gov. You may also access the SEC filings and obtain other information about MFC through the website maintained by MFC, which is http://www.manulife.com. The information contained in, or accessible through, MFC’s website is not incorporated by reference into this Prospectus.

MFC and John Hancock USA filed a joint registration statement on Form F-3 (the “Registration Statement”) relating to the Contracts offered by this Prospectus with the SEC under the Securities Act of 1933, as amended. This Prospectus is a part of that Registration Statement. As permitted by SEC rules, this Prospectus does not contain all the information you can find in the Registration Statement. The SEC allows MFC to “incorporate by reference” information into this Prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. For more information about the Contracts and us, you may obtain a copy of the Registration Statement in the manner set forth in the preceding paragraphs.

The information incorporated by reference is deemed to be part of this Prospectus, except for any information superseded by information in this Prospectus. These documents contain important information about the companies and their financial condition.

MFC incorporates by reference the documents listed below, which were filed with the SEC:

(a)	MFC’s Annual Report on Form 40-F for the year ended December 31, 2013, as filed on February 26, 2014 and as amended and filed on Form 40-F/A on March 21, 2014, other than the section of the Annual Information Form entitled “Ratings”;

(b)	Exhibit 99.3 to MFC’s Report of Foreign Issuer on Form 6-K filed on March 21, 2014, other than the sections entitled “Report of the Management Resources and Compensation Committee” and “Performance Graph”;

(c)	MFC’s Annual Report on Form 40-F for the year ended December 31, 2012, as filed on March 15, 2013 and as amended and filed on Form 40-F/A on March 22, 2013, other than the section of the Annual Information Form entitled “Ratings”;

(d)	Exhibit 99.3 to MFC’s Report of Foreign Issuer on Form 6-K filed on March 22, 2013, other than the sections entitled “Report of the Management Resources and Compensation Committee” and “Performance Graph”;

(e)	MFC’s Annual Report on Form 40-F for the year ended December 31, 2011, as filed on March 16, 2012 and as amended and filed on Form 40-F/A on March 23, 2012, other than the section of the Annual Information Form entitled “Ratings”;

(f)	Exhibit 99.3 to MFC’s Report of Foreign Issuer on Form 6-K filed on March 23, 2012, other than the sections entitled “Report of the Management Resources and Compensation Committee” and “Performance Graph”;

(g)	MFC’s Annual Report on Form 40-F for the year ended December 31, 2010, as filed on March 18, 2011 and as amended and filed on Form 40-F/A on March 25, 2011, other than the section of the Annual Information Form entitled “Ratings;

(h)	Exhibit 99.3 to MFC’s Report of Foreign Issuer on Form 6-K filed on March 25, 2011, other than the sections entitled “Report of the Management Resources and Compensation Committee,” “Performance Graph” and “Supplemental Shareholder Return”;

(i)	MFC’s Reports of Foreign Issuer on Form 6-K filed on April 14, May 13, July 18, July 25, August 12, November 10, 2011; and March 16, May 10, November 13, November 27, December 4, and December 4, 2012”;

(j)	MFC’s Management’s Discussion and Analysis and Unaudited Interim Consolidated Financial Statements for the quarter ended September 30, 2010 included on pages 7 to 32 and 33 to 77, respectively, of MFC’s 2010 Third Quarter Report to Shareholders filed with MFC’s Reports of Foreign Private Issuer as Exhibit 99.1 on Form 6-K, filed November 12, 2010;

(k)	MFC’s Management’s Discussion and Analysis and Unaudited Interim Consolidated Financial Statements for the quarter ended June 30, 2010 included on pages 9 to 36 and 37 to 84, respectively, of MFC’s 2010 Second Quarter Report to Shareholders filed with MFC’s Report of Foreign Private Issuer as Exhibit 99.1 on Form 6-K, filed August 12, 2010;

(l)	MFC’s Management’s Discussion and Analysis and Unaudited Interim Consolidated Financial Statements for the quarter ended March 31, 2010 included on pages 6 to 23 and 24 to 62, respectively, of MFC’s 2010 First Quarter Report to Shareholders filed with MFC’s Report of Foreign Private Issuer as Exhibit 99.1 on Form 6-K, filed May 12, 2010;

(m)	MFC’s Report of Foreign Issuer on Form 6-K filed March 29, 2010;

(n)	MFC’s Report of Foreign Issuer on Form 6-K filed March 26, 2010, other than the sections of the Notice of Annual Meeting and Proxy Circular entitled “Report of the Management Resources and Compensation Committee,” “Performance Graph” and “Supplemental Shareholder Return” and other than the consolidated financial statements as at, and for the years then ended December 31, 2009 and 2008; and

(o)	MFC’s Annual Report on Form 40-F for the year ended December 31, 2009, as filed on March 19, 2010 and as amended and filed on Form 40-F/A on March 29, 2010, other than the section of the Annual Information Form entitled “Ratings.”

Copies of the documents incorporated in this Prospectus by reference may be obtained upon written or oral request without charge from:

Manulife Financial Corporation

ATTN: Corporate Secretary

200 Bloor Street East, NT-10

Toronto, Ontario Canada M4W 1E5

Telephone: (416) 926-3000

Any annual reports on Form 20-F, Form 40-F or Form 10-K, any reports on Form 10-Q or Form 8-K, other than current reports furnished to the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K, and any Form 6-K specifying that it is being incorporated by reference in this Prospectus to the extent expressly provided on such report, as well as all Prospectus supplements disclosing additional or updated information, filed by MFC with the SEC subsequent to the date of this Prospectus shall be deemed to be incorporated by reference into this Prospectus except that any section of any annual information form entitled “Ratings” or another similar caption shall not be deemed to be incorporated by reference into this Prospectus and the Registration Statements of which this Prospectus forms a part.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such prior statement. Any statement or document so modified or superseded shall not, except to the extent so modified or superseded, be incorporated by reference and constitute a part of this Prospectus.

You should rely on the information contained in or incorporated by reference in this Prospectus or any applicable Prospectus supplement and on the other information included in the Registration Statement of which this Prospectus forms a part. We have not authorized anyone to provide you with different or additional information. We are not making an offer of the MFC guarantees covered by this Prospectus in any jurisdiction where the offer is not permitted by law.

VII. The Accumulation Period

Your Value in the Variable Investment Options

Each Purchase Payment or transfer that you allocate to a Variable Investment Option purchases accumulation units of that Variable Investment Option. Similarly, each withdrawal or transfer that you take from a Variable Investment Option (as well as certain charges that may be allocated to that option) results in a cancellation of such accumulation units.

Valuation of Accumulation Units

To determine the number of accumulation units that a specific transaction will purchase or cancel, we use the following formula:

dollar amount of transaction divided by value of one accumulation unit for the applicable Variable Investment Option at the time of such transaction

The value of each accumulation unit will change daily depending upon the investment performance of the Portfolio that corresponds to that Variable Investment Option and certain charges we deduct from such Investment Option. (See below under “Variable Investment Option Valuation Procedures.”)

Therefore, at any time prior to the Maturity Date, the portion of the Contract Value in a Variable Investment Option can be computed according to the following formula:

number of accumulation units in the applicable Variable Investment Option multiplied by value of one accumulation unit for the Variable Investment Option at that time

Variable Investment Option Valuation Procedures

We compute the net investment return and accumulation unit values for each Variable Investment Option as of the end of each Business Day. On any date other than a Business Day, the accumulation unit value will be the same as the value at the close of the next following Business Day.

Your Value in the Fixed Investment Options

On any date, the total value of your Contract in a Fixed Investment Option equals:

•	the amount of Purchase Payments or transferred amounts allocated to the Fixed Investment Option, minus

•	the amount of any withdrawals or transfers paid out of the Fixed Investment Option, minus

•	the amount of any negative market value adjustments resulting from such withdrawals or transfers, plus

•	the amount of any positive market value adjustments resulting from such withdrawals and transfers, minus

•	the amount of any charges and fees deducted from that Fixed Investment Option, plus

•	interest compounded daily on any amounts in the Fixed Investment Option from time to time at the effective annual rate of interest we have declared for that Fixed Investment Option.

VIII. The Annuity Period

Annuity payments are made to the Annuitant, if still living. If more than one Annuitant is living at the Maturity Date, the payments are made to the younger co-Annuitant.

Maturity Date

Your Contract specifies the Maturity Date, when payments from one of our Annuity Options are scheduled to begin. You initially chose a Maturity Date when you completed your application for a Contract. Unless we otherwise permit, the Maturity Date must be:

•	at least 6 months after the date the first Purchase Payment is applied to your Contract; and

•	no later than the maximum age specified in your Contract (normally age 95).

Subject always to these requirements, you may subsequently select an earlier Maturity Date or a later date, so long as it is not more than 5 years after the original Maturity Date. Maturity Dates which occur when the Annuitant is at an advanced age, e.g., past age 90, may have adverse income tax consequences. Also, if you are selecting or changing your Maturity Date for a Contract issued under a Qualified Plan, special limits apply (see “IX. Federal Tax Matters”). The Annuities Service Center must receive your new selection at least 31 days prior to the new Maturity Date.

Notice of Maturity Date. Under our current administrative procedures, we will send you one or more notices at least 30 days before your scheduled Maturity Date and request that you verify information we currently have on file. If you fail to verify this information, or if you do not choose an Annuity Option, do not make a total withdrawal of the Surrender Value, or do not ask us to change the Maturity Date to a later date, we will provide as a default Annuity Option A – a life annuity with monthly payments guaranteed for ten years, as described in “Annuity Options” below.

Choosing Fixed or Variable Annuity Payments

During the Annuity Period, the total value of your Contract must be allocated to no more than four Investment Options. During the Annuity Period, we do not offer the Fixed Investment Options. Instead, we offer annuity payments on a fixed basis as one Investment Option, and annuity payments on a variable basis for each Variable Investment Option.

We generally apply (1) amounts allocated to the Fixed Investment Options as of the Maturity Date to provide annuity payments on a fixed basis and (2) amounts allocated to Variable Investment Options to provide annuity payments on a variable basis. If you are using more than four Investment Options on the Maturity Date, we divide your Contract Value pro rata among the four Investment Options with the largest values (considering all Fixed Investment Options as a single option), based on the amount of the total value of your Contract that you have in each.

We make a market value adjustment to any remaining Fixed Investment Option amounts on the Maturity Date before we apply such amounts to an Annuity Option. We also deduct any premium tax charge.

Once annuity payments commence, you may not make transfers from fixed to variable or from variable to fixed.

Selecting an Annuity Option

Each Contract provides, at the time of its issuance, for annuity payments to commence on the Maturity Date pursuant to Option A: “Life Annuity with Payments for a Guaranteed Period” for a 10 year period (discussed under “Annuity Options”).

Prior to the Maturity Date, you may select a different Annuity Option. However, if your Contract Value on the Maturity Date is less than $5,000, you may only select Option A: “Life Annuity with Payments for a Guaranteed Period” for the 10 year period as an Annuity Option, regardless of any other election that you have made. You may not change the form of Annuity Option once payments commence.

If the initial monthly payment under an Annuity Option would be less than $50, we may make a single sum payment equal to the total Surrender Value of your Contract on the date the initial payment would be payable. Such single payment would replace all other benefits. Alternatively, if you agree, we will make payments at quarterly, semi-annual, or annual intervals in place of monthly payments.

Subject to that $50 minimum limitation, your Beneficiary may elect an Annuity Option if:

•	you have not made an election prior to the Annuitant’s death;

•	the Beneficiary is entitled to payment of a death benefit of at least $5,000 in a single sum; and

•	the Beneficiary notifies us of the election prior to the date the proceeds become payable.

Variable Monthly Annuity Payments

During the Annuity Period, the Contract Value must be allocated to no more than four Investment Options. During the Annuity Period, we offer annuity payments on a variable basis for each Variable Investment Option. If you are using more than four Investment Options on the Maturity Date, under a deferred Contract, we will divide your Contract Value (after deducting any premium tax charge that was not deducted from Purchase Payments) among the four Investment Options with the largest values, pro rata based on the amount of the Contract Value that you have in each.

We determine the amount of the first variable monthly payment under any Variable Investment Option by using the applicable annuity purchase rate for the Annuity Option under which the payment will be made. The Contract sets forth these annuity purchase rates. In most cases they vary by the age and gender of the Annuitant or other payee.

The amount of each subsequent Variable Annuity payment under that Variable Investment Option depends upon the investment performance of that Variable Investment Option.

Here’s how it works:

•

We calculate the actual net investment return of the Variable Investment Option (after deducting all charges) during the period between the dates for determining the current and immediately previous monthly payments.

•	If that actual net investment return exceeds the “assumed investment rate” (explained below), the current monthly payment will be larger than the previous one.

•	If the actual net investment return is less than the assumed investment rate, the current monthly payment will be smaller than the previous one.

Variable Investment Option Valuation Procedures

We compute the net investment return and Annuity Unit values for each Variable Investment Option as of the end of each Business Day. On any date other than a Business Day, the Annuity Unit value will be the same as the value at the close of the next following Business Day.

Assumed Investment Rate

The assumed investment rate for any variable portion of your annuity payments will be 3 1/2% per year, except as follows.

You may elect an assumed investment rate of 5% or 6%, provided such a rate is available in your state. If you elect a higher assumed investment rate, your initial Variable Annuity payment will also be higher. Eventually, however, the monthly Variable Annuity payments may be smaller than if you had elected a lower assumed investment rate.

Transfers During the Annuity Period

Some transfers are permitted during the Annuity Period, but subject to different limitations than during the Accumulation Period. Once annuity payments on a variable basis have begun, you may transfer all or part of the investment upon which those payments are based from one Subaccount to another. You must submit your transfer request to the Annuities Service Center at least 30 days before the due date of the first annuity payment to which your transfer will apply. Transfers after the Maturity Date will be made by converting the number of Annuity Units being transferred to the number of Annuity Units of the Subaccount to which the transfer is made, so that the next annuity payment if it were made at that time would be the same amount that it would have been without the transfer. Thereafter, annuity payments will reflect changes in the value of the Annuity Units for the new Subaccount selected. Once annuity payments begin, no transfers may be made from payments on a fixed basis to payments on a variable basis or from payments on a variable basis to payments on a fixed basis. In addition, we reserve the right to defer the transfer privilege at any time that we are unable to purchase or redeem shares of a Portfolio. We also reserve the right to modify or terminate the transfer privilege at any time in accordance with applicable law.

Fixed Monthly Annuity Payments

The dollar amount of each fixed monthly annuity payment is specified during the entire period of annuity payments, according to the provisions of the Annuity Option selected. To determine such dollar amounts we first, in accordance with the procedures described above, calculate the amount to be applied to the Fixed Annuity Option as of the Maturity Date. We then subtract any applicable premium tax charge, if applicable, and divide the difference by $1,000.

We then multiply the result by the greater of:

•	the applicable Fixed Annuity purchase rate shown in the appropriate table in the Contract; or

•	the rate we currently offer at the time of annuitization. (This current rate may be based on the sex of the Annuitant, unless prohibited by law.)

Annuity Options

Here are some of the Annuity Options that are available, subject to the terms and conditions described above. We reserve the right to make available optional methods of payment in addition to those Annuity Options listed here and in your Contract.

Option A - Life Annuity with Payments for a Guaranteed Period - We will make monthly payments for a guaranteed period of 5, 10, or 20 years, as selected by you or your Beneficiary, and after such period for as long as the payee lives. If the payee dies prior to the end of such guaranteed period, we will continue payments for the remainder of the guaranteed period to a contingent payee, subject to the terms of any supplemental agreement issued.

Federal income tax requirements currently applicable to contracts used with Qualified Plans, including IRAs, provide that the period of years guaranteed under Option A cannot be any greater than the joint life expectancies of the payee and his or her designated Beneficiary.

Option B - Life Annuity without Further Payment on Death of Payee - We will make monthly payments to the payee as long as he or she lives. We guarantee no minimum number of payments.

Option C - Joint and Last Survivor - We will provide payments monthly, quarterly, semiannually, or annually, for the payee’s life and the life of the payee’s Spouse/joint payee. Upon the death of one payee, we will continue payments to the surviving payee. All payments stop at the death of the surviving payee.

Option D - Joint and 1/2 Survivor; or Joint and 2/3 Survivor - We will provide payments monthly, quarterly, semiannually, and annually for the payee’s life and the life of the payee’s Spouse/joint payee. Upon the death of one payee, we will continue payments (reduced to 1/2 or 2/3 the full payment amount) to the surviving payee. All payments stop at the death of the surviving payee.

Option E - Life Income with Cash Refund - We will provide payments monthly, quarterly, semiannually, or annually for the payee’s life. Upon the payee’s death, we will provide a contingent payee with a lump sum payment, if the total payments to the payee were less than the accumulated value at the time of annuitization. The lump sum payment, if any, will be for the balance.

Option F - Income for a Fixed Period - We will provide payments monthly, quarterly, semiannually, or annually for a pre-determined period of time to a maximum of 30 years. If the payee dies before the end of the fixed period, payments will continue to a contingent payee until the end of the period.

Option G - Income of a Specific Amount - We will provide payments for a specific amount. Payments will stop only when the amount applied and earnings have been completely paid out. If the payee dies before receiving all the payments, we will continue payments to a contingent payee until the end of the Contract.

With Options A, B, C, and D, we offer both Fixed and/or Variable Annuity payments. With Options E, F, and G, we offer only Fixed Annuity payments. Payments under Options F and G must continue for 10 years, unless your Contract has been in force for 5 years or more.

If the payee is more than 85 years old on the Maturity Date, the following two options are not available without our consent:

•	Option A: “Life Annuity with Payments for a Guaranteed Period” for the 5 year period and

•	Option B: “Life Annuity without Further Payment on Death of Payee.”

IX. Federal Tax Matters

Introduction

The following discussion of the federal income tax treatment of the Contract is not exhaustive, does not purport to cover all situations, and is not intended as tax advice. The federal income tax treatment of a Contract is quite complex, and you should consult a qualified tax advisor with regard to the application of the law to your circumstances. This discussion is based on the Code, Treasury Department regulations, and Internal Revenue Service (“IRS”) rulings and interpretations existing on the date of this Prospectus. These authorities, however, are subject to change by Congress, the Treasury Department and judicial decisions.

This discussion does not address state or local tax consequences associated with a Contract. The discussion also does not address the potential tax and withholding rules that might apply to a Contract held by, or distribution paid to, any foreign person, including any foreign financial institution, other entity or individual. Please consult with your tax advisor if there is a possibility that a Contract might be held by, or payable to, a foreign person. In addition, we make no guarantee regarding any tax treatment – federal, state, or local – of any Contract or of any transaction involving a Contract.

Our Tax Status

We are taxed as a life insurance company. Under current tax law rules, we include the investment income (exclusive of capital gains) of a Separate Account in our taxable income and take deductions for investment income credited to our “policyholder reserves.” We are also required to capitalize and amortize certain costs instead of deducting those costs when they are incurred. We do not currently charge a Separate Account for any resulting income tax costs. We also claim certain tax credits or deductions relating to foreign taxes paid and dividends received by the Portfolios. These benefits can be material. We do not pass these benefits through to a Separate Account, principally because: (i) the deductions and credits are allowed to the Company and not the Contract Owners under applicable tax law; and (ii) the deductions and credits do not represent investment return on Separate Account assets that is passed through to Contract Owners.

The Contracts permit us to deduct a charge for any taxes we incur that are attributable to the operation or existence of the Contracts or a Separate Account. Currently, we do not anticipate making a charge for such taxes. If the level of the current taxes increases, however, or is expected to increase in the future, we reserve the right to make a charge in the future. (Please note that this discussion applies to federal income tax but not to any state or local taxes.)

Special Considerations for Optional Benefits

At present, the IRS has not provided guidance as to the tax treatment of charges for optional benefits to an annuity contract. The IRS might take the position that each charge associated with these optional benefits is deemed a withdrawal from the contract subject to current income tax to the extent of any gains and, if applicable, a 10% penalty tax for premature withdrawals. We do not currently report charges for optional benefits as withdrawals, but we may do so in the future if we believe that the IRS would require us to report them as such.

If the Contract you purchased is not intended for use with a tax-qualified retirement plan or as an IRA (a “Nonqualified Contract”):

•	Any withdrawal you take ordinarily is taxable as ordinary income to the extent of any gain in the Contract at the time of the withdrawal.

•

Under current IRS guidance, we expect to determine gain on a withdrawal using the Contract Value. See “IV. Basic Information – What other optional benefits may have been available to me under a Contract?” for a description of the optional benefit Riders available under the Contracts. It is possible, however, that the IRS may take the position that the value of amounts guaranteed to be available in the future should also be taken into account in computing the taxable portion of a withdrawal. In that event, you may be subject to a higher amount of tax on a withdrawal.

If the Contract you purchased is intended for use with a tax-qualified retirement plan or as an IRA (a “Qualified Contract”):

•	Please see “Roth IRAs – Conversions and Rollovers to Roth IRAs” below for additional information on the tax impact of optional benefit Riders on a conversion to a Roth IRA.

•

The amount of any required minimum distributions may be increased under federal tax rules if your Contract has an optional death benefit or other optional benefit Rider. See “General Information Regarding Qualified Contracts” below.

You should consult a qualified tax advisor for information on any optional benefit Rider.

General Information Regarding Nonqualified Contracts

(Contracts Not Purchased to Fund an IRA or Other Qualified Plan)

Tax Deferral During Accumulation Period

Except where the Owner is not an individual, we expect our Contracts to be considered annuity contracts under section 72 of the Code. This means that, ordinarily, federal income tax on any gains in your Contract will be deferred until we actually make a distribution to you or you assign or pledge an interest in your Contract.

However, a Contract held by an Owner other than a natural person (for example, a corporation, partnership, limited liability company, trust, or other such entity) does not generally qualify as an annuity contract for tax purposes. Any increase in value therefore would constitute ordinary taxable income to such an Owner in the year earned. Notwithstanding this general rule, a Contract will ordinarily be treated as held by a natural person if the nominal Owner is a trust or other entity which holds the Contract as an agent for a natural person. This exception does not apply in the case of any employer which is the nominal owner of an annuity contract under a nonqualified deferred compensation arrangement for its employees.

In addition to the foregoing, if the Contract’s Maturity Date occurs, or is scheduled to occur, at a time when the Annuitant is at an advanced age, such as over age 95, it is possible that the Owner will be taxed currently on the annual increase in the Contract Value.

The remainder of this discussion assumes that the Contract will constitute an annuity for federal tax purposes.

Aggregation of Contracts

In certain circumstances, the IRS may determine the portion of an annuity payment or a withdrawal from a contract that is includible in income by combining some or all of the annuity contracts owned by an individual which are not issued in connection with a Qualified Plan.

For example, if you purchase two or more deferred annuity contracts from the same insurance company (or its affiliates) during any calendar year, all such contracts will be treated as one contract for purposes of determining whether any payment not received as an annuity (including withdrawals prior to the Maturity Date) is includible in income. Thus, if during a calendar year you bought two or more of the Contracts offered by this Prospectus (which might be done, for example, in order to purchase different guarantees and/or benefits under different contracts), all of such Contracts would be treated as one Contract in determining whether withdrawals from any of such Contracts are includible in income. The IRS may also require aggregation in other circumstances and you should consult a qualified tax advisor if you own or intend to purchase more than one annuity contract.

The effects of such aggregation are not always clear and depend on the circumstances. However, aggregation could affect the amount of a withdrawal that is taxable and the amount that might be subject to the 10% penalty tax described below.

Exchanges of Annuity Contracts

We may have issued the Contract in exchange for all or part of another annuity contract that you owned. Such an exchange would be tax free if certain requirements were satisfied. If you satisfied these requirements, your investment in the Contract immediately after the exchange is generally the same as that of the annuity contract you exchanged, increased by any Additional Purchase Payment you made as part of the exchange. Your investment in the Contract may be more, less or the same as the Contract Value immediately after the exchange. If your Contract Value exceeds your investment in the Contract, that excess represents gain in the Contract. You have to include that gain in your gross income if you subsequently take a withdrawal or distribution from the Contract (e.g., as a partial surrender, full surrender, annuity payment, or death benefit), or are deemed to receive a distribution (e.g., through a collateral assignment) from the Contract.

In Revenue Procedure 2011-38, the IRS amended the tax rules applicable to the partial exchange of an annuity contract for another annuity contract, effective for partial exchanges that occur after October 23, 2011. If you exchange part of an existing Contract after that date, and within 180 days of the exchange you receive a payment (e.g., you make a withdrawal) from either contract, all or a portion of the amount received could be includible in your income and also subject to a 10% penalty tax. The IRS has announced that it will apply general tax principles to determine the consequences of receiving such a payment. For example, the IRS could treat the payment as taxable only to the extent of the gain in the particular contract from which the payment was received. Alternatively, the IRS could determine that the payment was an integrated part of the exchange. In that case, the payment would be taxable to the extent of all the gain accumulated in the original Contract at the time of the partial exchange, regardless of whether the payment came from the existing Contract or from the contract received in the exchange. Application of general tax principles is dependent on the facts and circumstances of each case. However, amounts received as an annuity during the 180-day period are not subject to the new rules, provided that the annuity payments will be made for a period of at least 10 years or for a life or joint lives.

EXAMPLE: An annuity Contract had $100,000 of Contract Value, of which $56,000 was gain and $44,000 was the Owner’s investment in the Contract, or “cost basis.” After October 23, 2011, the Owner did a partial exchange of 25% of the Contract Value for a new annuity contract. Of the $25,000 transferred to the new contract, $14,000 represents gain and $11,000 represents cost basis transferred from the original Contract. Two months after the partial exchange, the Owner takes a withdrawal from the new contract in the amount of $17,000. If the IRS treats the withdrawal as a distribution from the new contract, only $14,000 will be taxable as a distribution of income ($25,000 of contract value – $11,000 of cost basis in the new contract). If instead the IRS determines that the withdrawal is part of the exchange, the entire $17,000 is taxable as income because there was $56,000 of gain in the original Contract at the time of the exchange.

You should consult with your own qualified tax advisor in connection with an exchange of all or part of a Contract for another annuity contract, especially if you make a withdrawal from either contract after the exchange. The date a partial exchange occurs will be a factor in determining the tax treatment of subsequent withdrawals and other distributions from either contract.

Loss of Interest Deduction Where Contracts are Held by or for the Benefit of Certain Non-Natural Persons

In the case of Contracts issued after June 8, 1997 to a non-natural taxpayer (such as a corporation or a trust), or held for the benefit of such an entity, a portion of otherwise deductible interest may not be deductible by the entity, regardless of whether the interest relates to debt used to purchase or carry the Contract. However, this interest deduction disallowance does not affect Contracts where the income on such Contracts is treated as ordinary income that is received or accrued by the Owner during the taxable year. Entities that have purchased the Contract, or entities that will be Beneficiaries under the Contract, should consult a qualified tax advisor.

Taxation of Annuity Payments

When we make payments under a Nonqualified Contract in the form of an annuity, normally a portion of each annuity payment is taxable as ordinary income. The taxable portion of an annuity payment is equal to the excess of the payment over the exclusion amount.

In the case of Variable Annuity payments, the exclusion amount is the investment in the Contract when payments begin to be made divided by the number of payments expected to be made (taking into account the Annuitant’s life expectancy and the form of annuity benefit selected). In the case of Fixed Annuity payments, the exclusion amount is based on the investment in the Contract and the total expected value of Fixed Annuity payments for the term of the Contract (determined under Treasury Department regulations). In general, your investment in the Contract equals the aggregate amount of Purchase Payments you have made over the life of the Contract, reduced by any amounts previously distributed from the Contract that were not subject to income tax.

Once you have recovered your total investment in the Contract tax-free, further annuity payments will be fully taxable. If annuity payments cease because the Annuitant dies before all of the investment in the Contract is recovered, the unrecovered amount generally will be allowed as a deduction on the Annuitant’s last tax return or, if there is a Beneficiary entitled to receive further payments, will be distributed to the Beneficiary as described more fully below under “Taxation of Death Benefit Proceeds.”

Effective January 1, 2011, section 72(a)(2) of the Code permits partial annuitization of an annuity contract and specifies that the cost basis, or investment in the contract, be allocated pro rata between the portion of the contract being annuitized and the portion of the contract remaining deferred. We do not permit you to apply any amount less than your entire Contract Value to the Annuity Options available under your Contract. Accordingly, any portion of your Contract that you withdraw to be annuitized will be reported to the IRS as a taxable distribution unless you transfer it into another contract (issued by John Hancock or by another company) in a partial exchange conforming to the rules of section 1035 of the Code and Rev. Proc. 2011-38. Any such withdrawal, whether carried out as a tax-deferred partial exchange or as a taxable withdrawal, will be subject to withdrawal charges.

Surrenders, Withdrawals, Transfers and Death Benefits

When we make a single sum payment consisting of the entire value of your Contract, you have ordinary taxable income to the extent the payment exceeds your investment in the Contract (discussed above). Such a single sum payment can occur, for example, if you surrender your Contract before the Maturity Date or if you or your Beneficiary do not select an extended payment option for a death benefit payment.

When you take a withdrawal from a Contract before the Maturity Date (or Annuity Commencement Date, if earlier), including a payment under a systematic withdrawal plan or guaranteed minimum withdrawal benefit, all or part of the payment may constitute taxable ordinary income to you. If, on the date of withdrawal, the total value of your Contract exceeds the investment in the Contract, the excess will be considered gain and the withdrawal will be taxable as ordinary income up to the amount of such gain. If a withdrawal exceeds the gain in your Contract, the excess amount is a tax-free return of your investment in the Contract. If you have recovered your entire investment in the Contract, any additional withdrawals based upon a Rider guarantee will be subject to income tax. If you assign or pledge any part of your Contract Value, the value so pledged or assigned is taxed the same as an actual withdrawal.

For purposes of determining the amount of taxable income resulting from a single sum payment or a withdrawal, all nonqualified annuity contracts issued by us or our affiliates to the Owner within the same calendar year will be treated as if they were a single contract. Taxable withdrawals may also be subject to a penalty tax for premature withdrawals as explained below.

When an individual Owner transfers ownership of a Contract without receiving full and adequate consideration, the transfer is taxed like a surrender. The transferor must include in gross income the amount by which the cash surrender value exceeds any investment in the Contract. The amount included in income may also be subject to a penalty tax for premature withdrawals as explained below. The new Owner’s investment in the Contract is increased by the amount included in the transferor’s gross income as a result of the transfer. These tax issues may apply, for example, in situations where the Owner and Annuitant are not the same person and are not married to each other. A qualified tax advisor should be consulted in those situations. However, these tax rules do not apply to a transfer between Spouses or a transfer to a former Spouse incident to a divorce under Code section 1041.

Taxation of Death Benefit Proceeds

All or part of any death benefit proceeds may constitute a taxable payout of earnings. A death benefit payment generally results in taxable ordinary income to the extent of gain in the Contract.

Amounts may be distributed from a Contract because of the death of an Owner or the Annuitant. During the Accumulation Period, death benefit proceeds are includible in income as follows:

•	if distributed in a single sum payment under our current administrative procedures, they are taxed in the same manner as a full withdrawal, as described above; or

•	if distributed under an Annuity Option, they are taxed in the same manner as annuity payments, as described above; or

•	if distributed as a series of withdrawals over the Beneficiary’s life expectancy, they are taxable to the extent there is gain in the Contract.

After a Contract matures and annuity payments begin, if the Contract guarantees payments for a stated period and the Owner dies before the end of that period, payments made to the Beneficiary for the remainder of that period are includible in the Beneficiary’s income as follows:

•	if received in a single sum under our current administrative procedures, they are includible in income to the extent that they exceed the unrecovered investment in the Contract at that time; or

•

if distributed in accordance with an existing Annuity Option other than a Period Certain Only Annuity Option, they are fully excludible from income until the remaining investment in the Contract has been recovered, and all annuity benefit payments thereafter are fully includible in income; or

•

if distributed in accordance with an existing Period Certain Only Annuity Option, the payments are taxed the same as the annuity payments made before death. A portion of each annuity payment is includible in income and the remainder is excluded from income as a return of the investment in the Contract.

Penalty Tax on Premature Distributions

There is a 10% penalty tax on the taxable portion of any payment from a Nonqualified Contract. Exceptions to this penalty tax include distributions:

•	received on or after the date on which the Contract Owner reaches age 59 1/2;

•	attributable to the Contract Owner becoming disabled (as defined in the tax law);

•	made to a Beneficiary on or after the death of the Contract Owner or, if the Contract Owner is not an individual, on or after the death of the primary Annuitant;

•

made as a series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the Contract Owner or for the joint lives (or joint life expectancies) of the Contract Owner and a designated Beneficiary;*

•	made under a single-premium immediate annuity contract; or

•	made with respect to certain annuities issued in connection with structured settlement agreements.

*You may be subject to a retroactive application of the penalty tax, plus interest, if you begin taking a series of substantially equal periodic payments (Life Expectancy Distribution) and then modify the payment pattern (other than by reason of death or disability) before the later of your turning age 59 1/2 and the passage of five years after the date of the first payment.

Diversification Requirements

Your Contract will not qualify for the tax benefits of an annuity contract unless the Separate Account follows certain rules requiring diversification of investments underlying the Contract. In addition, the rules require that the Contract Owner not have “investment control” over the underlying assets.

In certain circumstances, the owner of a variable annuity contract may be considered the owner, for federal income tax purposes, of the assets of the separate account used to support the contract. In those circumstances, income and gains from the separate account assets would be includible in the Contract Owner’s gross income. The IRS has stated in published rulings that a variable contract owner will be considered the owner of separate account assets if the contract owner possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. A Treasury Decision issued in 1986 stated that guidance would be issued in the form of regulations or rulings on the “extent to which Policyholders may direct their investments to particular subaccounts of a separate account without being treated as owners of the underlying assets.” As of the date of this Prospectus, no comprehensive guidance on this point has been issued. In Rev. Rul. 2003-91, however, the IRS ruled that a contract holder would not be treated as the owner of assets underlying a variable annuity contract despite the owner’s ability to allocate funds among as many as twenty subaccounts.

The ownership rights under your Contract are similar to, but different in certain respects from, those described in IRS rulings in which the IRS determined that contract owners were not owners of separate account assets. Since you have greater flexibility in allocating premiums and Contract Value than was the case in those rulings, it is possible that you would be treated as the owner of your Contract’s proportionate share of the assets of the Separate Account.

We do not know what future Treasury Department regulations or other guidance may require. We cannot guarantee that an underlying Portfolio will be able to operate as currently described in its prospectus, or that a Portfolio will not have to change any of its investment objectives or policies. We have reserved the right to modify your Contract if we believe doing so will prevent you from being considered the owner of your Contract’s proportionate share of the assets of the Separate Account, but we are under no obligation to do so.

Medicare Tax on Unearned Income

The Health Care and Education Reconciliation Act of 2010 (the “Act”) contains provisions for a new Medicare tax to be imposed at a maximum rate of 3.8% in taxable years beginning after December 31, 2012. Also referred to as the Net Investment Income tax, the tax is imposed on an amount equal to the lesser of (a) “net investment income” or (b) the excess of the taxpayer’s modified adjusted gross income over a specified income threshold ($250,000 for married couples filing jointly, $125,000 for married couples filing separately, and $200,000 for everyone else). “Net investment income,” for these purposes, includes the excess (if any) of gross income from annuities, interest, dividends, royalties and rents, and certain net gain, over allowable deductions, as such terms are defined in the Act or as may be defined in future Treasury Regulations or IRS guidance. The term “net investment income” does not include any distribution from a plan or arrangement described in Code sections 401(a), 403(a), 403(b), 408 (i.e., IRAs), 408A (i.e., Roth IRAs) or 457(b).

You should consult a qualified tax advisor for further information about the impact of the Act on your individual circumstances.

Puerto Rico Nonqualified Contracts

Distributions from Puerto Rico annuity contracts issued by us are subject to federal income taxation, withholding and reporting requirements as well as Puerto Rico tax laws. Both jurisdictions impose a tax on distributions. Under federal requirements, distributions are deemed to be income first. Under the Puerto Rico tax laws, however, distributions from a Contract not purchased to fund a Qualified Plan (“Nonqualified Contract”) are generally treated as a nontaxable return of principal until the principal is fully recovered. Thereafter, all distributions under a Nonqualified Contact are fully taxable. Puerto Rico does not currently impose an early withdrawal penalty tax on premature distributions from a Nonqualified Contract. The Code, however, does impose such a penalty and bases it on the amount that is taxable under federal rules.

Annuitized distributions under a Nonqualified Contract are treated as part taxable income and part non-taxable return of principal. With annuitization, the annual amount excluded from gross income under Puerto Rico tax law is equal to the amount of the distribution in excess of 3% of the total Purchase Payments paid, until an amount equal to the total Purchase Payments paid has been excluded. Thereafter, the entire distribution from a Nonqualified Contract is included in gross income. For federal income tax purposes, however, the portion of each annuity payment that is subject to tax is computed on the basis of investment in the Contract and the Annuitant’s life expectancy. Generally Puerto Rico does not require income tax to be withheld from distributions of income from Nonqualified Contracts. Although Puerto Rico allows a credit against its income tax for taxes paid to the federal government, you may not be able to use the credit fully.

General Information Regarding Qualified Contracts

(Contracts Purchased to Fund an IRA or Other Qualified Plan)

Numerous special tax rules apply to the participants in certain types of retirement plans that receive favorable treatment under the Code (“Qualified Plans”), and to the Contracts used in connection with these plans. We provide a brief description of types of Qualified Plans in this Prospectus and in the SAI, but make no attempt to provide more than general information in this Prospectus and the SAI about use of Contracts with the various types of Qualified Plans.

When we issue a Contract in connection with a Qualified Plan (“Qualified Contract”), we will amend the Contract as necessary to conform to the requirements of the Code. We have no responsibility, however, for determining whether a particular retirement plan or a particular contribution to the plan satisfies the applicable requirements of the Code, or whether a particular employee is eligible for inclusion under a plan. Your rights to any benefits under the plan may be subject to the terms and conditions of the plan itself, regardless of the terms and conditions of the Contracts.

You should consult a qualified tax advisor for specific information about the impact of tax rules and plan requirements on your particular facts and circumstances.

Additional Purchase Payments to Qualified Contracts

You may make Additional Purchase Payments to a Qualified Contract, subject to our requirements and limitations for Additional Purchase Payments (see “IV. Basic Information – How can I invest money in a Contract?” for information on our Additional Purchase Payment requirements and limitations):

•	as a transfer from a traditional IRA to a Contract issued as a traditional IRA;

•

as a direct or indirect rollover* from a retirement plan qualified under sections 401(a), 403(a) or 403(b) of the Code or a governmental deferred compensation plan described in section 457 of the Code to a Contract issued either as a traditional IRA or as a Roth IRA; or

•	by making annual contributions to the extent permitted under the Code.

*We use the term “direct rollovers” to refer to amounts that a Qualified Plan remits directly to us as an Additional Purchase Payment. We use the term “indirect rollovers” to refer to amounts that you may receive from a Qualified Plan, and then remit to us as an Additional Purchase Payment. The Code permits an indirect rollover to be tax-deferred if it is contributed to an IRA within 60 days of receipt. Note that an individual can make only one indirect rollover from his IRA(s) during any 12-month period. The tax law does not limit the number of indirect rollovers from other Qualified Plans to an IRA.

Distribution Requirements

The Code imposes requirements on Qualified Plans to comply with minimum distribution requirements. We provide general information, below, on minimum distribution requirements for traditional IRAs, Roth IRAs and certain other Qualified Plans.

Traditional IRAs

Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity (“IRA”), or “traditional” IRA (to distinguish it from the Roth IRA discussed below). Contracts issued as traditional IRAs are subject to limits on the amounts that may be contributed, the persons who may be eligible and the time when distributions may commence. Under the tax rules, the Owner and the Annuitant may not be different individuals. If a co-Annuitant is named, all distributions made while the Annuitant is alive must be made to the Annuitant. The Contract does not qualify for use in connection with an Education IRA under section 530 of the Code.

The Contract may be issued with a death benefit or certain benefits provided by an optional Rider. The presence of such benefits may increase the amount of any required minimum distributions for IRAs and other Contracts subject to the Required Minimum Distribution (“RMD”) rules.

Under our current administrative rules, we do not permit a Beneficiary of a Contract intended for use as a traditional IRA to purchase a new optional benefit Rider if the Beneficiary elects to maintain it as an inherited IRA or an inherited Roth IRA.

Contributions to a Traditional IRA

Eligible rollover distributions from certain types of qualified retirement plans may be rolled over on a tax-deferred basis into a traditional IRA by former participants in the plans. For these purposes, eligible rollover distributions include lump sum amounts payable from the plan upon termination of employment, termination of the plan, disability or retirement. Eligible rollover distributions do not include (i) required minimum distributions as described in section 401(a)(9) of the Code, (ii) certain distributions for life, life expectancy, or for 10 years or more which are part of a “series of substantially equal periodic payments,” and (iii) if applicable, certain hardship withdrawals.

If you are the surviving Spouse and “designated beneficiary” (as defined in the tax law) of a participant in a tax-qualified retirement account, you may make a direct rollover contribution as an Additional Purchase Payment to a Contract issued as a traditional IRA to the extent permitted. See “IV. Basic Information – How can I invest money in a Contract?” for information on our Purchase Payment requirements.

Distributions from a Traditional IRA

In general, unless you rolled over non-deductible contributions from any other Qualified Plan or made non-deductible contributions to your Contract, all amounts paid out from a traditional IRA Contract (in the form of an annuity, a single sum, death benefits or partial withdrawal), are taxable to the payee as ordinary income. You may incur an additional 10% penalty tax if you surrender the Contract or make a withdrawal before you reach age 59 1/2, unless certain exceptions apply as specified in section 72(t) of the Code. If any part of your direct rollover from a tax-qualified retirement plan includes after-tax contributions to the plan, or if you have made any non-deductible contributions to a Contract issued as a traditional IRA, part of any withdrawal or surrender distribution, single sum, death proceeds or annuity payment from the Contract may be excluded from taxable income when received.

A Beneficiary who is not your Spouse may make a direct transfer to an inherited IRA of the amount otherwise distributable to him or her under a Contract issued as a traditional IRA.

Required Minimum Distributions from a Traditional IRA

Treasury Department regulations prescribe required minimum distribution (“RMD”) rules governing the time at which distributions from a traditional IRA to the Owner and Beneficiary must commence and the form in which the distributions must be paid. These special rules may also require the length of any guarantee period to be limited. They also affect the restrictions that the Owner may impose on the timing and manner of payment of death benefits to a Beneficiary or the period of time over which a Beneficiary may extend payment of the death benefits under the Contract. In addition, the presence of the death benefit or a lifetime income benefit feature may affect the amount of the RMD that must be made under the Contract. Failure to comply with RMD requirements will result in the imposition of an excise tax, generally 50% of the amount by which the amount required to be distributed exceeds the actual distribution. In the case of IRAs (other than Roth IRAs), distributions of minimum amounts (as specified in the tax law) to the Owner must generally commence by April 1 of the calendar year following the calendar year in which the Owner turns age 70 1/2. The amount that must be distributed each year is computed on the basis of the Owner’s age, the value of the Contract (taking into account both the account balance and the actuarial present value of other benefits provided under the Contract), and the value of all other traditional IRAs owned by the taxpayer.

Distributions made from traditional IRAs (and Roth IRAs) after the Owner’s death must also comply with RMD requirements. Different rules governing the timing and the manner of payments apply, depending on whether the designated beneficiary is an individual and, if so, the Owner’s Spouse, or an individual other than the Owner’s Spouse. If you wish to impose restrictions on the timing and manner of payment of death benefits to your designated beneficiary or if your Beneficiary wishes to extend over a period of time the payment of the death benefits under your Contract, please consult your own qualified tax advisor.

If you make a direct transfer of all the value from a traditional IRA to any other traditional IRA, the minimum distribution requirements (and taxes on the distributions) apply to amounts withdrawn from the other traditional IRA.

Penalty Tax on Premature Distributions from a Traditional IRA

A 10% penalty tax may be imposed on the taxable amount of any payment from a traditional IRA. The penalty tax does not apply to a payment:

•	received on or after the date on which the Contract Owner reaches age 59 1/2;

•	received on or after the Owner’s death or because of the Owner’s disability (as defined in the tax law); or

•

made as a series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the Owner or for the joint lives (or joint life expectancies) of the Owner and designated beneficiary.

You may be subject to a retroactive application of the penalty tax, plus interest, if you begin taking a series of substantially equal periodic payments and then modify the payment pattern (other than by reason of death or disability) before the later of your turning age 59 1/2 and the passage of five years after the date of the first payment.

In addition, the penalty tax does not apply to certain distributions from IRAs that are used for first time home purchases or for higher education expenses, or to distributions made to certain eligible individuals called to active duty after September 11, 2001. Special conditions must be met to qualify for these three exceptions to the penalty tax. If you wish to take a distribution from a traditional IRA for these purposes, you should consult your own qualified tax advisor.

If you rollover a Contract issued as a traditional IRA to a Roth IRA by surrendering the Contract and purchasing a Roth IRA, you may be subject to federal income taxes, including withholding taxes. Please read “Conversion or Rollover to a Roth IRA,” below, for more information.

Roth IRAs

Section 408A of the Code permits eligible individuals to contribute to a type of IRA known as a Roth IRA. Roth IRAs are generally subject to the same rules as traditional IRAs, but they differ in certain significant ways with respect to the taxation of contributions and distributions.

Contributions to a Roth IRA

Unlike a traditional IRA, contributions to a Roth IRA are not deductible. As with a traditional IRA, eligible rollover distributions from certain types of qualified retirement plans may be directly rolled over into a Roth IRA by former participants in the plan. For these purposes, eligible rollover distributions include lump sum amounts payable from the plan upon termination of employment, termination of the plan, disability or retirement. Eligible rollover distributions do not include (i) required minimum distributions as described in section 401(a)(9) of the Code, (ii) certain distributions for life, life expectancy, or for 10 years or more which are part of a “series of substantially equal periodic payments,” and (iii) if applicable, certain hardship withdrawals.

Federal income tax will apply to direct rollovers from “non-Roth” accounts in 401(k) retirement plans to Contracts issued as Roth IRAs. Please read “Conversion or Rollover to a Roth IRA,” below, for more information. Under current rules, direct rollovers from “Roth” accounts in a 401(k) retirement plan to Contracts issued as Roth IRAs generally are not subject to federal income tax.

Distributions from a Roth IRA

Unlike a traditional IRA, distributions from Roth IRAs need not commence after the Owner turns age 70 1/2. Distributions must, however, begin after the Owner’s death. Distributions after the Owner’s death must comply with the minimum distribution requirements described above for traditional IRAs. Different rules governing the timing and the manner of payments apply, depending on whether the designated beneficiary is an individual and, if so, the Owner’s Spouse, or an individual other than the Owner’s Spouse.

If you wish to impose restrictions on the timing and the manner of payment of death proceeds to your designated beneficiary or if your Beneficiary wishes to extend payment of the Contract death proceeds over a period of time, please consult your own qualified tax advisor. Under our current administrative rules, we do not permit a Beneficiary of a Contract intended for use as a Roth IRA to purchase a new optional benefit Rider if the Beneficiary elects to maintain it as a Roth IRA.

Qualified distributions from a Roth IRA are excluded from income. A qualified distribution for these purposes is a distribution that satisfies two requirements. First, the distribution must be made in a taxable year that is at least five years after the first taxable year for which a contribution to any Roth IRA established for the Owner was made. Second, the distribution must be:

•	made after the Owner turns age 59 1/2;

•	made after the Owner’s death;

•	attributable to the Owner being disabled; or

•	a qualified first-time homebuyer distribution within the meaning of section 72(t)(2)(F) of the Code.

A rollover from a Contract issued as a Roth IRA to another Roth IRA is not subject to income tax.

Penalty Tax on Premature Distributions from a Roth IRA

Taxable distributions before age 59 1/2 may also be subject to a 10% penalty tax. This early distribution penalty may also apply to amounts converted to a Roth IRA that are subsequently distributed within a 5-taxable year period beginning in the year of conversion. Please read “Penalty Tax on Premature Distributions from a Traditional IRA,” above, for more information.

The state tax treatment of a Roth IRA may differ from the federal income tax treatment of a Roth IRA. You should seek independent tax advice if you intend to use the Contract in connection with a Roth IRA.

Conversion or Rollover to a Roth IRA

You can convert a traditional IRA to a Roth IRA. You also can initiate a direct rollover distribution from a retirement plan described in sections 401(a), 403(a), or 403(b) of the Code or a governmental deferred compensation plan described in section 457(b) of the Code to a Roth IRA Contract. The Roth IRA annual contribution limit does not apply to conversion or rollover amounts, but you must satisfy our requirements for Additional Purchase Payments. See “IV. Basic Information – How can I invest money in a Contract?” for additional information.

You must pay tax on any portion of a conversion or rollover amount that would have been taxed if you had not converted or rolled over to a Roth IRA. If you convert a Contract issued as a traditional IRA to a Roth IRA, the amount deemed to be the conversion amount for tax purposes may be higher than the Contract Value because of the deemed value of guarantees. If you convert a Contract issued as a traditional IRA to a Roth IRA, you may instruct us not to withhold any of the conversion amount for taxes and remittance to the IRS. If you do instruct us to withhold for taxes when converting a Contract issued as a traditional IRA to a Roth IRA, we will treat any amount we withhold as a withdrawal from your Contract, which could result in a reduction in the guarantees and benefits that you may have purchased under an optional benefits Rider to your Contract. Please read “IV. Basic Information - What other optional benefits may have been available when I purchased a Contract?” for information about the impact of withdrawals on optional benefit Riders.

If you direct the sponsor or administrator to transfer a rollover amount from your “non-Roth” Qualified Plan to a Roth IRA Contract, there is no mandatory tax withholding that applies to the rollover amount. A direct rollover to a Roth IRA is not subject to mandatory tax withholding, even though the distribution is includible in gross income.

Current tax law no longer imposes a restriction based on adjusted gross income on a taxpayer’s ability to convert a traditional IRA or other qualified retirement accounts to a Roth IRA. Accordingly, taxpayers with more than $100,000 of adjusted gross income may now convert such assets to a Roth IRA. Generally, the amount converted to a Roth IRA is included in ordinary income for the year in which the account was converted. Given the taxation of Roth IRA conversions and the potential for an early distribution penalty tax, you should consider the resources that you have available, other than your retirement plan assets, for paying any taxes that would become due the year of any such conversion or a subsequent year. You should seek independent qualified tax advice if you intend to use the Contract in connection with a Roth IRA.

You are not subject to federal income tax on a direct rollover of distributions from a Roth account in another Qualified Plan permitted to be rolled over into a Contract issued as a Roth IRA, or from a Contract issued as a Roth IRA to another Roth IRA.

Other Qualified Plans

You may have purchased a Qualified Contract for use in connection with certain retirement plans that receive favorable treatment under the Code, but are not traditional IRAs or Roth IRAs. The other types of retirement plans (“Other Qualified Plans”) include:

Other Qualified Plan Type
SIMPLE IRA Plans	In general, under Section 408(p) of the Code a small business employer may establish a SIMPLE IRA plan if the employer employed no more than 100 employees earning at least $5,000 during the preceding year. Under a SIMPLE IRA plan both employees and the employer make deductible contributions. SIMPLE IRAs are subject to various requirements, including limits on the amounts that may be contributed, the persons who may be eligible, and the time when distributions may commence. The requirements for minimum distributions from a SIMPLE IRA plan are generally the same as those discussed above for distributions from a traditional IRA. The rules on taxation of distributions are also similar to those that apply to a traditional IRA with a few exceptions.
Simplified Employee Pensions (SEP-IRAs)	Section 408(k) of the Code allows employers to establish simplified employee pension plans for their employees, using the employees’ IRAs for such purposes, if certain criteria are met. Under these plans the employer may, within specified limits, make deductible contributions on behalf of the employees to IRAs. The requirements for minimum distributions from a SEP-IRA, and rules on taxation of distributions from a SEP-IRA, are generally the same as those discussed above for distributions from a traditional IRA.
Section 403(b) Plans or Tax-Sheltered Annuities	Section 403(b) of the Code permits public school employees and employees of certain types of tax-exempt organizations to have their employers purchase annuity contracts for them and, subject to certain limitations, to exclude the Purchase Payments from gross income for tax purposes. There also are limits on the amount of incidental benefits that may be provided under a tax-sheltered annuity. These Contracts are commonly referred to as “tax-sheltered annuities.” Please see the SAI for information on withdrawal restrictions under Section 403(b) Plans. You may request a copy of the SAI from the Annuities Service Center.
Corporate and Self-Employed Pension and Profit-Sharing Plans (H.R. 10 and Keogh)	Sections 401(a) and 403(a) of the Code permit corporate employers to establish various types of tax-deferred retirement plans for employees. The Self-Employed Individuals’ Tax Retirement Act of 1962, as amended, commonly referred to as “H.R. 10” or “Keogh,” permits self-employed individuals to establish tax-favored retirement plans for themselves and their employees. Such retirement plans may permit the purchase of annuity contracts in order to provide benefits under the plans; however, there are limits on the amount of incidental benefits that may be provided under pension and profit sharing plans.
Deferred Compensation Plans of State and Local Governments and Tax-Exempt Organizations	Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. A Section 457 plan must satisfy several conditions, including the requirement that it must not permit distributions prior to your separation from service (except in the case of an unforeseen emergency). When we make payments under a Section 457 Contract, the payment is taxed as ordinary income. Please see the SAI for information on restrictions under the Texas Optional Retirement Program. You may request a copy of the SAI from the Annuities Service Center.

In the case of a Contract held by the trustee of a Qualified Plan, references to the Owner in the discussion below should be read to mean the employee named as the Annuitant on the Contract.

Collecting and Using Information

Through your participation in a Qualified Plan, the Company, your employer, your Plan administrator, and your Plan sponsor collect various types of confidential information you provide in your agreements, such as your name and the name of any Beneficiary, Social Security numbers, addresses, and occupation information. The Company, your employer, the Plan administrator, and your Plan sponsor also collect confidential information relating to your Plan transactions, such as Contract Values, Purchase Payments, withdrawals, transfers, loans and investments. In order to comply with IRS regulations and other applicable law in servicing your Contract, the Company, your employer, the Plan administrator and the Plan sponsor may be required to share such confidential information among themselves, other current, former or future providers under your Qualified Plan, and among their employees. By maintaining a Contract for use in a Qualified Plan or by intending to make an Additional Purchase Payment, transfer of ownership, transfer, withdrawal or loan on an existing Contract used in a Section 403(b) Plan, you consent to such sharing of confidential information. The Company will not disclose any such confidential information to anyone, except as permitted by law or in accordance with your consent.

Contributions to Other Qualified Plans

You may make Additional Purchase Payments through rollovers or conversions only from certain types of Qualified Plans or by making annual contributions to the extent permitted under the Code and by us. See “IV. Basic Information – How can I invest money in a Contract?” for information on our Purchase Payment requirements.

We have no responsibility for determining whether a particular retirement plan or a particular contribution to the plan satisfies the applicable requirements of the Code and the plan. In general, the Code imposes limitations on the amount of annual compensation that can be contributed into Other Qualified Plans and contains rules to limit the total amount you can contribute to all of your IRAs and Other Qualified Plans. Trustees and administrators of Other Qualified Plans may, however, generally invest and reinvest existing plan assets without regard to such Code imposed limitations on contributions. Certain distributions from Other Qualified Plans may be transferred directly to another plan, unless funds are added from other sources, without regard to such limitations.

Distributions from Other Qualified Plans

If permitted under your plan, you may take a withdrawal in the form of a distribution:

•

from Contract intended for use with any Qualified Plan (other than a section 457 deferred compensation plan maintained by a tax-exempt organization) and make a “tax-free rollover” to a traditional IRA; or

•

from a Contract intended for use with a retirement plan qualified under sections 401(a), 403(a), or 403(b) of the Code or a governmental deferred compensation plan described in section 457(b) of the Code and make a “tax-free rollover” to any such plans.

In addition, if your Spouse is your designated beneficiary and survives you, he or she is permitted to take a distribution from a Contact intended for use with your tax-qualified retirement account and make a “tax-free rollover” to another tax-qualified retirement account in which your surviving Spouse participates, to the extent permitted by your surviving Spouse’s plan. A Beneficiary who is not your surviving Spouse may, if permitted by the plan, make a direct transfer to a traditional IRA of the amount otherwise distributable to him or her upon your death under a Contract that is held as part of a retirement plan described in sections 401(a), 403(a), or 403(b) of the Code or a governmental deferred compensation plan described in section 457(b) of the Code. The IRA is treated as an inherited IRA of the non-Spouse Beneficiary.

You may make a “tax-free rollover” to a Roth IRA from a Contract intended for use as a Roth account in a retirement plan described in section 401(a) or section 403(b) of the Code or a governmental deferred compensation plan described in section 457(b) of the Code.

In lieu of taking a distribution from your plan (including a section 457 deferred compensation plan maintained by a tax-exempt organization), your plan may permit you to make a direct trustee-to-trustee transfer of a Qualified Contract from the plan.

Current Treasury Department regulations provide a simplified method to determine the taxable portion of annuity payments under Contracts issued in connection with Other Qualified Plans. Please consult with a qualified tax advisor for further information.

Required Minimum Distributions from Other Qualified Plans

Treasury Department regulations prescribe RMD rules governing the time at which distributions from Other Qualified Plans to the Owner and Beneficiary must commence and the form in which the distributions must be paid. These rules are substantially similar to the RMD rules described above for a traditional IRA, except that distributions of required minimum amounts must generally commence by the later of:

•	April 1 of the calendar year following the calendar year in which the Qualified Plan participant turns 70 1/2, or

•	April 1 of the calendar year following the calendar year in which Qualified Plan participant (other than a 5% owner) retires from the employer that sponsored the Qualified Plan.

Penalty Tax on Premature Distributions from Other Qualified Plans

A 10% penalty tax may be imposed on the taxable amount of any payment from certain Qualified Contracts (but generally not section 457 plans). (The amount of the penalty tax is 25% of the taxable amount of any payment received from a SIMPLE retirement account during the 2-year period beginning on the date the individual first participated in any qualified salary reduction arrangement maintained by the individual’s employer.) There are exceptions to this penalty tax which vary depending on the type of Qualified Plan. In the case of a traditional IRA, including a SIMPLE IRA, the penalty tax does not apply to a payment:

•	received on or after the date on which the Contract Owner reaches age 59 1/2;

•	received on or after the Owner’s death or because of the Owner’s disability (as defined in the tax law); or

•

made as a series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the Owner or for the joint lives (or joint life expectancies) of the Owner and “designated beneficiary” (as defined in the tax law).

You may be subject to a retroactive application of the penalty tax, plus interest, if you begin taking a series of substantially equal periodic payments and then modify the payment pattern (other than by reason of death or disability) before the later of your turning age 59 1/2 and the passage of five years after the date of the first payment.

These exceptions, as well as certain others not described herein, generally apply to taxable distributions from Other Qualified Plans (although, in the case of plans qualified under sections 401 and 403 of the Code, the exception for substantially equal periodic payments applies only if the Owner has separated from service). If you wish to take a distribution and rely on an exception to the penalty tax, you should consult your own qualified tax advisor.

Withholding on Eligible Rollover Distributions

Eligible rollover distributions from a retirement plan that is qualified under sections 401(a), 403(a) or 403(b) of the Code, or from a governmental deferred compensation plan described in section 457(b) of the Code are subject to mandatory withholding. An eligible rollover distribution generally is any taxable distribution from such plans except: (i) minimum distributions required under section 401(a)(9) of the Code; (ii) certain distributions for life, life expectancy, or for 10 years or more which are part of a “series of substantially equal periodic payments”; and (iii) if applicable, certain hardship withdrawals.

Federal income tax of 20% will be withheld from an eligible rollover distribution. The withholding is mandatory, and you cannot elect to have it not apply. This 20% withholding will not apply, however, if instead of receiving the eligible rollover distribution, you choose to have it directly transferred to an eligible retirement plan, including a traditional IRA, or to a Roth IRA.

If we have to withhold a portion of your distribution, we will treat any amount we withhold as a withdrawal from your Contract, which could result in a reduction in the guarantees and benefits that you may have purchased under an optional benefits Rider to your Contract. Please read “IV. Basic Information – What other optional benefits may have been available when I purchased a Contract?” for information about the impact of withdrawals on optional benefit Riders.

We do not need to withhold any amounts if you provide us with information, on the forms we require for this purpose, that you wish to assign a Qualified Contract and/or transfer amounts from that Contract directly to another Qualified Plan. Similarly, if you wish to make Additional Purchase Payments to a Qualified Contract, you may find it advantageous to instruct your existing retirement plan to transfer amounts directly to us, in lieu of making a distribution to you. You should seek independent tax advice if you intend to maintain a Contract for use with a Qualified Plan.

Rollover to a Roth IRA

Current tax law no longer imposes a restriction, based on adjusted gross income, on a taxpayer’s ability to initiate a direct rollover from a non-Roth account in a Qualified Plan to a Roth IRA. Accordingly, taxpayers with more than $100,000 of adjusted gross income may now initiate a direct rollover of a distribution from a retirement plan described in sections 401(a), 403(a), or 403(b) of the Code or a governmental deferred compensation plan described in section 457(b) of the Code to a Roth IRA. The Roth IRA annual contribution limit does not apply to rollover amounts.

You must, however, pay tax on any portion of the rollover amount that would have been taxed if you had not made a direct rollover to a Roth IRA. No similar limitations apply to rollovers to one Roth IRA from another Roth IRA or from a Roth account in a retirement plan described in section 401(a) or section 403(b) of the Code or a governmental deferred compensation plan described in section 457(b) of the Code. Please note that the amount deemed to be the “rollover amount” for tax purposes may be higher than the Contract Value because of the deemed value of guarantees.

A 10% penalty tax for premature distributions may apply if amounts converted to a Roth IRA are distributed within the 5-taxable year period beginning in the year the conversion is made. Generally, the amount converted to a Roth IRA is included in ordinary income for the year in which the account was converted.

If you instruct us to transfer a rollover amount from a Qualified Contract to a Roth IRA, we will assume it is permitted under your plan and you may instruct us to not withhold any of the rollover for taxes and remittance to the IRS. A direct rollover is not subject to mandatory tax withholding, even if the distribution is includible in gross income. If you instruct us to withhold taxes in connection with a direct rollover from an existing Contract to a Roth IRA, we will treat any amount we withhold as a withdrawal from your Contract. This could result in reduction of the guarantees and benefits you may have purchased under an optional benefits Rider to your Contract. Please read “IV. Basic Information – What other optional benefits may have been available when I purchased a Contract?” for information about the impact of withdrawals on optional benefit Riders.

Given the taxation of direct rollovers to a Roth IRA and the potential for an early distribution penalty tax, you should consider the resources that you have available, other than your retirement plan assets, for paying any taxes that would become due the year of any such rollover or a subsequent year. You should seek independent qualified tax advice if you intend to use the Contract in connection with a Roth IRA.

Section 403(b) Plans

Section 403(b) of the Code permits public school employees and employees of certain types of tax-exempt organizations to have their employers purchase annuity contracts for them and, subject to certain limitations, to exclude the Purchase Payments from gross income for tax purposes. If you purchased a Contract for use in a retirement plan intended to qualify under section 403(b) of the Code (a “Section 403(b) Plan” or the “Plan”), we may restrict your ability to make Additional Purchase Payments unless: (a) we receive the

Additional Purchase Payment directly from the Section 403(b) Plan through your employer, the Plan’s administrator, the Plan’s sponsor or in the form of a transfer acceptable to us; (b) we have entered into an agreement with your Section 403(b) Plan concerning the sharing of information related to your Contract (an “Information Sharing Agreement”); and (c) unless contained in the Information Sharing Agreement, we have received a written determination by your employer, the Plan administrator or the Plan sponsor of your Section 403(b) Plan that the plan qualifies under section 403(b) of the Code and complies with applicable Treasury Department regulations (a “Certificate of Compliance”) (Information Sharing Agreement and Certificate of Compliance, together, the “Required Documentation”).

We may accept, reject or modify any of the terms of a proposed Information Sharing Agreement presented to us, and we make no representation that we will enter into an Information Sharing Agreement with your Section 403(b) Plan.

Additional Purchase Payments. We will not accept Additional Purchase Payments in the form of salary reduction, matching or other similar contributions in the absence of the Required Documentation. Matching or other employer contributions to Contracts issued on or after January 1, 2009, will be subject to restrictions on withdrawals specified in the Section 403(b) Plan.

We will not knowingly accept transfers, in the absence of the Required Documentation, from another existing annuity contract or other investment under a Section 403(b) Plan to a previously issued Contract used in a Section 403(b) Plan. Subject to our receipt of the Required Documentation, such transfers shall be made directly from a Plan through an employer, a Plan administrator or a Plan sponsor, or by a transfer acceptable to us.

In the event that we do not receive the Required Documentation and you nonetheless direct us to accept a Purchase Payment, the transfer may be treated as a taxable transaction.

Please see the SAI for information regarding withdrawals under Section 403(b) Plans. You may request a copy of the SAI from the Annuities Service Center.

Loans under section 403(b) of the Code

You may be eligible for a loan of some or all of your Contract Value if:

•	We issued your Contract prior to January 1, 2009,

•	Your Contract is intended for use with a retirement plan qualified under section 403(b) of the Code,

•	The retirement plan is not subject to Title 1 of ERISA, and

•	Your retirement plan permits you to request the loan.

Loans from Qualified Contracts intended for use under retirement plans qualified under section 403(b) of the Code, where allowed, are subject to a variety of limitations, including restrictions as to the amount that may be borrowed, the duration of the loan and the manner in which the loan must be repaid.

Loans are subject to the Code, Treasury regulations, IRS rulings, and our procedures in effect at the time you apply for a loan. Because the rules governing loans under section 403(b) Contracts are complicated, you should consult your tax advisor before exercising any loan privilege for which you are eligible. Failure to meet the requirements for loans may result in adverse income tax consequences to you. The loan agreement you sign will describe the restrictions and limitations applicable to the loan at the time you apply.

Federal tax law generally requires loans to be repaid within 5 years (except in cases where the loan was used to acquire the principal residence of a plan participant), with repayments made at least quarterly and in level payments over the term of the loan. Interest will be charged on your Loan Amount. Failure to make a loan repayment when due will result in adverse tax consequences to you.

We deduct the amount of any Unpaid Loans from the death benefit otherwise payable under the Contract. In addition, loans, whether or not repaid, will have a permanent effect on the Contract Value because the investment results of the Investment Accounts will apply only to the unborrowed portion of the Contract Value. The longer a loan is unpaid, the greater the effect is likely to be. The effect could be favorable or unfavorable.

If you have a loan outstanding under a Contract intended for use with a Section 403(b) Plan, any surrender or transfer of your Contract may subject you to income taxation on the amount of the loan balance.

Puerto Rico Contracts Issued to Fund Retirement Plans

The tax laws of Puerto Rico vary significantly from the provisions of the Internal Revenue Code of the United States that are applicable to various Qualified Plans. If you purchased a Contract intended for use in connection with Puerto Rican “tax qualified” retirement plans, please note that the text of this Prospectus addresses U.S. federal tax law only and is inapplicable to the tax laws of Puerto Rico.

See Your Own Tax Advisor

The foregoing description of federal income tax topics and issues is only a brief summary and is not intended as tax advice. It does not include a discussion of federal estate and gift tax or state tax consequences. The rules under the Code governing Qualified Plans are extremely complex and often difficult to understand. Changes to the tax laws may be enforced retroactively. Anything less than full compliance with the applicable rules, all of which are subject to change from time to time, can have adverse tax consequences. The taxation of an Annuitant or other payee has become so complex and confusing that great care must be taken to avoid pitfalls. For further information you should always consult a qualified tax advisor.

X. Other Information

Assignment; Change of Owner or Beneficiary

To qualify for favorable tax treatment, certain Contracts may not be sold, assigned, discounted, or pledged as collateral for a loan, as security for the performance of an obligation, or for any other purpose, unless the Owner is a trustee under section 401(a) of the Code.

Subject to these limits, while the Annuitant is alive, you may designate someone else as the Owner by written notice to the Annuities Service Center. Before requesting a change of ownership or making an assignment of your Contract, however, you should consider:

•

A change of ownership may be treated as a distribution from the Contract and subject to tax. We consider a collateral assignment to be a distribution from the Contract, and we will report any taxable amounts as may be required.

•	A change of ownership (or collateral assignment) is subject to the rights of any irrevocable Beneficiary.

•	You may not change ownership or make a collateral assignment after the earlier of the Maturity Date or the Annuity Commencement Date.

•

Contracts issued to a Qualified Plan may be subject to restrictions on transferability. For example, Qualified Contracts generally may not be transferred except by the trustee of an exempt employees’ trust which is part of a retirement plan qualified under section 401 of the Code or as otherwise permitted by applicable Treasury Department regulations. You may not be able to sell, assign, transfer, discount or pledge (as collateral for a loan or as security for the performance of an obligation, or for any other purpose) a Qualified Contract to any person other than us.

We assume no liability for any payments made or actions taken before a change is approved or an assignment is accepted. We assume no responsibility for the validity or sufficiency of any assignment. An absolute assignment or ownership change will revoke the interest of any revocable Beneficiary. You chose the Beneficiary in the application for the Contract. You may change the Beneficiary by written notice no later than receipt of due proof of the death of the Annuitant. Changes of Owner or Beneficiary will take effect when we receive them, whether or not you or the Annuitant is then alive. However, these changes are subject to:

•	the rights of any assignees of record; and

•	certain other conditions referenced in the Contract.

An assignment, pledge, or other transfer may be a taxable event. See “IX. Federal Tax Matters” above. Therefore, you should consult a competent tax advisor before taking any such action.

Beneficiary

The Beneficiary is the person, persons or entity designated in the Contract specifications page (or as subsequently changed). However, if there is a surviving Contract Owner, we treat that person as the Beneficiary. You may change the Beneficiary subject to the rights of any irrevocable Beneficiary. You must make any change in writing and the change must be received at our Annuities Service Center. We must approve any change. If approved, we effect such change as of the date on which it was written. We assume no liability for any payments made or actions taken before the change is approved. If no Beneficiary is living, any designated Contingent Beneficiary becomes the Beneficiary. The interest of any Beneficiary is subject to that of any assignee. If no Beneficiary or Contingent Beneficiary is living, the Beneficiary is the estate of the deceased Contract Owner. In the case of certain Qualified Contracts, Treasury Department regulations may limit designations of Beneficiaries.

Spouse

Some states require that partners to civil unions and domestic partnerships receive the same contractual benefits as Spouses. You should consult with a qualified financial advisor for additional information on your state’s regulations regarding civil unions and domestic partnerships.

Code Section 72(s)

In order for our Nonqualified Contracts (i.e., Contracts not purchased to fund an IRA or other Qualified Plan) to be treated as annuities under the Code, we will interpret the provisions of the Contract so as to comply with the requirements of section 72(s) of the Code, which prescribes certain required provisions governing distributions after the death of the Owner.

Reports

At least annually, we will send you (1) a report showing the number and value of the accumulation units in your Contract and (2) the financial statements of the Portfolios.

Voting Privileges

We vote Portfolio shares held in a Separate Account at any Portfolio shareholder meeting in accordance with timely voting instructions received from the persons having the voting interest under the Contract. We determine the number of Portfolio shares for which voting instructions may be given not more than 90 days prior to the meeting. We arrange for voting materials to be distributed to each person having the voting interest under the Contract together with appropriate forms for giving voting instructions. If there are shares of a Portfolio held by a Subaccount for which we do not receive timely voting instructions, we will vote those shares in the same proportion as the total votes for all of our registered separate accounts for which we have received timely instructions. We will vote all Portfolio shares that we hold directly in our General Account in the same proportion as the total votes for all our registered separate accounts and those of any of our affiliates for which we have received timely instructions. One effect of this proportional voting is that a small number of Contract Owners can determine the outcome of a vote.

Changes to the Separate Account

We reserve the right, subject to applicable law, including any required shareholder approval:

•

to transfer assets from the Separate Account to another Separate Account or Investment Option by withdrawing the same percentage of each investment in the Separate Account with proper adjustments to avoid odd lots and fractions;

•	to add or delete Variable Investment Options;

•	to change the underlying investment vehicles;

•	to operate the Separate Account in any form permitted by law; and

•	to terminate the Separate Account’s registration under the 1940 Act, if such registration should no longer be legally required.

Unless otherwise required under applicable laws and regulations, notice to or approval of Owners will not be necessary for us to make such changes.

Variations in Charges or Rates for Eligible Classes

We may reduce or eliminate the amount of charges and deductions of some Contracts, or increase a credited interest rate for a Fixed Investment Option where permitted by state law. The affected Contracts involve sales to groups or classes of individuals under special circumstances that we expect to result in a reduction in our expenses associated with the sale or maintenance of the Contracts, or that we expect to result in mortality or other risks that are different from those normally associated with the Contracts.

The entitlement to such variation in charges or rates is determined by us based upon such factors as the following:

•	the size of the initial Purchase Payment;

•	the size of the group or class;

•	the total amount of Purchase Payments expected to be received from the group or class and the manner in which the Purchase Payments were remitted;

•

the nature of the group or class for which the Contracts were being purchased and the persistency expected from that group or class as well as the mortality or morbidity risks associated with that group or class;

•	the purpose for which the Contracts were being purchased and whether that purpose made it likely that the costs and expenses would be reduced; or

•	the level of commissions paid to selling broker-dealers or certain financial institutions with respect to Contracts within the same group or class.

We made any reduction in charges or increase in initial guarantee rates according to our rules in effect at the time an application for a Contract was approved. We reserve the right to modify, suspend or terminate any reductions or waivers of charges at any time. Any variation in charges or rates reflects differences in costs and services and is not unfairly discriminatory to the interests of any Owner.

Distribution of Contracts

John Hancock Distributors, LLC (“JH Distributors”), a Delaware limited liability company and an affiliate of ours, is the principal underwriter and distributor of the Contract interests offered by this Prospectus and of other annuity and life insurance products we and our affiliates offer. JH Distributors also acts as the principal underwriter of John Hancock Variable Insurance Trust, whose securities are used to fund certain Variable Investment Options under the Contract and under other annuity and life insurance products we offer.

JH Distributors’ principal address is 200 Bloor Street East, Toronto, Canada M4W 1E5. It also maintains offices with us at 601 Congress Street, Boston, Massachusetts 02210. JH Distributors is a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and is a member of the Financial Industry Regulatory Authority (“FINRA”).

We offered the Contract for sale through broker-dealers that entered into selling agreements for the sale of the Contracts. Broker-dealers sold the Contract through their registered representatives who were appointed by us to act as our insurance agents. Signator Investors, Inc. (“Signator”), a subsidiary of ours, or any of its affiliates that is registered under the 1934 Act and a member of FINRA, may also have offered the Contract.

JH Distributors may continue to pay compensation to broker-dealers in connection with the promotion or servicing of the Contracts. In turn, the broker-dealers pay a portion of the compensation to their registered representatives, under their own arrangements. Signator compensated its registered representatives for sales of the Contracts on a commission and fee service basis. We may also reimburse Signator for direct and indirect expenses actually incurred in connection with the distribution and servicing of these Contracts.

Signator representatives may have received additional cash or non-cash incentives (including expenses for conference or seminar trips and certain gifts) in connection with the sale of Contracts issued by us. From time to time, Signator, at its expense, may also have provided significant additional amounts to broker dealers or other financial services firms which sold or arranged for the sale of the Contracts. Such compensation may have included, for example, financial assistance to financial services firms in connection with their conferences or seminars, sales or training programs for invited registered representatives and other employees, payment for travel expenses, including lodging, incurred by registered representatives and other employees for such seminars or training programs, seminars for the public, advertising and sales campaigns regarding the Contracts, and/or other events or activities sponsored by the financial services firms. As a consequence of such additional compensation, representatives and financial services firms, including but not limited to Signator and its representatives, may have been motivated to sell our Contracts instead of Contracts issued by other insurance companies.

We may also continue to pay commissions or overrides to a limited number or affiliated and/or non-affiliated broker-dealers that provided marketing support and training services to the broker-dealer firms that sold and service the Contracts.

Transaction Confirmations

We will send you confirmation statements for certain transactions in your Investment Accounts. You should carefully review these transaction confirmations to verify their accuracy. You should report any mistakes immediately to our Annuities Service Center. If you fail to notify our Annuities Service Center of any mistake within 60 days of the delivery of the transaction confirmation, we will deem you to have ratified the transaction. We encourage you to register for electronic delivery of your transaction confirmations. Please contact the John Hancock Annuities Service Center at the applicable telephone number or Internet address shown on the first page of this Prospectus for more information on electronic transactions.

Statement of Additional Information

Our Statement of Additional Information (“SAI”) provides additional information about the Contract and the Separate Account, including information on our history, services provided to the Separate Account and legal and regulatory matters. We filed the SAI with the SEC on the same date as this Prospectus and incorporate it herein by reference. You may obtain a copy of the current SAI without charge by contacting us at the Annuities Service Center shown on the first page of this Prospectus. The SEC also maintains a website (http://www.sec.gov) that contains the SAI and other information about us, the Contract and the Separate Account. We list the Table of Contents of the SAI below.

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.) SEPARATE ACCOUNT T

(formerly JOHN HANCOCK VARIABLE ANNUITY ACCOUNT JF)

Statement of Additional Information

General Information And History
Accumulation Unit Value Tables
Services
Independent Registered Public Accounting Firm
Servicing Agent
Principal Underwriter
Compensation
Additional Information on Section 403(B) Plans or Tax-Sheltered Annuities
Additional Information on Deferred Compensation Plans of State and Local Governments and Tax-Exempt Organizations
Calculation of Annuity Payments
Calculation of Annuity Units
Annuity Unit Values
Mortality Tables
Additional Information about Determining Unit Values
Net Investment Rate
Adjustment of Units and Values
Hypothetical Examples Illustrating the Calculation of Accumulation Unit Values and Annuity Unit Values
Purchases and Redemptions of Portfolio Shares
The Separate Account
Liability For Telephone Transfers
Voting Privileges
Legal and Regulatory Matters
Appendix A: Audited Financial Statements

Financial Statements

The Statement of Additional Information also contains the Company’s financial statements for the years ended December 31, 2013 and 2012, and its Separate Account financial statements for the year ended December 31, 2013 (the “Financial Statements”). Our Financial Statements provide information on our financial strength as of December 31, 2013, including information on our General Account assets that were available at that time to support our guarantees under the Contracts and any optional benefit Riders. The Company’s General Account consists of securities and other investments, the value of which may decline during periods of adverse market conditions.

APPENDIX A: Details About Our Fixed Investment Options

Investments That Support Our Fixed Investment Options

We back our obligations under the Fixed Investment Options with John Hancock USA’s general assets. Subject to applicable law, we have sole discretion over the investment of our general assets (including those held in our “non-unitized” separate account that primarily supports the Fixed Investment Options). We invest these amounts in compliance with applicable state insurance laws and regulations concerning the nature and quality of our general investments.

We invest the non-unitized separate account assets, according to our detailed investment policies and guidelines, in fixed income obligations, including:

•	corporate bonds;

•	mortgages;

•	mortgage-backed and asset-backed securities; and

•	government and agency issues.

We invest primarily in domestic investment-grade securities. In addition, we use derivative contracts only for hedging purposes, to reduce ordinary business risks associated with changes in interest rates, and not for speculating on future changes in the financial markets. Notwithstanding the foregoing, we are not obligated to invest according to any particular strategy.

Guaranteed Interest Rates

We declare the guaranteed rates from time to time as market conditions and other factors dictate. We advise you of the guaranteed rate for a selected Fixed Investment Option at the time we:

•	receive your Purchase Payment;

•	effectuate your transfer; or

•	renew your Fixed Investment Option.

We have no specific formula for establishing the guaranteed rates for the Fixed Investment Options. The rates may be influenced by interest rates generally available on the types of investments acquired with amounts allocated to the Fixed Investment Option. In determining guarantee rates, we may also consider, among other factors, the duration of the Fixed Investment Option, regulatory and tax requirements, sales and administrative expenses we bear, risks we assume, our profitability objectives, and general economic trends.

Computation of Market Value Adjustment

We determine the amount of the market value adjustment by multiplying the amount being taken from the Fixed Investment Option (before any applicable withdrawal charge) by a factor expressed by the following formula:

Where:

•	g is the guaranteed rate in effect for the current Fixed Investment Option;

•

c is the current guaranteed rate in effect for new Fixed Investment Options with duration equal to the number of years remaining in the current Fixed Investment Option (rounded to the nearest whole number of years). If we are not currently offering such a Fixed Investment Option, we will declare a guarantee rate, solely for this purpose, consistent with interest rates currently available; and

•

n is the number of complete months from the date of withdrawal to the end of the current Fixed Investment Option. (If less than one complete month remains, n equals one unless the withdrawal is made on the last day of the Fixed Investment Option, in which case no adjustment applies.)

A-1

SAMPLE CALCULATION 1: POSITIVE ADJUSTMENT*

Amount withdrawn or transferred	$10,000
Guarantee Period	5 years
Time of withdrawal or transfer	beginning of 3rd year of Guarantee Period
Guaranteed rate (g)	4%
Guaranteed rate for new 3 year guarantee (c)	3%
Remaining Guarantee Period (n)	36 months

Market Value Adjustment:

Amount withdrawn or transferred (adjusted for market value adjustment): $10,000 + $145.63 = $10,145.63

SAMPLE CALCULATION 2: NEGATIVE ADJUSTMENT*

Amount withdrawn or transferred	$10,000
Guarantee Period	5 years
Time of withdrawal or transfer	beginning of 3rd year of Guarantee Period
Guaranteed rate (g)	4%
Guaranteed rate for new 3 year guarantee (c)	5%
Remaining Guarantee Period (n)	36 months

Market Value Adjustment:

Amount withdrawn or transferred (adjusted for market value adjustment): $10,000 - $420.50 = $9,579.50

*	All interest rates shown have been arbitrarily chosen for purposes of this example. In most cases they will bear little or no relation to the rates we are actually guaranteeing at any time.

A-2

APPENDIX B: Examples of Withdrawal Charge Calculations

Declaration and Patriot Variable Annuities

Assume the Following Facts:

•	On January 1, 1997, you make a $5000 initial Purchase Payment and we issue you a Contract.

•	On January 1, 1998, you make a $1000 Purchase Payment.

•	On January 1, 1999, you make a $1000 Purchase Payment.

•	On January 1, 2000, the total value of your Contract is $9000 because of good investment earnings.

Now assume you make a withdrawal of $6000 (no tax withholding) on January 2, 2000. In this case, assuming no prior withdrawals, we would deduct a CDSL of $272.23. We withdraw a total of $6272.23 from your Contract.

$	6,000.00	—	withdrawal request payable to you
+	272.23	—	withdrawal charge payable to us

$	6,272.23	—	total amount withdrawn from your Contract

Here Is How We Determine the Withdrawal Charge:

(1) We first reduce your $5000 initial Purchase Payment by the three annual $30 Contract fees we assessed on January 1, 1998, 1999, and 2000. We withdraw the remaining $4910 from your Contract.

$	5,000
-	30	—	1998 Contract fee payable to us
-	30	—	1999 Contract fee payable to us
-	30	—	2000 Contract fee payable to us

$	4,910	—	amount of your initial Purchase Payment we would consider to be withdrawn

Under the free withdrawal provision, we deduct 10% of the total value of your Contract at the beginning of the Contract Year, or $900 (.10 x $9000). We pay the $900 to you as part of your withdrawal request, and we assess a withdrawal charge on the remaining balance of $4010. Because you made the initial Purchase Payment 3 years ago, the withdrawal charge percentage is 5%. We deduct the resulting $200.50 from your Contract to cover the withdrawal charge on your initial Purchase Payment. We pay the remainder of $3809.50 to you as a part of your withdrawal request.

$	4,910.00
-	900	—	free Withdrawal Amount (payable to you)

$	4,010
×	.05

$	200.50	—	withdrawal charge on initial Purchase Payment (payable to us)
$	4,010.00
-	200.50

$	3,809.50	—	part of withdrawal request payable to you

(2) We next deem the entire amount of your 1998 Purchase Payment to be withdrawn and we assess a withdrawal charge on that $1000 amount. Because you made this Purchase Payment 2 years ago, the withdrawal charge percentage is 5%. We deduct the resulting $50 from your Contract to cover the withdrawal charge on your 1998 Purchase Payment. We pay the remainder of $950 to you as a part of your withdrawal request.

$	1,000
×	.05

$	50	—	withdrawal charge on 1998 Purchase Payment (payable to us)
$	1,000
-	50

$	950	—	part of withdrawal request payable to you

Examples of Withdrawal Charge Calculations - continued

Declaration and Patriot Variable Annuities -continued

(3) We next determine what additional amount we need to withdraw to provide you with the total $6000 you requested, after the deduction of the withdrawal charge on that additional amount. We have already allocated $900 from the free Withdrawal Amount, $3809.50 from your initial Purchase Payment, and $950 from your 1998 Purchase Payment. Therefore, $340.50 is needed to reach $6000.

	$6,000.00	—	total Withdrawal Amount requested
-	900.00	—	free Withdrawal Amount
-	3,809.50	—	payment deemed from initial Purchase Payment
-	950.00	—	payment deemed from 1998 Purchase Payment

	$340.50	—	additional payment to you needed to reach $6000

We know that the withdrawal charge percentage for this remaining amount is 6%, because you are already deemed to have withdrawn all Purchase Payments you paid prior to 1999. We use the following formula to determine how much more we need to withdraw:

Remainder due to you = Withdrawal needed – [applicable withdrawal charge percentage times withdrawal needed]

$	340.50		=	x – [.06x]
$	340.50		=	.94x
$	340.50	/0.94	=	X
$	362.23		=	X
$	362.23		—	deemed withdrawn from 1999 Purchase Payment
$	- 340.50		—	part of withdrawal request payable to you

$	21.73		—	withdrawal charge on 1999 Purchase Payment deemed withdrawn (payable to us)
$	200.50		—	withdrawal charge on the initial Purchase Payment
$	+ 50.00		—	withdrawal charge on the 1998 Purchase Payment
$	+ 21.73		—	withdrawal charge on the 1999 Purchase Payment

$	272.23		—	Total withdrawal charge

Revolution Extra Variable Annuities

Assume the Following Facts:

•	On January 1, 2001, you make a $5,000 initial Purchase Payment and we issue you a Contract.

•	On January 1, 2002, you make a $1,000 Purchase Payment.

•	On January 1, 2003, you make a $1,000 Purchase Payment.

•	On January 1, 2004, the total value of your Contract is $7,500 because of the extra credits and favorable investment earnings.

Now assume you make a withdrawal of $7,000 (no tax withholding) on January 2, 2004. In this case, assuming no prior withdrawals, we would deduct a CDSL of $474.19. We withdraw a total of $7,474.19 from your Contract.

$	7,000.00	—	withdrawal request payable to you
+	474.19	—	withdrawal charge payable to us

$	7,474.19	—	total amount withdrawn from your Contract

Here Is How We Determine the Withdrawal Charge:

(1)	We first distribute to you the $500 profit you have in your Contract ($7,500 total Contract Value less $7,000 of Purchase Payments you have paid) under the free withdrawal provision.

(2)	Next we repay to you the $5,000 Purchase Payments you paid in 2001 Under the free withdrawal provision, $200 of that Purchase Payment is charge free ($7,000 total Purchase Payments paid x 10%; less the $500 free withdrawal in the same Contract Year described in paragraph 1 above). We assess a withdrawal charge on the remaining balance of $4,800 from your 2001 Purchase Payment. Because you made that Purchase Payment 3 years ago, the withdrawal charge percentage is 7%. We deduct the resulting $336 from your Contract to cover the withdrawal charge on your 2001 Purchase Payment. We pay the remainder of $4,464 to you as a part of your withdrawal request.

Examples of Withdrawal Charge Calculations - continued

Revolution Extra Variable Annuities - continued

	$5,000
-	200	—	free Withdrawal Amount (payable to you)

	$4,800
×	.07

	$336	—	withdrawal charge on 2001 Purchase Payment (payable to us)
	$4,800
-	336

	$4,464	—	part of withdrawal request payable to you

(1)	We next deem the entire amount of your 2002 Purchase Payment to be withdrawn and we assess a withdrawal charge on that $1,000 amount. Because you made this Purchase Payment 2 years ago, the withdrawal charge percentage is 7%. We deduct the resulting $70 from your Contract to cover the withdrawal charge on your 2002 Purchase Payment. We pay the remainder of $930 to you as a part of your withdrawal request.

	$1,000
×	.07

	$70	—	withdrawal charge on 2002 Purchase Payment (payable to us)
	$1,000
-	70

	$930	—	part of withdrawal request payable to you

(2)	We next determine what additional amount we need to withdraw to provide you with the total $7,000 you requested, after the deduction of the withdrawal charge on that additional amount. We have already allocated $500 from profits under paragraph 1 above, $200 of additional free Withdrawal Amount under paragraph 2, $4,464 from your 2001 Purchase Payment under paragraph 2, and $930 from your 2003 Purchase Payment under paragraph 3. Therefore, $906 is needed to reach $7,000.

	$7,000	—	total Withdrawal Amount requested
-	500	—	profit
-	200	—	free Withdrawal Amount
-	4,464	—	payment deemed from initial Purchase Payment
-	930	—	payment deemed from initial Purchase Payment

	$906	—	additional payment to you needed to reach $7,000

We know that the withdrawal charge percentage for this remaining amount is 7%, because you are already deemed to have withdrawn all Purchase Payments you paid prior to 2003. We use the following formula to determine how much more we need to withdraw:

Remainder due to you = Withdrawal needed – [applicable withdrawal charge percentage times withdrawal needed]

$906	=	x – [.07x]
$906	=	.93x
$906/.93	=	X
$974.19	=	X
$974.19	—	deemed withdrawn from 2003 Purchase Payment
$906.00	—	part of withdrawal request payable to you

$68.19	—	withdrawal charge on 2003 Purchase Payment deemed withdrawn (payable to us)

Examples of Withdrawal Charge Calculations - continued

Revolution Value Variable Annuities - continued

Assume the Following Facts:

•	On January 1, 2001, you make a $5,000 initial Purchase Payment and we issue you a Contract.

•	On January 1, 2002, you make a $1,000 Purchase Payment.

•	On January 1, 2003, you make a $1,000 Purchase Payment.

•	On January 1, 2004, the total value of your Contract is $7,500 because of favorable investment earnings.

Now assume you make a withdrawal of $7,000 (no tax withholding) on January 2, 2004. In this case, assuming no prior withdrawals, we would deduct a withdrawal charge of $289.36. We withdraw a total of $7,289.36 from your Contract.

	$7,000.00	—	withdrawal request payable to you
+	289.36	—	withdrawal charge payable to us

	$7,289.36	—	total amount withdrawn from your Contract

Here Is How We Determine the Withdrawal Charge:

(1)	We first distribute to you the $500 profit you have in your Contract ($7,500 total Contract Value less $7,000 of Purchase Payments you have paid) under the free withdrawal provision.

Next we repay to you the $5,000 Purchase Payments you paid in 2001. Under the free withdrawal provision, $200 of that Purchase Payment is charge free ($7,000 total Purchase Payments paid x 10%; less the $500 free withdrawal in the same Contract Year described in paragraph 1 above). We assess a withdrawal charge on the remaining balance of $4,800 from your 2001 Purchase Payment. Because you made that Purchase Payment 3 years ago, the withdrawal charge percentage is 4%. We deduct the resulting $192 from your Contract to cover the withdrawal charge on your 2001 Purchase Payment. We pay the remainder of $4,608 to you as a part of your withdrawal request.

	$5,000
-	200	—	free Withdrawal Amount (payable to you)

	$4,800
×	.04

	$192	—	withdrawal charge on 2001 Purchase Payment (payable to us)
	$4,800
-	192

	$4,608	—	part of withdrawal request payable to you

(2)	We next deem the entire amount of your 2002 PURCHASE PAYMENT to be withdrawn and we assess a withdrawal charge on that $1,000 amount. Because you made this Purchase Payment 2 years ago, the withdrawal charge percentage is 5%. We deduct the resulting $50 from your Contract to cover the withdrawal charge on your 2002 Purchase Payment. We pay the remainder of $950 to you as a part of your withdrawal request.

	$1,000
×	.05

	$50	—	withdrawal charge on 2002 Purchase Payment (payable to us)
	$1,000
-	50

	$950	—	part of withdrawal request payable to you

Examples of Withdrawal Charge Calculations – continued

Revolution Value Variable Annuities – continued

(3)	We next determine what additional amount we need to withdraw to provide you with the total $7,000 you requested, after the deduction of the withdrawal charge on that additional amount. We have already allocated $500 from profits under paragraph 1 above, $200 of additional free Withdrawal Amount under paragraph 2, $4,608 from your 2001 Purchase Payment under paragraph 2, and $950 from your 2003 Purchase Payment under paragraph 3. Therefore, $742 is needed to reach $7,000.

	$7,000	—	total Withdrawal Amount requested
-	500	—	Profit
-	200	—	free Withdrawal Amount
-	4,608	—	payment deemed from initial Purchase Payment
-	950	—	payment deemed from 2002 Purchase Payment

	$742	—	additional payment to you needed to reach $7,000

(4)	We know that the withdrawal charge percentage for this remaining amount is 6%, because you are already deemed to have withdrawn all Purchase Payments you paid prior to 2003. We use the following formula to determine how much more we need to withdraw:

Remainder due to you = Withdrawal needed – [applicable withdrawal charge percentage times withdrawal needed]

	$742.00	=	x – [.06x]
	$742.00	=	.94x
	$742.00/.94	=	X
	$789.36	=	X
	$789.36	—	Deemed withdrawn from 2003 Purchase Payment
$	- 742.00	—	part of withdrawal request payable to you

	$47.36	—	withdrawal charge on 2003 Purchase Payment deemed withdrawn (payable to us)

APPENDIX C: Optional Enhanced Death Benefits

Declaration and Patriot Variable Annuities

“Stepped-Up” Death Benefit Rider

If you were under age 80 when you applied for your Contract, you may have elected to enhance the standard death benefit by purchasing a stepped-up death benefit. Under this benefit, if the Annuitant dies before the Contract’s Maturity Date, we will pay the Beneficiary the greater of:

•	the standard death benefit (described above); or

•

the highest total value of your Contract (adjusted by any market value adjustment) as of any anniversary of your Contract to date, plus any Purchase Payments you have made since that anniversary, minus any withdrawals you have taken (and any related withdrawal charges) since that anniversary.

For these purposes, however, we count only those Contract Anniversaries that occur (1) before we receive proof of death and any required settlement instructions and (2) before the Annuitant turns age 81 (80 1/2 for Patriot Variable Annuities).

You may have elected this benefit only when you applied for the Contract and only if this benefit is available in your state. As long as the benefit is in effect, you will pay a monthly charge for this benefit as shown in the Fee Tables. For a description of this charge, refer to “What Fees and Charges will be Deducted from My Contract?”

You should carefully review the tax considerations for optional benefits under “IX. Federal Tax Matters” if you selected this optional benefit. For a more complete description of the terms and conditions of this benefit, you should refer directly to the benefit. We will provide you with a copy upon request.

Accidental Death Benefit Rider

If you are under age 80 when you apply for your Contract, you may elect to purchase an accidental death benefit. In addition to any other death benefit, this benefit provides a benefit upon the accidental death of the Annuitant prior to the earlier of:

•	the Contract’s Maturity Date; and

•	the Annuitant’s 80th birthday.

Under this benefit, the Beneficiary will receive an amount equal to the Contract Value as of the date of the accident, up to a maximum of $200,000. We will pay the benefit after we receive, at the Annuities Service Center:

•	proof of the Annuitant’s death; and

•	any required instructions as to method of settlement.

You may elect this benefit only when you apply for the Contract. As long as the benefit is in effect, you will pay a monthly charge for this benefit as shown in the Fee Tables.

You should carefully review the tax considerations for optional benefit Riders under “IX. Federal Tax Matters” if you selected this optional benefit Rider. For a complete description of the terms and conditions of this benefit, you should refer directly to the Rider. We will provide you with a copy upon request. Not all states allowed this benefit.

Revolution Access, Revolution Extra, and Revolution Value Variable Annuities

You may have elected a death benefit that differs from the standard death benefit by purchasing an optional death benefit Rider:

•	only if the Rider was available in your state when you applied for the Contract;

•	if you elected the Enhanced Death Benefit Rider, only if each Owner and each Annuitant was under age 80 at the time you applied for the Contract; and

•	if you elected the Earnings Enhancement Death Benefit Rider, only if each Owner and each Annuitant was under age 75 at the time you applied for the Contract.

We may have waived either or both of the last two restrictions for Contracts purchased prior to the date a Rider was available in your state.

As long as an optional death benefit Rider is in effect, you will pay the monthly charge shown in the Fee Tables for that benefit. The Rider and its related charges terminate on:

•	the Contract’s Maturity Date; or

•	upon your surrendering the Contract; or

•

a change of ownership, except where a Spousal Beneficiary continues the Rider after an Owner’s death (we explain Contract continuation by a Spouse in “Distribution Requirements Following Death of Owner”).

C-1

In addition, you may terminate the Enhanced Death Benefit Rider at any time by providing written notification to us at the Annuities Service Center shown on the first page of this Prospectus. If you purchased an Earnings Enhancement Death Benefit Rider, however, you cannot request us to terminate the Rider and its charges.

Enhanced Death Benefit Rider

Under this benefit, we will pay the greatest of:

•	the standard death benefit;

•

the amount of each Purchase Payment you have paid (but not including any extra credits), accumulated at 5% effective annual interest during the benefit’s measuring period (less any withdrawals you have taken and not including any interest on such amounts after they are withdrawn); or

•

the highest total value of your Contract (adjusted by any market value adjustment) as of any anniversary of your Contract during the benefit’s measuring period, plus any Purchase Payments you have made since that anniversary, minus any withdrawals you have taken since that anniversary.

The benefit’s “measuring period” includes only those Contract Anniversaries that occur (1) before we receive proof of death and (2) before the measuring life turns age 81. The benefit’s “measuring life” is:

•	the Owner, if there is only one Owner under your Contract and the death benefit is payable because the Owner dies before the Maturity Date;

•	the oldest Owner, if there are joint Owners under your Contract and the death benefit is payable because either Owner dies before the Maturity Date;

•	the Annuitant, if there is only one Annuitant under your Contract and the death benefit is payable because the Annuitant dies before the Maturity Date; or

•

the youngest Annuitant, if there are joint Annuitants under your Contract and the death benefit is payable because the surviving Annuitant dies during the Owner(s) lifetime(s) but before the Maturity Date.

If an Owner is also an Annuitant, we generally consider that person to be an “Owner” instead of an “Annuitant” for purposes of determining the benefit’s measuring life.

For a more complete description of the terms and conditions of this benefit, you should refer directly to the benefit. We will provide you with a copy on request.

You should carefully review the tax considerations for optional benefits under “IX. Federal Tax Matters” if you selected this optional benefit.

Earnings Enhancement Death Benefit Rider

(not available for Contracts issued to Qualified Plans)

Under this benefit, the death benefit may be increased by an earnings enhancement amount that will vary based on the age of the Owners and Annuitants when you purchased the benefit. In certain marketing materials, this benefit may have been referred to as the “Beneficiary Tax Relief” benefit because any amounts paid under this benefit can be used to cover taxes that may be due on death benefit proceeds under your Contract. Amounts paid under this benefit, however, may also be subject to tax and may be greater than or less than the amount of taxes due on the death benefits.

The Earnings Enhancement amount is determined as follows:

•

if all of the Owners and the Annuitant are under age 70 on the date your benefit is issued, the Earnings Enhancement amount will be 40% of the difference between the Standard Death Benefit (or Enhanced Death Benefit, if that benefit is in effect) and your “Net Purchase Payments,” up to a maximum benefit amount of 80% of your “Adjusted Net Purchase Payments” prior to the date of the decedent’s death;

•

if any of the Owners or the Annuitant is age 70 or older on the date your benefit is issued, the Earnings Enhancement amount will be 25% of the difference between the Standard Death Benefit (or Enhanced Death Benefit, if that benefit is in effect) and your “Net Purchase Payments,” up to a maximum benefit amount of 50% of your “Adjusted Net Purchase Payments” prior to the date of the decedent’s death; but

•	if there are joint Annuitants under your Contract, we will not count the age of the older Annuitant for either of these purposes unless the older Annuitant is also an Owner.

“Net Purchase Payments,” for purposes of this benefit, means Purchase Payments you paid for the Contract, less any withdrawals in excess of earnings from your Contract (including any surrender charges imposed on these withdrawals). For this purpose, we consider withdrawals to be taken first from earnings on your Contract before they are taken from your Purchase Payments. “Adjusted Net Purchase Payments” means Net Purchase Payments minus any Purchase Payments you paid in the 12 month period prior to the decedent’s death (excluding the initial Purchase Payments).

For a more complete description of the terms and conditions of this benefit, you should refer directly to the Rider. We will provide you with a copy on request.

You should carefully review the tax considerations for optional benefit Riders under “IX. Federal Tax Matters” if you selected any of these optional death benefit Riders. The death benefits under these Riders will decrease if you make withdrawals under your Contract.

C-2

APPENDIX D: Examples of Earnings Enhancement Death Benefit Calculation

(Not applicable to the Declaration or Patriot Variable Annuities)

The following are examples of the optional Earnings Enhancement death benefit. We have assumed that there are earnings under the Contracts in each case. Actual investment performance may be greater or lower than the amounts shown.

Example 1

Earnings Enhancement death benefit with standard death benefit, no adjustments for withdrawals or Additional Purchase Payments

Assume:

•	you elect the Earnings Enhancement death benefit Rider (but not the enhanced death benefit Rider) when you purchase your Contract;

•	at the time of purchase, you and the Annuitant are each under age 70 and you pay an initial Purchase Payment of $100,000;

•	you allocate the Purchase Payment to a Variable Investment Option, and make no transfers of Contract Value to other Investment Options; and

•	we determine the death benefit before the Maturity Date, in the fourth year of your Contract on a day when the total value of your Contract is $180,000.

Calculation of Standard Death Benefit. We compare the total value of your Contract ($180,000, with no market value adjustment) to the total amount of Purchase Payments you paid ($100,000, with no adjustment for withdrawals). The standard death benefit is the higher of the two, or $180,000.

Calculation of Earnings Enhancement Amount. Because you and the Annuitant were both under age 70 when the Rider was issued, the Earnings Enhancement amount is 40% of the difference between the standard death benefit and your “Net Premiums,” up to a maximum benefit amount equal to 80% of your “Adjusted Net Premiums.”

Calculation of Net Purchase Payments and Adjusted Net Purchase Payments. To determine “Net Purchase Payments,” we reduce the Purchase Payments you paid ($100,000) by the amount of any withdrawals in excess of earnings ($0, with no adjustment for withdrawal charges). In this example, the Net Purchase Payments is $100,000. To determine “Adjusted Net Purchase Payments,” we reduce the Net Purchase Payments ($100,000) by any Purchase Payments you made, other than the initial Purchase Payment, during the 12 months before we calculated the death benefit ($0). In this example, the “Adjusted Net Purchase Payments” is $100,000.

Calculation of Maximum Benefit Amount. The maximum benefit amount under the Earnings Enhancement death benefit Rider in this example is 80% of the Adjusted Net Premiums ($100,000), or $80,000.

The Earnings Enhancement amount is 40% of the difference between the standard death benefit ($180,000) and your Net Premiums ($100,000), up to the maximum benefit amount. In this example, 40% of the difference is $32,000, which is less than the maximum benefit amount ($80,000). The Earnings Enhancement amount is therefore $32,000.

The total Death Benefit in this example is the standard death benefit ($180,000) plus the Earnings Enhancement amount ($32,000), or $212,000.

Example 2

Earnings Enhancement death benefit with enhanced death benefit, adjusted for withdrawal and Additional Purchase Payments.

Assume:

•	you elect the Earnings Enhancement death benefit Rider and the enhanced death benefit Rider when you purchase your Contract;

•	at the time of purchase, you are over age 70 and you pay an initial Purchase Payment of $100,000;

•	you allocate the Purchase Payments to a Variable Investment Option, and make no transfers of Contract Value to other Investment Options;

•	on the seventh anniversary of your Contract, your total value in the Contract is $175,000, which is the highest value on any anniversary date;

•	on the day after the seventh anniversary of your Contract, you make a withdrawal of $80,000;

•	on the eighth anniversary of your Contract, the total value of your Contract is $110,000, and you make an Additional Purchase Payment of $10,000 at the end of the eighth year of your Contract;

•	we determine the death benefit before the Maturity Date in the middle of the ninth year of your Contract, on a day when the total value of your Contract is $120,000.

D-1

Calculation of Enhanced Death Benefit. In this example, the enhanced death benefit is the highest of an accumulated premium “roll-up” amount, a “highest anniversary value” amount and the value of your Contract on the date the death benefit is determined.

Calculation of Premium Roll-up. We calculate the amount of each Purchase Payment you have paid, accumulated at a 5% effective annual rate, minus any withdrawals. In this example, the accumulated value of your initial Purchase Payment, after adjustment for the $80,000 withdrawal, is $65,319.75, and the accumulated value of your second Purchase Payment is $10,246.95. The total amount of the premium “roll-up” is $75,566.70.

Calculation of Highest Anniversary Value. We determine the highest anniversary value of your Contract on any anniversary date during the Rider’s measuring period ($175,000), plus any Purchase Payments since that date ($10,000), minus any withdrawals since that date ($80,000). In this example, the “highest anniversary value” is $105,000.

The total value of your Contract on the date the death benefit is determined ($120,000, with no market value adjustment) is higher than the premium roll-up amount ($75,566.70) and higher than the “highest anniversary value” amount ($105,000). The enhanced death benefit is therefore $120,000.

Calculation of Earnings Enhancement Amount. Because you were over age 70 when the Rider was issued, the Earnings Enhancement amount is 25% of the difference between the enhanced death benefit and your “Net Premiums,” up to a maximum benefit amount equal to 50% of your “Adjusted Net Premiums.”

Calculation of Net Premiums and Adjusted Net Premiums. To determine “Net Premiums,” we reduce the Purchase Payments you paid by the amount of any withdrawals in excess of earnings (including withdrawal charges). In this example, you withdrew $80,000 at a time when your earnings were $75,000 and no withdrawal charges were imposed. The amount withdrawn in excess of earnings is therefore $5,000. Net Premiums is the amount of Purchase Payments paid ($110,000) less amounts withdrawn in excess of earnings ($5,000), or $105,000. To determine “Adjusted Net Premiums,” we reduce the Net Premiums ($105,000) by any Purchase Payments you made during the 12 months before we calculated the death benefit ($10,000). In this example, the “Adjusted Net Premiums” is $95,000.

Calculation of Maximum Benefit Amount. The maximum benefit amount under the Earnings Enhancement death benefit Rider in this example is 50% of your Adjusted Net Premiums ($95,000), or $47,500.

The Earnings Enhancement amount is 25% of the difference between the enhanced death benefit ($120,000) and your Net Premiums ($105,000), up to the maximum benefit amount. In this example, 25% of the difference is $3,750, which is less than the maximum benefit amount ($47,500). The Earnings Enhancement amount is therefore $3,750.

The total Death Benefit in this example is the enhanced death benefit ($120,000) plus the Earnings Enhancement amount ($3,750), or $123,750.

D-2

APPENDIX U: Accumulation Unit Value Tables

The following table provides information about Variable Investment Options available under the Contracts described in this Prospectus. We present this information in columns that compare the value of various classes of Accumulation Units for each Variable Investment Option during the periods shown.

We use Accumulation Units to measure the value of your investment in a particular Variable Investment Option. Each Accumulation Unit reflects the value of underlying shares of a particular Portfolio (including dividends and distributions made by that Portfolio), as well as the charges we deduct on a daily basis for Separate Account Annual Expenses. (See “III. Fee Tables” for additional information on these charges.)

The table contains information on different classes of Accumulation Units because we deduct different levels of daily charges. In particular, the table shows Accumulation Units reflecting the daily charges for:

•	Patriot Contracts with Initial Purchase of less than $250,000;

•	Patriot Contracts with Initial Purchase of $250,000, or more;

•	Declaration Contracts with Initial Purchase of less than $250,000;

•	Declaration Contracts with Initial Purchase of $250,000, or more;

•	Revolution Access Contracts;

•	Revolution Extra Contracts; and

•	Revolution Value Contracts.

Revolution, Declaration, Patriot

John Hancock Life Insurance Company (U.S.A.) Separate Account T

Accumulation Unit Values

Revolution Value Variable Annuity, Revolution Access Variable Annuity, Revolution Extra Variable Annuity

Declaration Variable Annuity and Patriot Variable Annuity

	Year Ended 12/31/13	Year Ended 12/31/12	Year Ended 12/31/11	Year Ended 12/31/10	Year Ended 12/31/09	Year Ended 12/31/08	Year Ended 12/31/07	Year Ended 12/31/06	Year Ended 12/31/05	Year Ended 12/31/04
500 Index Trust B - NAV Shares (units first credited 04-29-2005)
Contracts with no Optional Benefits
Value at Start of Year	7.37	7.37	7.37	7.37	7.37	22.93	22.06	19.32	18.70	—
Value at End of Year	7.37	7.37	7.37	7.37	7.37	7.37	22.93	22.06	19.32	—
Rev Value No. of Units	409,624	463,507	528,040	658,665	808,695	964,580	1,237,659	1,647,151	1,911,056	—
Rev. Access No. of Units	73,668	75,807	105,923	114,130	133,208	150,214	173,190	201,117	236,963	—
Rev. Extra No. of Units	149,538	161,816	184,695	204,018	239,593	286,531	384,693	524,530	609,115	—
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
Value at Start of Year	—	—	—	—	—	—	—	—	10.08	—
Value at End of Year	—	—	—	—	—	—	—	—	10.45	—
No. of Units	—	—	—	—	—	—	—	—	4,262	—
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
Value at Start of Year	12.30	10.76	10.69	9.43	7.55	12.18	11.72	10.27	9.93	—
Value at End of Year	16.04	12.30	10.76	10.69	9.43	7.55	12.18	11.72	10.27	—
No. of Units	10,454	9,227	9,302	9,708	11,304	12,827	21,214	34,915	39,274	—
Declaration Contracts with no Optional Benefits with initial premium payments greater than $250,000
Value at Start of Year	19.72	17.20	17.05	15.00	11.99	19.28	18.50	16.17	15.61	—
Value at End of Year	25.78	19.72	17.20	17.05	15.00	11.99	19.28	18.50	16.17	—
No. of Units	388	390	3,219	394	397	400	655	25,069	75,382	—
Declaration Contracts with no Optional Benefits with initial premium payments less than $250,000
Value at Start of Year	23.16	20.25	20.13	17.75	14.22	22.93	22.06	19.32	18.70	—
Value at End of Year	30.20	23.16	20.25	20.13	17.75	14.22	22.93	22.06	19.32	—
No. of Units	38,030	42,982	57,042	63,057	74,590	80,207	102,600	140,106	197,318	—
Active Bond Fund (merged into Active Bond Trust eff 04-29-2005) - NAV Shares (units first credited 05-01-2001)
Contracts with no Optional Benefits
Value at Start of Year	—	—	—	—	—	—	—	—	—	11.57
Value at End of Year	—	—	—	—	—	—	—	—	—	11.97
Rev Value No. of Units	—	—	—	—	—	—	—	—	—	1,549,579
Rev. Access No. of Units	—	—	—	—	—	—	—	—	—	152,483
Rev. Extra No. of Units	—	—	—	—	—	—	—	—	—	508,142
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
Value at Start of Year	—	—	—	—	—	—	—	—	—	14.78
Value at End of Year	—	—	—	—	—	—	—	—	—	15.33
No. of Units	—	—	—	—	—	—	—	—	—	13,113
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
Value at Start of Year	—	—	—	—	—	—	—	—	—	11.57
Value at End of Year	—	—	—	—	—	—	—	—	—	11.97
No. of Units	—	—	—	—	—	—	—	—	—	55,188
Declaration Contracts with no Optional Benefits with initial premium payments greater than $250,000
Value at Start of Year	—	—	—	—	—	—	—	—	—	14.78
Value at End of Year	—	—	—	—	—	—	—	—	—	15.33
No. of Units	—	—	—	—	—	—	—	—	—	31,793
Declaration Contracts with no Optional Benefits with initial premium payments less than $250,000
Value at Start of Year	—	—	—	—	—	—	—	—	—	11.57
Value at End of Year	—	—	—	—	—	—	—	—	—	11.97
No. of Units	—	—	—	—	—	—	—	—	—	534,099
Active Bond Trust - NAV Shares (units first credited 04-29-2005)
Contracts with no Optional Benefits
Value at Start of Year	17.89	16.51	15.78	14.02	11.37	12.86	12.52	12.13	11.97	—
Value at End of Year	17.71	17.89	16.51	15.78	14.02	11.37	12.86	12.52	12.13	—
Rev Value No. of Units	263,776	290,184	322,139	373,648	508,844	651,030	897,422	1,118,514	1,299,356	—
Rev. Access No. of Units	52,825	66,021	66,323	83,002	89,771	110,460	117,286	126,015	156,946	—
Rev. Extra No. of Units	91,652	99,770	111,911	131,109	161,489	228,290	265,929	354,955	433,037	—

Revolution, Declaration, Patriot

	Year Ended 12/31/13	Year Ended 12/31/12	Year Ended 12/31/11	Year Ended 12/31/10	Year Ended 12/31/09	Year Ended 12/31/08	Year Ended 12/31/07	Year Ended 12/31/06	Year Ended 12/31/05	Year Ended 12/31/04
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
Value at Start of Year	—	—	—	—	—	—	—	—	15.33	—
Value at End of Year	—	—	—	—	—	—	—	—	15.57	—
No. of Units	—	—	—	—	—	—	—	—	12,777	—
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
Value at Start of Year	17.89	16.51	15.78	14.02	11.37	12.86	12.52	12.13	11.97	—
Value at End of Year	17.71	17.89	16.51	15.78	14.02	11.37	12.86	12.52	12.13	—
No. of Units	8,435	14,050	14,333	17,659	15,612	16,226	18,927	24,243	50,914	—
Declaration Contracts with no Optional Benefits with initial premium payments greater than $250,000
Value at Start of Year	—	—	18.19	—	14.71	16.60	16.12	15.57	15.33	—
Value at End of Year	—	—	21.52	—	18.19	14.71	16.60	16.12	15.57	—
No. of Units	—	—	2,575	—	15,896	7,210	20,258	24,714	35,544	—
Declaration Contracts with no Optional Benefits with initial premium payments less than $250,000
Value at Start of Year	17.89	16.51	15.78	14.02	11.37	12.86	12.52	12.13	11.97	—
Value at End of Year	17.71	17.89	16.51	15.78	14.02	11.37	12.86	12.52	12.13	—
No. of Units	74,427	95,392	104,465	120,768	152,723	172,100	243,065	282,341	375,146	—
AIM V.I. Capital Development Fund (merged into Mid Cap Index Trust eff 04-29-2005) - Series II Class Shares (units first credited 05-01-2002)
Contracts with no Optional Benefits
Value at Start of Year	—	—	—	—	—	—	—	—	—	9.93
Value at End of Year	—	—	—	—	—	—	—	—	—	11.31
Rev Value No. of Units	—	—	—	—	—	—	—	—	—	45,281
Rev. Access No. of Units	—	—	—	—	—	—	—	—	—	1,080
Rev. Extra No. of Units	—	—	—	—	—	—	—	—	—	4,632
AIM V.I. Premier Equity Fund (shares merged into 500 Index Trust B eff 04-29-2005) - Series I Class Shares (units first credited 08-10-1999)
Contracts with no Optional Benefits
Value at Start of Year	—	—	—	—	—	—	—	—	—	7.29
Value at End of Year	—	—	—	—	—	—	—	—	—	7.62
Rev Value No. of Units	—	—	—	—	—	—	—	—	—	1,894,411
Rev. Access No. of Units	—	—	—	—	—	—	—	—	—	227,332
Rev. Extra No. of Units	—	—	—	—	—	—	—	—	—	675,995
Blue Chip Growth Trust - NAV Shares (units first credited 04-29-2005)
Contracts with no Optional Benefits
Value at Start of Year	10.17	8.70	8.68	7.56	5.35	9.43	8.47	7.82	7.41	—
Value at End of Year	14.21	10.17	8.70	8.68	7.56	5.35	9.43	8.47	7.82	—
Rev Value No. of Units	353,539	418,365	475,132	589,755	719,504	849,908	1,132,219	1,200,356	1,324,980	—
Rev. Access No. of Units	57,232	55,354	66,925	71,995	77,527	84,973	103,249	106,105	121,357	—
Rev. Extra No. of Units	119,509	135,635	156,851	181,643	223,476	246,938	310,455	395,008	445,212	—
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
Value at Start of Year	—	—	—	—	—	—	—	—	7.52	—
Value at End of Year	—	—	—	—	—	—	—	—	35.40	—
No. of Units	—	—	—	—	—	—	—	—	3,877	—
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
Value at Start of Year	10.17	8.70	8.68	7.56	5.35	9.43	8.47	7.82	7.41	—
Value at End of Year	14.21	10.17	8.70	8.68	7.56	5.35	9.43	8.47	7.82	—
No. of Units	23,097	20,791	19,493	20,255	26,574	26,771	38,624	63,374	53,262	—
Declaration Contracts with no Optional Benefits with initial premium payments greater than $250,000
Value at Start of Year	46.83	39.95	39.77	34.56	24.41	42.90	38.40	35.40	7.52	—
Value at End of Year	65.57	46.83	39.95	39.77	34.56	24.41	42.90	38.40	35.40	—
No. of Units	6,096	6,096	11,862	6,096	6,096	6,096	6,124	9,367	9,370	—
Declaration Contracts with no Optional Benefits with initial premium payments less than $250,000
Value at Start of Year	10.17	8.70	8.68	7.56	5.35	9.43	8.47	7.82	7.41	—
Value at End of Year	14.21	10.17	8.70	8.68	7.56	5.35	9.43	8.47	7.82	—
No. of Units	43,573	36,600	43,023	44,507	55,135	58,618	87,324	104,902	127,019	—

Revolution, Declaration, Patriot

	Year Ended 12/31/13	Year Ended 12/31/12	Year Ended 12/31/11	Year Ended 12/31/10	Year Ended 12/31/09	Year Ended 12/31/08	Year Ended 12/31/07	Year Ended 12/31/06	Year Ended 12/31/05	Year Ended 12/31/04
Bond Index Fund (replaced by Bond Index Trust B eff 04-29-2005) (now Total Bond Market Trust B) - NAV Shares (units first credited 05-03-1999)
Contracts with no Optional Benefits
Value at Start of Year	—	—	—	—	—	—	—	—	—	12.57
Value at End of Year	—	—	—	—	—	—	—	—	—	12.91
Rev Value No. of Units	—	—	—	—	—	—	—	—	—	731,490
Rev. Access No. of Units	—	—	—	—	—	—	—	—	—	78,974
Rev. Extra No. of Units	—	—	—	—	—	—	—	—	—	176,431
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
Value at Start of Year	—	—	—	—	—	—	—	—	—	12.74
Value at End of Year	—	—	—	—	—	—	—	—	—	13.12
No. of Units	—	—	—	—	—	—	—	—	—	9,826
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
Value at Start of Year	—	—	—	—	—	—	—	—	—	12.58
Value at End of Year	—	—	—	—	—	—	—	—	—	12.92
No. of Units	—	—	—	—	—	—	—	—	—	7,901
Capital Appreciation Trust - NAV Shares (units first credited 04-28-2006)
Contracts with no Optional Benefits
Value at Start of Year	4.59	4.01	4.05	3.67	2.61	4.21	3.81	3.71	—	—
Value at End of Year	6.23	4.59	4.01	4.05	3.67	2.61	4.21	3.81	—	—
Rev Value No. of Units	272,402	305,542	344,902	432,107	592,281	678,778	883,258	924,111	—	—
Rev. Access No. of Units	47,245	49,690	67,350	52,056	77,863	87,290	90,304	97,812	—	—
Rev. Extra No. of Units	77,371	80,282	87,590	96,636	87,769	104,980	139,604	151,570	—	—
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
Value at Start of Year	—	12.89	13.01	11.74	8.33	13.41	12.12	11.77	—	—
Value at End of Year	—	—	12.89	13.01	11.74	8.33	13.41	12.12	—	—
No. of Units	—	—	718	1,659	2,762	4,168	4,708	4,708	—	—
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
Value at Start of Year	4.59	4.01	4.05	3.67	2.61	4.21	3.81	3.71	—	—
Value at End of Year	6.23	4.59	4.01	4.05	3.67	2.61	4.21	3.81	—	—
No. of Units	21,670	21,997	26,264	26,964	36,270	43,157	50,245	86,214	—	—
Earnings Growth Fund (replaced by Large Cap Growth Trust eff 04-29-2005) - NAV Shares (units first credited 05-03-1999)
Contracts with no Optional Benefits
Value at Start of Year	—	—	—	—	—	—	—	—	—	3.65
Value at End of Year	—	—	—	—	—	—	—	—	—	3.70
Rev Value No. of Units	—	—	—	—	—	—	—	—	—	1,068,977
Rev. Access No. of Units	—	—	—	—	—	—	—	—	—	118,540
Rev. Extra No. of Units	—	—	—	—	—	—	—	—	—	174,391
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
Value at Start of Year	—	—	—	—	—	—	—	—	—	7.19
Value at End of Year	—	—	—	—	—	—	—	—	—	7.31
No. of Units	—	—	—	—	—	—	—	—	—	7,532
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
Value at Start of Year	—	—	—	—	—	—	—	—	—	7.10
Value at End of Year	—	—	—	—	—	—	—	—	—	7.20
No. of Units	—	—	—	—	—	—	—	—	—	78,767
Equity Index Fund (replaced by 500 Index Trust B eff 04-29-2005) - NAV Shares (units first credited 05-03-1999)
Contracts with no Optional Benefits
Value at Start of Year	—	—	—	—	—	—	—	—	—	17.10
Value at End of Year	—	—	—	—	—	—	—	—	—	18.70
Rev Value No. of Units	—	—	—	—	—	—	—	—	—	651,999
Rev. Access No. of Units	—	—	—	—	—	—	—	—	—	85,101
Rev. Extra No. of Units	—	—	—	—	—	—	—	—	—	171,065
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
Value at Start of Year	—	—	—	—	—	—	—	—	—	9.20
Value at End of Year	—	—	—	—	—	—	—	—	—	10.08
No. of Units	—	—	—	—	—	—	—	—	—	4,262

Revolution, Declaration, Patriot

	Year Ended 12/31/13	Year Ended 12/31/12	Year Ended 12/31/11	Year Ended 12/31/10	Year Ended 12/31/09	Year Ended 12/31/08	Year Ended 12/31/07	Year Ended 12/31/06	Year Ended 12/31/05	Year Ended 12/31/04
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
Value at Start of Year	—	—	—	—	—	—	—	—	—	9.08
Value at End of Year	—	—	—	—	—	—	—	—	—	9.93
No. of Units	—	—	—	—	—	—	—	—	—	47,638
Declaration Contracts with no Optional Benefits with initial premium payments greater than $250,000
Value at Start of Year	—	—	—	—	—	—	—	—	—	14.24
Value at End of Year	—	—	—	—	—	—	—	—	—	15.61
No. of Units	—	—	—	—	—	—	—	—	—	78,336
Declaration Contracts with no Optional Benefits with initial premium payments less than $250,000
Value at Start of Year	—	—	—	—	—	—	—	—	—	17.10
Value at End of Year	—	—	—	—	—	—	—	—	—	18.70
No. of Units	—	—	—	—	—	—	—	—	—	279,282
Equity-Income Trust - NAV Shares (units first credited 04-29-2005)
Contracts with no Optional Benefits
Value at Start of Year	17.20	14.83	15.13	13.29	10.70	16.92	16.57	14.09	13.72	—
Value at End of Year	22.09	17.20	14.83	15.13	13.29	10.70	16.92	16.57	14.09	—
Rev Value No. of Units	377,492	424,241	511,537	595,136	740,319	946,430	1,201,392	1,446,739	1,650,936	—
Rev. Access No. of Units	89,175	87,044	96,619	103,624	119,371	139,325	153,610	164,653	186,140	—
Rev. Extra No. of Units	118,186	139,283	157,198	180,987	217,757	267,263	371,493	471,158	525,745	—
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
Value at Start of Year	27.75	23.86	24.29	21.29	17.10	26.96	26.36	22.34	13.93	—
Value at End of Year	35.73	27.75	23.86	24.29	21.29	17.10	26.96	26.36	22.34	—
No. of Units	938	939	941	942	944	945	947	—	14,210	—
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
Value at Start of Year	17.20	14.83	15.13	13.29	10.70	16.92	16.57	14.09	13.72	—
Value at End of Year	22.09	17.20	14.83	15.13	13.29	10.70	16.92	16.57	14.09	—
No. of Units	11,650	12,226	12,299	12,643	14,007	14,103	19,101	36,627	48,062	—
Fidelity VIP Contrafund (merged into Total Stock Market Index Trust eff 04-29-2005) - Service Class Shares (units first credited 08-10-1999)
Contracts with no Optional Benefits
Value at Start of Year	—	—	—	—	—	—	—	—	—	10.49
Value at End of Year	—	—	—	—	—	—	—	—	—	11.95
Rev Value No. of Units	—	—	—	—	—	—	—	—	—	1,199,675
Rev. Access No. of Units	—	—	—	—	—	—	—	—	—	157,444
Rev. Extra No. of Units	—	—	—	—	—	—	—	—	—	371,068
Fidelity VIP Growth (merged into 500 Index Trust B eff 04-29-2005) - Service Class Shares (units first credited 08-10-1999)
Contracts with no Optional Benefits
Value at Start of Year	—	—	—	—	—	—	—	—	—	7.76
Value at End of Year	—	—	—	—	—	—	—	—	—	7.92
Rev Value No. of Units	—	—	—	—	—	—	—	—	—	1,424,488
Rev. Access No. of Units	—	—	—	—	—	—	—	—	—	157,843
Rev. Extra No. of Units	—	—	—	—	—	—	—	—	—	400,455
Fidelity VIP Overseas (merged into International Equity Index Trust B eff 04-29-2005) - Service Class Shares (units first credited 08-10-1999)
Contracts with no Optional Benefits
Value at Start of Year	—	—	—	—	—	—	—	—	—	8.62
Value at End of Year	—	—	—	—	—	—	—	—	—	9.66
Rev Value No. of Units	—	—	—	—	—	—	—	—	—	470,234
Rev. Access No. of Units	—	—	—	—	—	—	—	—	—	108,986
Rev. Extra No. of Units	—	—	—	—	—	—	—	—	—	165,213
Financial Industries Fund (replaced by Financial Services Trust eff 04-29-2005) - NAV Shares (units first credited 04-30-1997)
Contracts with no Optional Benefits
Value at Start of Year	—	—	—	—	—	—	—	—	—	14.43
Value at End of Year	—	—	—	—	—	—	—	—	—	15.49
Rev Value No. of Units	—	—	—	—	—	—	—	—	—	418,976
Rev. Access No. of Units	—	—	—	—	—	—	—	—	—	18,431
Rev. Extra No. of Units	—	—	—	—	—	—	—	—	—	126,349
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
Value at Start of Year	—	—	—	—	—	—	—	—	—	14.67
Value at End of Year	—	—	—	—	—	—	—	—	—	15.79
No. of Units	—	—	—	—	—	—	—	—	—	5,074

Revolution, Declaration, Patriot

	Year Ended 12/31/13	Year Ended 12/31/12	Year Ended 12/31/11	Year Ended 12/31/10	Year Ended 12/31/09	Year Ended 12/31/08	Year Ended 12/31/07	Year Ended 12/31/06	Year Ended 12/31/05	Year Ended 12/31/04
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
Value at Start of Year	—	—	—	—	—	—	—	—	—	14.43
Value at End of Year	—	—	—	—	—	—	—	—	—	15.49
No. of Units	—	—	—	—	—	—	—	—	—	22,357
Declaration Contracts with no Optional Benefits with initial premium payments greater than $250,000
Value at Start of Year	—	—	—	—	—	—	—	—	—	14.67
Value at End of Year	—	—	—	—	—	—	—	—	—	15.79
No. of Units	—	—	—	—	—	—	—	—	—	91,290
Declaration Contracts with no Optional Benefits with initial premium payments less than $250,000
Value at Start of Year	—	—	—	—	—	—	—	—	—	14.43
Value at End of Year	—	—	—	—	—	—	—	—	—	15.49
No. of Units	—	—	—	—	—	—	—	—	—	656,027
Financial Services Trust - NAV Shares (units first credited 04-29-2005)
Contracts with no Optional Benefits
Value at Start of Year	16.28	13.96	15.60	14.08	10.07	18.42	20.00	16.44	15.49	—
Value at End of Year	21.04	16.28	13.96	15.60	14.08	10.07	18.42	20.00	16.44	—
Rev Value No. of Units	77,742	99,510	122,872	139,558	165,351	177,539	225,906	301,610	367,963	—
Rev. Access No. of Units	3,846	4,475	5,942	6,179	8,724	7,682	9,704	10,516	12,681	—
Rev. Extra No. of Units	14,898	16,095	19,552	20,966	29,745	40,298	63,214	86,689	102,683	—
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
Value at Start of Year	—	—	—	—	—	—	—	—	15.79	—
Value at End of Year	—	—	—	—	—	—	—	—	16.80	—
No. of Units	—	—	—	—	—	—	—	—	4,460	—
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
Value at Start of Year	16.28	13.96	15.60	14.08	10.07	18.42	20.00	16.44	15.49	—
Value at End of Year	21.04	16.28	13.96	15.60	14.08	10.07	18.42	20.00	16.44	—
No. of Units	3,447	3,549	3,652	4,050	4,956	5,086	7,948	13,625	19,140	—
Declaration Contracts with no Optional Benefits with initial premium payments greater than $250,000
Value at Start of Year	—	—	—	—	—	—	—	16.80	15.79	—
Value at End of Year	—	—	—	—	—	—	—	20.49	16.80	—
No. of Units	—	—	—	—	—	—	—	22,512	59,620	—
Declaration Contracts with no Optional Benefits with initial premium payments less than $250,000
Value at Start of Year	16.28	13.96	15.60	14.08	10.07	18.42	20.00	16.44	15.49	—
Value at End of Year	21.04	16.28	13.96	15.60	14.08	10.07	18.42	20.00	16.44	—
No. of Units	108,707	120,694	131,658	154,795	173,183	236,100	308,095	377,881	502,999	—
Fundamental All Cap Core Trust (formerly Optimized All Cap Trust) - NAV Shares (units first credited 04-25-2008)
Contracts with no Optional Benefits
Value at Start of Year	9.05	7.41	7.65	6.48	5.11	8.56	—	—	—	—
Value at End of Year	12.14	9.05	7.41	7.65	6.48	5.11	—	—	—	—
Rev Value No. of Units	355,763	410,881	457,816	577,029	737,377	914,124	—	—	—	—
Rev. Access No. of Units	52,530	53,654	67,180	69,273	78,073	107,884	—	—	—	—
Rev. Extra No. of Units	119,568	134,933	172,216	219,547	282,711	351,659	—	—	—	—
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
Value at Start of Year	9.05	7.41	7.65	6.48	5.11	8.56	—	—	—	—
Value at End of Year	12.14	9.05	7.41	7.65	6.48	5.11	—	—	—	—
No. of Units	35,485	40,887	51,052	54,105	82,225	100,794	—	—	—	—
Declaration Contracts with no Optional Benefits with initial premium payments less than $250,000
Value at Start of Year	9.05	7.41	7.65	6.48	5.11	8.56	—	—	—	—
Value at End of Year	12.14	9.05	7.41	7.65	6.48	5.11	—	—	—	—
No. of Units	260,907	305,025	364,175	418,357	504,020	567,826	—	—	—	—
Fundamental Value Fund (replaced by Equity-Income Trust eff 04-29-2005) - NAV Shares (units first credited 11-15-2001)
Contracts with no Optional Benefits
Value at Start of Year	—	—	—	—	—	—	—	—	—	11.12
Value at End of Year	—	—	—	—	—	—	—	—	—	12.70
Rev Value No. of Units	—	—	—	—	—	—	—	—	—	1,256,245
Rev. Access No. of Units	—	—	—	—	—	—	—	—	—	143,234
Rev. Extra No. of Units	—	—	—	—	—	—	—	—	—	371,180

Revolution, Declaration, Patriot

	Year Ended 12/31/13	Year Ended 12/31/12	Year Ended 12/31/11	Year Ended 12/31/10	Year Ended 12/31/09	Year Ended 12/31/08	Year Ended 12/31/07	Year Ended 12/31/06	Year Ended 12/31/05	Year Ended 12/31/04
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
Value at Start of Year	—	—	—	—	—	—	—	—	—	9.76
Value at End of Year	—	—	—	—	—	—	—	—	—	11.17
No. of Units	—	—	—	—	—	—	—	—	—	—
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
Value at Start of Year	—	—	—	—	—	—	—	—	—	11.12
Value at End of Year	—	—	—	—	—	—	—	—	—	12.70
No. of Units	—	—	—	—	—	—	—	—	—	22,289
Global Bond Fund (replaced by Global Bond Trust eff 04-29-2005) - NAV Shares (units first credited 05-03-1999)
Contracts with no Optional Benefits
Value at Start of Year	—	—	—	—	—	—	—	—	—	13.85
Value at End of Year	—	—	—	—	—	—	—	—	—	15.13
Rev Value No. of Units	—	—	—	—	—	—	—	—	—	150,408
Rev. Access No. of Units	—	—	—	—	—	—	—	—	—	31,596
Rev. Extra No. of Units	—	—	—	—	—	—	—	—	—	76,355
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
Value at Start of Year	—	—	—	—	—	—	—	—	—	13.96
Value at End of Year	—	—	—	—	—	—	—	—	—	15.26
No. of Units	—	—	—	—	—	—	—	—	—	9,431
Global Bond Trust - NAV Shares (units first credited 04-29-2005)
Contracts with no Optional Benefits
Value at Start of Year	20.86	19.71	18.30	16.78	14.73	15.60	14.41	13.86	15.13	—
Value at End of Year	19.46	20.86	19.71	18.30	16.78	14.73	15.60	14.41	13.86	—
Rev Value No. of Units	59,115	64,866	73,547	80,753	95,920	129,165	153,973	122,036	137,434	—
Rev. Access No. of Units	18,872	20,781	18,481	19,722	19,205	18,840	21,525	24,419	26,043	—
Rev. Extra No. of Units	15,083	27,968	27,689	31,044	35,818	40,352	51,292	54,079	67,446	—
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
Value at Start of Year	20.86	19.71	18.30	16.78	14.73	15.60	14.41	13.86	15.26	—
Value at End of Year	19.46	20.86	19.71	18.30	16.78	14.73	15.60	14.41	13.86	—
No. of Units	480	480	480	2,448	517	517	3,653	3,657	5,725	—
Growth & Income Fund (merged into Growth & Income Trust II eff 04-29-2005) (now Growth & Income Trust) - NAV Shares (units first credited 11-15-2001)
Contracts with no Optional Benefits
Value at Start of Year	—	—	—	—	—	—	—	—	—	6.95
Value at End of Year	—	—	—	—	—	—	—	—	—	7.61
Rev Value No. of Units	—	—	—	—	—	—	—	—	—	2,011,770
Rev. Access No. of Units	—	—	—	—	—	—	—	—	—	149,584
Rev. Extra No. of Units	—	—	—	—	—	—	—	—	—	747,950
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
Value at Start of Year	—	—	—	—	—	—	—	—	—	12.30
Value at End of Year	—	—	—	—	—	—	—	—	—	13.52
No. of Units	—	—	—	—	—	—	—	—	—	15,633
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
Value at Start of Year	—	—	—	—	—	—	—	—	—	6.95
Value at End of Year	—	—	—	—	—	—	—	—	—	7.61
No. of Units	—	—	—	—	—	—	—	—	—	283,703
Declaration Contracts with no Optional Benefits with initial premium payments greater than $250,000
Value at Start of Year	—	—	—	—	—	—	—	—	—	12.30
Value at End of Year	—	—	—	—	—	—	—	—	—	13.52
No. of Units	—	—	—	—	—	—	—	—	—	54,413
Declaration Contracts with no Optional Benefits with initial premium payments less than $250,000
Value at Start of Year	—	—	—	—	—	—	—	—	—	6.95
Value at End of Year	—	—	—	—	—	—	—	—	—	7.61
No. of Units	—	—	—	—	—	—	—	—	—	2,038,882

Revolution, Declaration, Patriot

	Year Ended 12/31/13	Year Ended 12/31/12	Year Ended 12/31/11	Year Ended 12/31/10	Year Ended 12/31/09	Year Ended 12/31/08	Year Ended 12/31/07	Year Ended 12/31/06	Year Ended 12/31/05	Year Ended 12/31/04
Growth & Income Trust (merged into Optimized All Cap Trust eff 04-25-2008) - NAV Shares (units first credited 04-29-2005)
Contracts with no Optional Benefits
Value at Start of Year	—	—	—	—	—	—	9.12	8.19	7.61	—
Value at End of Year	—	—	—	—	—	—	9.37	9.12	8.19	—
Rev Value No. of Units	—	—	—	—	—	—	1,233,324	1,509,917	1,762,597	—
Rev. Access No. of Units	—	—	—	—	—	—	120,175	132,498	142,242	—
Rev. Extra No. of Units	—	—	—	—	—	—	436,434	522,234	682,260	—
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
Value at Start of Year	—	—	—	—	—	—	—	—	13.52	—
Value at End of Year	—	—	—	—	—	—	—	—	14.58	—
No. of Units	—	—	—	—	—	—	—	—	14,829	—
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
Value at Start of Year	—	—	—	—	—	—	9.12	8.19	7.61	—
Value at End of Year	—	—	—	—	—	—	9.37	9.12	8.19	—
No. of Units	—	—	—	—	—	—	151,847	206,970	254,401	—
Declaration Contracts with no Optional Benefits with initial premium payments greater than $250,000
Value at Start of Year	—	—	—	—	—	—	16.28	14.58	13.52	—
Value at End of Year	—	—	—	—	—	—	16.77	16.28	14.58	—
No. of Units	—	—	—	—	—	—	6,823	36,469	54,549	—
Declaration Contracts with no Optional Benefits with initial premium payments less than $250,000
Value at Start of Year	—	—	—	—	—	—	9.12	8.19	7.61	—
Value at End of Year	—	—	—	—	—	—	9.37	9.12	8.19	—
No. of Units	—	—	—	—	—	—	818,413	1,071,538	1,515,204	—
Health Sciences Fund (replaced by Health Sciences Trust eff 04-29-2005) - NAV Shares (units first credited 05-01-2001)
Contracts with no Optional Benefits
Value at Start of Year	—	—	—	—	—	—	—	—	—	10.00
Value at End of Year	—	—	—	—	—	—	—	—	—	10.98
Rev Value No. of Units	—	—	—	—	—	—	—	—	—	127,989
Rev. Access No. of Units	—	—	—	—	—	—	—	—	—	13,508
Rev. Extra No. of Units	—	—	—	—	—	—	—	—	—	65,016
Health Sciences Trust - NAV Shares (units first credited 04-29-2005)
Contracts with no Optional Benefits
Value at Start of Year	23.32	17.90	16.38	14.32	11.00	15.88	13.65	12.75	10.98	—
Value at End of Year	34.83	23.32	17.90	16.38	14.32	11.00	15.88	13.65	12.75	—
Rev Value No. of Units	29,288	28,589	36,652	43,959	59,435	80,893	102,996	123,120	130,066	—
Rev. Access No. of Units	2,546	2,593	2,628	1,222	1,255	1,468	1,523	1,574	4,983	—
Rev. Extra No. of Units	13,897	21,748	24,268	27,490	32,739	44,129	55,554	64,344	68,732	—
High Yield Bond Fund (replaced by High Yield Trust eff 04-29-2005) - NAV Shares (units first credited 05-03-1999)
Contracts with no Optional Benefits
Value at Start of Year	—	—	—	—	—	—	—	—	—	9.90
Value at End of Year	—	—	—	—	—	—	—	—	—	10.57
Rev Value No. of Units	—	—	—	—	—	—	—	—	—	551,124
Rev. Access No. of Units	—	—	—	—	—	—	—	—	—	89,295
Rev. Extra No. of Units	—	—	—	—	—	—	—	—	—	238,160
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
Value at Start of Year	—	—	—	—	—	—	—	—	—	10.10
Value at End of Year	—	—	—	—	—	—	—	—	—	10.82
No. of Units	—	—	—	—	—	—	—	—	—	—
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
Value at Start of Year	—	—	—	—	—	—	—	—	—	9.98
Value at End of Year	—	—	—	—	—	—	—	—	—	10.66
No. of Units	—	—	—	—	—	—	—	—	—	5,093
High Yield Trust - NAV Shares (units first credited 04-29-2005)
Contracts with no Optional Benefits
Value at Start of Year	16.64	14.15	14.17	12.61	8.26	11.87	11.82	10.84	10.57	—
Value at End of Year	17.86	16.64	14.15	14.17	12.61	8.26	11.87	11.82	10.84	—
Rev Value No. of Units	88,647	110,474	126,843	146,483	204,197	227,866	317,293	410,632	471,887	—
Rev. Access No. of Units	25,582	34,110	37,330	42,887	47,839	34,468	60,756	71,458	77,829	—
Rev. Extra No. of Units	44,907	51,461	62,387	71,477	72,858	85,158	116,666	150,806	212,388	—

Revolution, Declaration, Patriot

	Year Ended 12/31/13	Year Ended 12/31/12	Year Ended 12/31/11	Year Ended 12/31/10	Year Ended 12/31/09	Year Ended 12/31/08	Year Ended 12/31/07	Year Ended 12/31/06	Year Ended 12/31/05	Year Ended 12/31/04
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
Value at Start of Year	16.64	14.15	14.17	12.61	8.26	11.87	11.82	10.84	10.66	—
Value at End of Year	17.86	16.64	14.15	14.17	12.61	8.26	11.87	11.82	10.84	—
No. of Units	780	1,852	860	2,034	2,285	1,517	3,542	3,881	4,281	—
International Equity Index Fund (replaced by International Equity Index Trust B eff 04-29-2005) - NAV Shares (units first credited 05-03-1999)
Contracts with no Optional Benefits
Value at Start of Year	—	—	—	—	—	—	—	—	—	9.49
Value at End of Year	—	—	—	—	—	—	—	—	—	11.27
Rev Value No. of Units	—	—	—	—	—	—	—	—	—	211,686
Rev. Access No. of Units	—	—	—	—	—	—	—	—	—	34,893
Rev. Extra No. of Units	—	—	—	—	—	—	—	—	—	100,560
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
Value at Start of Year	—	—	—	—	—	—	—	—	—	9.61
Value at End of Year	—	—	—	—	—	—	—	—	—	11.44
No. of Units	—	—	—	—	—	—	—	—	—	8,050
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
Value at Start of Year	—	—	—	—	—	—	—	—	—	9.49
Value at End of Year	—	—	—	—	—	—	—	—	—	11.27
No. of Units	—	—	—	—	—	—	—	—	—	10,689
International Equity Index Trust B - NAV Shares (units first credited 04-29-2005)
Contracts with no Optional Benefits
Value at Start of Year	15.29	13.14	15.47	14.06	10.26	18.67	16.33	13.01	11.29	—
Value at End of Year	17.29	15.29	13.14	15.47	14.06	10.26	18.67	16.33	13.01	—
Rev Value No. of Units	208,741	234,582	258,088	295,189	360,135	430,124	588,679	670,804	713,779	—
Rev. Access No. of Units	65,014	66,730	72,794	81,987	96,102	97,211	106,507	116,598	128,613	—
Rev. Extra No. of Units	57,752	63,645	76,986	92,013	115,464	133,152	194,823	246,859	257,900	—
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
Value at Start of Year	—	—	—	—	—	—	—	—	11.44	—
Value at End of Year	—	—	—	—	—	—	—	—	13.24	—
No. of Units	—	—	—	—	—	—	—	—	8,026	—
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
Value at Start of Year	15.29	13.14	15.47	14.06	10.26	18.67	16.33	13.01	9.49	—
Value at End of Year	17.29	15.29	13.14	15.47	14.06	10.26	18.67	16.33	13.01	—
No. of Units	3,983	3,989	4,085	4,313	7,681	7,712	8,833	9,829	9,943	—
International Value Trust - NAV Shares (units first credited 05-03-2010)
Contracts with no Optional Benefits
Value at Start of Year	11.83	10.03	11.65	12.50	—	—	—	—	—	—
Value at End of Year	14.74	11.83	10.03	11.65	—	—	—	—	—	—
Rev Value No. of Units	162,761	182,834	217,322	238,049	—	—	—	—	—	—
Rev. Access No. of Units	33,318	34,050	36,382	36,871	—	—	—	—	—	—
Rev. Extra No. of Units	74,072	89,154	98,426	105,863	—	—	—	—	—	—
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
Value at Start of Year	11.83	10.03	11.65	12.50	—	—	—	—	—	—
Value at End of Year	14.74	11.83	10.03	11.65	—	—	—	—	—	—
No. of Units	3,314	3,385	3,439	3,691	—	—	—	—	—	—
Declaration Contracts with no Optional Benefits with initial premium payments less than $250,000
Value at Start of Year	11.83	10.03	11.65	12.50	—	—	—	—	—	—
Value at End of Year	14.74	11.83	10.03	11.65	—	—	—	—	—	—
No. of Units	29,344	29,076	34,489	40,017	—	—	—	—	—	—
Janus Aspen Global Technology (merged into Total Stock Market Index Trust eff 04-29-2005) Service Class Shares (units first credited 05-01-2003)
Contracts with no Optional Benefits
Value at Start of Year	—	—	—	—	—	—	—	—	—	13.67
Value at End of Year	—	—	—	—	—	—	—	—	—	13.58
Rev Value No. of Units	—	—	—	—	—	—	—	—	—	10,639
Rev. Access No. of Units	—	—	—	—	—	—	—	—	—	1,095
Rev. Extra No. of Units	—	—	—	—	—	—	—	—	—	4,092

Revolution, Declaration, Patriot

	Year Ended 12/31/13	Year Ended 12/31/12	Year Ended 12/31/11	Year Ended 12/31/10	Year Ended 12/31/09	Year Ended 12/31/08	Year Ended 12/31/07	Year Ended 12/31/06	Year Ended 12/31/05	Year Ended 12/31/04
Janus Aspen Worldwide Growth (merged into International Equity Index Trust B eff 04-29-2005) Service Class Shares (units first credited 11-01-2000)
Contracts with no Optional Benefits
Value at Start of Year	—	—	—	—	—	—	—	—	—	6.19
Value at End of Year	—	—	—	—	—	—	—	—	—	6.39
Rev Value No. of Units	—	—	—	—	—	—	—	—	—	178,127
Rev. Access No. of Units	—	—	—	—	—	—	—	—	—	35,764
Rev. Extra No. of Units	—	—	—	—	—	—	—	—	—	52,533
Large Cap Growth Fund (replaced by Blue Chip Growth Trust eff 04-29-2005) - NAV Shares (units first credited 03-03-1999)
Contracts with no Optional Benefits
Value at Start of Year	—	—	—	—	—	—	—	—	—	7.19
Value at End of Year	—	—	—	—	—	—	—	—	—	7.41
Rev Value No. of Units	—	—	—	—	—	—	—	—	—	1,439,838
Rev. Access No. of Units	—	—	—	—	—	—	—	—	—	146,532
Rev. Extra No. of Units	—	—	—	—	—	—	—	—	—	489,849
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
Value at Start of Year	—	—	—	—	—	—	—	—	—	7.28
Value at End of Year	—	—	—	—	—	—	—	—	—	7.52
No. of Units	—	—	—	—	—	—	—	—	—	17,276
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
Value at Start of Year	—	—	—	—	—	—	—	—	—	7.19
Value at End of Year	—	—	—	—	—	—	—	—	—	7.41
No. of Units	—	—	—	—	—	—	—	—	—	59,258
Declaration Contracts with no Optional Benefits with initial premium payments greater than $250,000
Value at Start of Year	—	—	—	—	—	—	—	—	—	6.97
Value at End of Year	—	—	—	—	—	—	—	—	—	7.52
No. of Units	—	—	—	—	—	—	—	—	—	34,293
Declaration Contracts with no Optional Benefits with initial premium payments less than $250,000
Value at Start of Year	—	—	—	—	—	—	—	—	—	6.87
Value at End of Year	—	—	—	—	—	—	—	—	—	7.41
No. of Units	—	—	—	—	—	—	—	—	—	142,526
Large Cap Growth Trust (merged into Capital Appreciation Trust eff 04-28-2006) - NAV Shares (units first credited 04-29-2005)
Contracts with no Optional Benefits
Value at Start of Year	—	—	—	—	—	—	—	—	3.70	—
Value at End of Year	—	—	—	—	—	—	—	—	3.71	—
Rev Value No. of Units	—	—	—	—	—	—	—	—	975,667	—
Rev. Access No. of Units	—	—	—	—	—	—	—	—	100,095	—
Rev. Extra No. of Units	—	—	—	—	—	—	—	—	159,332	—
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
Value at Start of Year	—	—	—	—	—	—	—	—	7.31	—
Value at End of Year	—	—	—	—	—	—	—	—	11.77	—
No. of Units	—	—	—	—	—	—	—	—	4,708	—
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
Value at Start of Year	—	—	—	—	—	—	—	—	3.70	—
Value at End of Year	—	—	—	—	—	—	—	—	3.71	—
No. of Units	—	—	—	—	—	—	—	—	118,078	—
Large Cap Value Fund (replaced by Equity-Income Trust eff 04-29-2005) - NAV Shares (units first credited 05-03-1999)
Contracts with no Optional Benefits
Value at Start of Year	—	—	—	—	—	—	—	—	—	12.08
Value at End of Year	—	—	—	—	—	—	—	—	—	13.72
Rev Value No. of Units	—	—	—	—	—	—	—	—	—	619,096
Rev. Access No. of Units	—	—	—	—	—	—	—	—	—	94,674
Rev. Extra No. of Units	—	—	—	—	—	—	—	—	—	209,987
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
Value at Start of Year	—	—	—	—	—	—	—	—	—	12.23
Value at End of Year	—	—	—	—	—	—	—	—	—	13.93
No. of Units	—	—	—	—	—	—	—	—	—	22,174

Revolution, Declaration, Patriot

	Year Ended 12/31/13	Year Ended 12/31/12	Year Ended 12/31/11	Year Ended 12/31/10	Year Ended 12/31/09	Year Ended 12/31/08	Year Ended 12/31/07	Year Ended 12/31/06	Year Ended 12/31/05	Year Ended 12/31/04
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
Value at Start of Year	—	—	—	—	—	—	—	—	—	12.08
Value at End of Year	—	—	—	—	—	—	—	—	—	13.72
No. of Units	—	—	—	—	—	—	—	—	—	35,552
Lifestyle Balanced Trust - NAV Shares (units first credited 11-07-2008)
Contracts with no Optional Benefits
Value at Start of Year	13.18	11.92	11.99	10.86	8.40	8.49	—	—	—	—
Value at End of Year	14.69	13.18	11.92	11.99	10.86	8.40	—	—	—	—
Rev Value No. of Units	232,057	265,560	338,591	416,097	466,251	579,379	—	—	—	—
Rev. Access No. of Units	18,946	11,339	67,350	68,164	25,481	21,983	—	—	—	—
Rev. Extra No. of Units	45,372	56,299	89,278	92,437	103,362	—	—	—	—	—
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
Value at Start of Year	14.44	13.07	13.14	11.91	9.21	9.31	—	—	—	—
Value at End of Year	16.10	14.44	13.07	13.14	11.91	9.21	—	—	—	—
No. of Units	987	1,553	3,199	3,302	2,888	4,005	—	—	—	—
Managed Fund (merged into Managed Trust eff 04-29-2005) - NAV Shares (units first credited 05-03-1999)
Contracts with no Optional Benefits
Value at Start of Year	—	—	—	—	—	—	—	—	—	9.41
Value at End of Year	—	—	—	—	—	—	—	—	—	10.05
Rev Value No. of Units	—	—	—	—	—	—	—	—	—	1,168,263
Rev. Access No. of Units	—	—	—	—	—	—	—	—	—	65,821
Rev. Extra No. of Units	—	—	—	—	—	—	—	—	—	166,993
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
Value at Start of Year	—	—	—	—	—	—	—	—	—	10.31
Value at End of Year	—	—	—	—	—	—	—	—	—	11.02
No. of Units	—	—	—	—	—	—	—	—	—	16,131
Managed Trust (merged into Lifestyle Balanced Trust eff 11-07-2008) - NAV Shares (units first credited 04-29-2005)
Contracts with no Optional Benefits
Value at Start of Year	—	—	—	—	—	—	10.82	10.19	10.05	—
Value at End of Year	—	—	—	—	—	—	10.90	10.82	10.19	—
Rev Value No. of Units	—	—	—	—	—	—	735,180	837,115	1,037,978	—
Rev. Access No. of Units	—	—	—	—	—	—	27,832	31,340	61,630	—
Rev. Extra No. of Units	—	—	—	—	—	—	139,748	153,056	163,956	—
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
Value at Start of Year	—	—	—	—	—	—	11.86	11.17	11.02	—
Value at End of Year	—	—	—	—	—	—	11.94	11.86	11.17	—
No. of Units	—	—	—	—	—	—	6,463	10,572	14,098	—
MFS Investors Growth Stock (merged into 500 Index Trust B eff 04-29-2005) - Initial Class Shares (units first credited 08-10-1999)
Contracts with no Optional Benefits
Value at Start of Year	—	—	—	—	—	—	—	—	—	7.46
Value at End of Year	—	—	—	—	—	—	—	—	—	8.05
Rev Value No. of Units	—	—	—	—	—	—	—	—	—	641,118
Rev. Access No. of Units	—	—	—	—	—	—	—	—	—	121,589
Rev. Extra No. of Units	—	—	—	—	—	—	—	—	—	253,985
MFS New Discovery (merged into Small Cap Index Trust eff 04-29-2005) - Initial Class Shares (units first credited 05-01-2001)
Contracts with no Optional Benefits
Value at Start of Year	—	—	—	—	—	—	—	—	—	12.35
Value at End of Year	—	—	—	—	—	—	—	—	—	12.99
Rev Value No. of Units	—	—	—	—	—	—	—	—	—	225,250
Rev. Access No. of Units	—	—	—	—	—	—	—	—	—	57,556
Rev. Extra No. of Units	—	—	—	—	—	—	—	—	—	103,634
MFS Research Fund (merged into Total Stock Market Index Trust eff 04-29-2005) - Initial Class Shares (units first credited 08-10-1999)
Contracts with no Optional Benefits
Value at Start of Year	—	—	—	—	—	—	—	—	—	7.95
Value at End of Year	—	—	—	—	—	—	—	—	—	9.10
Rev Value No. of Units	—	—	—	—	—	—	—	—	—	517,686
Rev. Access No. of Units	—	—	—	—	—	—	—	—	—	38,062
Rev. Extra No. of Units	—	—	—	—	—	—	—	—	—	160,507

Revolution, Declaration, Patriot

	Year Ended 12/31/13	Year Ended 12/31/12	Year Ended 12/31/11	Year Ended 12/31/10	Year Ended 12/31/09	Year Ended 12/31/08	Year Ended 12/31/07	Year Ended 12/31/06	Year Ended 12/31/05	Year Ended 12/31/04
Mid Cap Growth Fund (replaced by Mid Cap Stock Trust eff 04-29-2005) - NAV Shares (units first credited 08-10-1999)
Contracts with no Optional Benefits
Value at Start of Year	—	—	—	—	—	—	—	—	—	23.49
Value at End of Year	—	—	—	—	—	—	—	—	—	25.90
Rev Value No. of Units	—	—	—	—	—	—	—	—	—	210,494
Rev. Access No. of Units	—	—	—	—	—	—	—	—	—	28,188
Rev. Extra No. of Units	—	—	—	—	—	—	—	—	—	65,986
Mid Cap Index Trust - NAV Shares (units first credited 04-29-2005)
Contracts with no Optional Benefits
Value at Start of Year	16.58	14.29	14.78	11.87	8.79	13.99	13.17	12.15	11.31	—
Value at End of Year	21.80	16.58	14.29	14.78	11.87	8.79	13.99	13.17	12.15	—
Rev Value No. of Units	15,886	18,671	23,719	26,559	26,515	34,418	43,736	56,057	52,742	—
Rev. Access No. of Units	3,858	3,094	6,147	1,243	4,330	4,933	7,744	10,746	11,718	—
Rev. Extra No. of Units	6,865	8,118	9,906	10,408	9,480	9,935	10,108	6,412	6,834	—
Mid Cap Stock Trust - NAV Shares (units first credited 04-29-2005)
Contracts with no Optional Benefits
Value at Start of Year	23.89	23.89	23.89	23.89	22.94	41.30	33.84	30.14	25.90	—
Value at End of Year	23.89	23.89	23.89	23.89	23.89	22.94	41.30	33.84	30.14	—
Rev Value No. of Units	62,732	66,511	72,147	82,978	96,492	127,520	161,299	181,786	207,932	—
Rev. Access No. of Units	12,237	13,818	14,186	14,872	16,484	18,794	21,306	24,574	25,048	—
Rev. Extra No. of Units	10,638	13,743	15,936	17,886	23,543	29,692	46,933	60,077	63,351	—
Mid Cap Value B Fund (formerly Small MidCap CORE Fund) (merged into Mid Value Trust eff 04-29-2005) - NAV Shares (units first credited 05-03-1999)
Contracts with no Optional Benefits
Value at Start of Year	—	—	—	—	—	—	—	—	—	15.68
Value at End of Year	—	—	—	—	—	—	—	—	—	18.39
Rev Value No. of Units	—	—	—	—	—	—	—	—	—	293,358
Rev. Access No. of Units	—	—	—	—	—	—	—	—	—	54,371
Rev. Extra No. of Units	—	—	—	—	—	—	—	—	—	128,593
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
Value at Start of Year	—	—	—	—	—	—	—	—	—	14.91
Value at End of Year	—	—	—	—	—	—	—	—	—	17.53
No. of Units	—	—	—	—	—	—	—	—	—	9,924
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
Value at Start of Year	—	—	—	—	—	—	—	—	—	14.73
Value at End of Year	—	—	—	—	—	—	—	—	—	17.27
No. of Units	—	—	—	—	—	—	—	—	—	16,112
Mid Value Trust - NAV Shares (units first credited 04-29-2005)
Contracts with no Optional Benefits
Value at Start of Year	27.31	23.13	24.60	21.45	14.85	23.01	23.18	19.50	18.39	—
Value at End of Year	35.46	27.31	23.13	24.60	21.45	14.85	23.01	23.18	19.50	—
Rev Value No. of Units	50,402	55,205	67,390	82,225	106,217	142,852	198,422	253,569	300,424	—
Rev. Access No. of Units	22,277	23,853	26,969	28,878	32,840	33,304	35,077	37,722	39,761	—
Rev. Extra No. of Units	20,349	25,034	29,787	33,857	37,743	52,219	71,890	101,242	115,752	—
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
Value at Start of Year	—	—	—	—	—	—	—	—	17.53	—
Value at End of Year	—	—	—	—	—	—	—	—	18.64	—
No. of Units	—	—	—	—	—	—	—	—	9,229	—
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
Value at Start of Year	25.64	21.72	23.10	20.14	13.94	21.61	21.77	18.32	17.27	—
Value at End of Year	33.29	25.64	21.72	23.10	20.14	13.94	21.61	21.77	18.32	—
No. of Units	822	824	1,525	1,698	3,811	2,541	4,893	7,555	12,517	—
Money Market Fund (replaced by Money Market Trust B eff 04-29-2005) - NAV Shares (units first credited 05-01-2001)
Contracts with no Optional Benefits
Value at Start of Year	—	—	—	—	—	—	—	—	—	10.12
Value at End of Year	—	—	—	—	—	—	—	—	—	10.10
Rev Value No. of Units	—	—	—	—	—	—	—	—	—	1,589,131
Rev. Access No. of Units	—	—	—	—	—	—	—	—	—	333,841
Rev. Extra No. of Units	—	—	—	—	—	—	—	—	—	549,370

Revolution, Declaration, Patriot

	Year Ended 12/31/13	Year Ended 12/31/12	Year Ended 12/31/11	Year Ended 12/31/10	Year Ended 12/31/09	Year Ended 12/31/08	Year Ended 12/31/07	Year Ended 12/31/06	Year Ended 12/31/05	Year Ended 12/31/04
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
Value at Start of Year	—	—	—	—	—	—	—	—	—	12.16
Value at End of Year	—	—	—	—	—	—	—	—	—	12.17
No. of Units	—	—	—	—	—	—	—	—	—	65,316
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
Value at Start of Year	—	—	—	—	—	—	—	—	—	10.12
Value at End of Year	—	—	—	—	—	—	—	—	—	10.10
No. of Units	—	—	—	—	—	—	—	—	—	63,446
Declaration Contracts with no Optional Benefits with initial premium payments greater than $250,000
Value at Start of Year	—	—	—	—	—	—	—	—	—	12.16
Value at End of Year	—	—	—	—	—	—	—	—	—	12.17
No. of Units	—	—	—	—	—	—	—	—	—	17,913
Declaration Contracts with no Optional Benefits with initial premium payments less than $250,000
Value at Start of Year	—	—	—	—	—	—	—	—	—	10.12
Value at End of Year	—	—	—	—	—	—	—	—	—	10.10
No. of Units	—	—	—	—	—	—	—	—	—	288,851
Money Market Trust B - NAV Shares (units first credited 04-29-2005)
Contracts with no Optional Benefits
Value at Start of Year	10.61	10.74	10.87	11.01	11.09	11.00	10.62	10.27	10.10	—
Value at End of Year	10.47	10.61	10.74	10.87	11.01	11.09	11.00	10.62	10.27	—
Rev Value No. of Units	562,419	659,209	752,925	815,997	996,976	1,415,112	1,196,751	1,222,919	1,263,530	—
Rev. Access No. of Units	83,832	70,378	174,455	203,447	211,288	245,234	247,288	217,207	246,064	—
Rev. Extra No. of Units	247,563	272,526	276,149	328,791	430,550	523,249	584,561	545,460	469,050	—
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
Value at Start of Year	13.04	13.17	13.30	13.42	13.49	13.35	12.86	12.40	12.17	—
Value at End of Year	12.91	13.04	13.17	13.30	13.42	13.49	13.35	12.86	12.40	—
No. of Units	4,153	4,161	4,170	4,178	4,935	4,781	5,458	7,794	63,596	—
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
Value at Start of Year	10.61	10.74	10.87	11.01	11.09	11.00	10.62	10.27	10.10	—
Value at End of Year	10.47	10.61	10.74	10.87	11.01	11.09	11.00	10.62	10.27	—
No. of Units	6,870	11,776	13,383	29,071	34,314	51,279	61,001	60,716	53,013	—
Declaration Contracts with no Optional Benefits with initial premium payments greater than $250,000
Value at Start of Year	13.04	13.17	13.30	13.42	13.49	13.35	12.86	12.40	12.17	—
Value at End of Year	12.91	13.04	13.17	13.30	13.42	13.49	13.35	12.86	12.40	—
No. of Units	308	188	182	22,796	189	29,089	32,708	10,752	13,773	—
Declaration Contracts with no Optional Benefits with initial premium payments less than $250,000
Value at Start of Year	10.61	10.74	10.87	11.01	11.09	11.00	10.62	10.27	10.10	—
Value at End of Year	10.47	10.61	10.74	10.87	11.01	11.09	11.00	10.62	10.27	—
No. of Units	50,648	84,652	62,664	70,645	71,235	113,177	122,938	189,082	213,156	—
Overseas Equity B Fund (merged into Overseas Equity Trust eff 04-29-2005) - NAV Shares (units first credited 11-15-2001)
Contracts with no Optional Benefits
Value at Start of Year	—	—	—	—	—	—	—	—	—	8.79
Value at End of Year	—	—	—	—	—	—	—	—	—	9.64
Rev Value No. of Units	—	—	—	—	—	—	—	—	—	694,057
Rev. Access No. of Units	—	—	—	—	—	—	—	—	—	102,357
Rev. Extra No. of Units	—	—	—	—	—	—	—	—	—	262,113
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
Value at Start of Year	—	—	—	—	—	—	—	—	—	8.90
Value at End of Year	—	—	—	—	—	—	—	—	—	9.78
No. of Units	—	—	—	—	—	—	—	—	—	5,820
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
Value at Start of Year	—	—	—	—	—	—	—	—	—	8.79
Value at End of Year	—	—	—	—	—	—	—	—	—	9.64
No. of Units	—	—	—	—	—	—	—	—	—	43,870
Declaration Contracts with no Optional Benefits with initial premium payments greater than $250,000
Value at Start of Year	—	—	—	—	—	—	—	—	—	8.90
Value at End of Year	—	—	—	—	—	—	—	—	—	9.78
No. of Units	—	—	—	—	—	—	—	—	—	9,076

Revolution, Declaration, Patriot

	Year Ended 12/31/13	Year Ended 12/31/12	Year Ended 12/31/11	Year Ended 12/31/10	Year Ended 12/31/09	Year Ended 12/31/08	Year Ended 12/31/07	Year Ended 12/31/06	Year Ended 12/31/05	Year Ended 12/31/04
Declaration Contracts with no Optional Benefits with initial premium payments less than $250,000
Value at Start of Year	—	—	—	—	—	—	—	—	—	8.79
Value at End of Year	—	—	—	—	—	—	—	—	—	9.64
No. of Units	—	—	—	—	—	—	—	—	—	95,289
Overseas Equity Trust (merged into International Value Trust eff 05-03-2010) - NAV Shares (units first credited 04-29-2005)
Contracts with no Optional Benefits
Value at Start of Year	—	—	—	—	8.48	14.81	13.33	11.27	9.64	—
Value at End of Year	—	—	—	—	10.95	8.48	14.81	13.33	11.27	—
Rev Value No. of Units	—	—	—	—	306,223	361,051	518,546	583,528	613,845	—
Rev. Access No. of Units	—	—	—	—	41,208	49,501	55,768	60,848	82,171	—
Rev. Extra No. of Units	—	—	—	—	122,581	145,618	196,646	215,947	217,607	—
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
Value at Start of Year	—	—	—	—	—	—	—	—	9.78	—
Value at End of Year	—	—	—	—	—	—	—	—	11.47	—
No. of Units	—	—	—	—	—	—	—	—	4,986	—
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
Value at Start of Year	—	—	—	—	8.48	14.81	13.33	11.27	9.64	—
Value at End of Year	—	—	—	—	10.95	8.48	14.81	13.33	11.27	—
No. of Units	—	—	—	—	9,970	10,062	15,425	25,085	36,329	—
Declaration Contracts with no Optional Benefits with initial premium payments greater than $250,000
Value at Start of Year	—	—	—	—	—	—	—	11.47	9.78	—
Value at End of Year	—	—	—	—	—	—	—	13.60	11.47	—
No. of Units	—	—	—	—	—	—	—	2,952	12,021	—
Declaration Contracts with no Optional Benefits with initial premium payments less than $250,000
Value at Start of Year	—	—	—	—	8.48	14.81	13.33	11.27	9.64	—
Value at End of Year	—	—	—	—	10.95	8.48	14.81	13.33	11.27	—
No. of Units	—	—	—	—	43,619	49,398	58,092	73,639	80,279	—
Real Estate Equity Fund (replaced by Real Estate Securities Trust eff 04-29-2005) - NAV Shares (units first credited 05-03-1999)
Contracts with no Optional Benefits
Value at Start of Year	—	—	—	—	—	—	—	—	—	15.47
Value at End of Year	—	—	—	—	—	—	—	—	—	20.85
Rev Value No. of Units	—	—	—	—	—	—	—	—	—	253,425
Rev. Access No. of Units	—	—	—	—	—	—	—	—	—	31,913
Rev. Extra No. of Units	—	—	—	—	—	—	—	—	—	88,926
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
Value at Start of Year	—	—	—	—	—	—	—	—	—	17.95
Value at End of Year	—	—	—	—	—	—	—	—	—	24.26
No. of Units	—	—	—	—	—	—	—	—	—	10,542
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
Value at Start of Year	—	—	—	—	—	—	—	—	—	17.72
Value at End of Year	—	—	—	—	—	—	—	—	—	23.89
No. of Units	—	—	—	—	—	—	—	—	—	6,087
Real Estate Securities Trust - NAV Shares (units first credited 04-29-2005)
Contracts with no Optional Benefits
Value at Start of Year	32.41	27.97	25.85	20.26	15.75	26.31	31.55	23.24	20.85	—
Value at End of Year	31.99	32.41	27.97	25.85	20.26	15.75	26.31	31.55	23.12	—
Rev Value No. of Units	31,076	34,081	40,718	46,232	62,684	109,404	147,035	210,402	235,518	—
Rev. Access No. of Units	14,384	14,926	14,897	14,810	14,809	20,191	19,335	22,181	25,551	—
Rev. Extra No. of Units	16,631	22,994	25,169	27,717	37,132	41,180	54,623	63,742	72,842	—
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
Value at Start of Year	81.55	70.20	64.71	50.59	39.23	65.38	78.20	57.17	24.26	—
Value at End of Year	80.70	81.55	70.20	64.71	50.59	39.23	65.38	78.20	57.17	—
No. of Units	59	59	59	59	59	59	59	—	4,971	—
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
Value at Start of Year	—	20.26	—	—	15.75	26.31	31.55	23.12	23.89	—
Value at End of Year	—	32.41	—	—	20.26	15.75	26.31	31.55	23.12	—
No. of Units	—	930	—	—	4,546	4,546	5,465	7,545	9,394	—

Revolution, Declaration, Patriot

	Year Ended 12/31/13	Year Ended 12/31/12	Year Ended 12/31/11	Year Ended 12/31/10	Year Ended 12/31/09	Year Ended 12/31/08	Year Ended 12/31/07	Year Ended 12/31/06	Year Ended 12/31/05	Year Ended 12/31/04
Short Term Government Income Trust - NAV Shares (units first credited 05-03-2010)
Contracts with no Optional Benefits
Value at Start of Year	16.08	16.09	15.85	15.10	—	—	—	—	—	—
Value at End of Year	15.76	16.08	16.09	15.85	—	—	—	—	—	—
Rev Value No. of Units	122,540	154,933	156,499	180,920	—	—	—	—	—	—
Rev. Access No. of Units	31,235	30,941	31,328	47,015	—	—	—	—	—	—
Rev. Extra No. of Units	53,684	57,194	62,608	67,455	—	—	—	—	—	—
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
Value at Start of Year	13.11	13.12	12.92	12.30	—	—	—	—	—	—
Value at End of Year	12.86	13.11	13.12	12.92	—	—	—	—	—	—
No. of Units	824	825	826	828	—	—	—	—	—	—
Short-Term Bond Fund (merged into Short-Term Bond Trust eff 04-29-2005) - NAV Shares (units first credited 05-03-1999)
Contracts with no Optional Benefits
Value at Start of Year	—	—	—	—	—	—	—	—	—	15.04
Value at End of Year	—	—	—	—	—	—	—	—	—	15.07
Rev Value No. of Units	—	—	—	—	—	—	—	—	—	765,939
Rev. Access No. of Units	—	—	—	—	—	—	—	—	—	98,324
Rev. Extra No. of Units	—	—	—	—	—	—	—	—	—	162,310
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
Value at Start of Year	—	—	—	—	—	—	—	—	—	12.41
Value at End of Year	—	—	—	—	—	—	—	—	—	12.46
No. of Units	—	—	—	—	—	—	—	—	—	—
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
Value at Start of Year	—	—	—	—	—	—	—	—	—	12.26
Value at End of Year	—	—	—	—	—	—	—	—	—	12.28
No. of Units	—	—	—	—	—	—	—	—	—	7,734
Short-Term Bond Trust (merged into Short Term Government Income Trust eff 05-03-2010) - NAV Shares (units first credited 04-29-2005)
Contracts with no Optional Benefits
Value at Start of Year	—	—	—	—	12.82	16.01	15.70	15.20	15.07	—
Value at End of Year	—	—	—	—	15.10	12.82	16.01	15.70	15.20	—
Rev Value No. of Units	—	—	—	—	277,348	290,944	364,019	513,093	617,842	—
Rev. Access No. of Units	—	—	—	—	41,608	45,656	62,900	67,792	79,284	—
Rev. Extra No. of Units	—	—	—	—	82,765	94,448	127,046	140,163	141,094	—
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
Value at Start of Year	—	—	—	—	10.45	13.05	12.79	12.39	12.28	—
Value at End of Year	—	—	—	—	12.30	10.45	13.05	12.79	12.39	—
No. of Units	—	—	—	—	829	1,048	11,142	5,002	7,197	—
Small Cap Emerging Growth Fund (merged into Small Cap Growth Trust eff 04-29-2005) - NAV Shares (units first credited 11-15-2001)
Contracts with no Optional Benefits
Value at Start of Year	—	—	—	—	—	—	—	—	—	8.23
Value at End of Year	—	—	—	—	—	—	—	—	—	8.90
Rev Value No. of Units	—	—	—	—	—	—	—	—	—	692,587
Rev. Access No. of Units	—	—	—	—	—	—	—	—	—	66,206
Rev. Extra No. of Units	—	—	—	—	—	—	—	—	—	200,297
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
Value at Start of Year	—	—	—	—	—	—	—	—	—	8.62
Value at End of Year	—	—	—	—	—	—	—	—	—	9.34
No. of Units	—	—	—	—	—	—	—	—	—	4,203
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
Value at Start of Year	—	—	—	—	—	—	—	—	—	8.52
Value at End of Year	—	—	—	—	—	—	—	—	—	9.21
No. of Units	—	—	—	—	—	—	—	—	—	48,346
Declaration Contracts with no Optional Benefits with initial premium payments greater than $250,000
Value at Start of Year	—	—	—	—	—	—	—	—	—	8.52
Value at End of Year	—	—	—	—	—	—	—	—	—	9.34
No. of Units	—	—	—	—	—	—	—	—	—	23,421

Revolution, Declaration, Patriot

	Year Ended 12/31/13	Year Ended 12/31/12	Year Ended 12/31/11	Year Ended 12/31/10	Year Ended 12/31/09	Year Ended 12/31/08	Year Ended 12/31/07	Year Ended 12/31/06	Year Ended 12/31/05	Year Ended 12/31/04
Declaration Contracts with no Optional Benefits with initial premium payments less than $250,000
Value at Start of Year	—	—	—	—	—	—	—	—	—	8.40
Value at End of Year	—	—	—	—	—	—	—	—	—	9.21
No. of Units	—	—	—	—	—	—	—	—	—	316,019
Small Cap Growth Trust - NAV Shares (units first credited 04-29-2005)
Contracts with no Optional Benefits
Value at Start of Year	13.18	11.45	12.44	10.31	7.77	13.01	11.56	10.31	8.90	—
Value at End of Year	18.77	13.18	11.45	12.44	10.31	7.77	13.01	11.56	10.31	—
Rev Value No. of Units	179,821	206,528	225,282	256,944	311,915	347,109	452,303	561,876	650,669	—
Rev. Access No. of Units	24,369	26,483	30,579	31,044	36,629	38,785	42,586	51,201	51,319	—
Rev. Extra No. of Units	40,452	44,137	50,572	63,257	77,922	94,270	129,808	170,356	182,932	—
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
Value at Start of Year	—	—	13.26	10.96	8.24	13.76	12.19	10.85	9.34	—
Value at End of Year	—	—	12.23	13.26	10.96	8.24	13.76	12.19	10.85	—
No. of Units	—	—	641	1,481	2,465	3,721	4,203	4,203	4,203	—
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
Value at Start of Year	13.63	11.85	12.87	10.67	8.03	13.46	11.95	10.67	9.21	—
Value at End of Year	19.42	13.63	11.85	12.87	10.67	8.03	13.46	11.95	10.67	—
No. of Units	4,157	5,071	5,176	5,727	12,153	12,349	16,165	18,525	42,275	—
Declaration Contracts with no Optional Benefits with initial premium payments greater than $250,000
Value at Start of Year	—	—	—	8.24	—	13.76	12.19	10.85	9.34	—
Value at End of Year	—	—	—	13.26	—	8.24	13.76	12.19	10.85	—
No. of Units	—	—	—	4,319	—	2,052	2,052	10,518	25,657	—
Declaration Contracts with no Optional Benefits with initial premium payments less than $250,000
Value at Start of Year	13.63	11.85	12.87	10.67	8.03	13.46	11.95	10.67	9.21	—
Value at End of Year	19.42	13.63	11.85	12.87	10.67	8.03	13.46	11.95	10.67	—
No. of Units	47,551	53,282	78,121	86,180	99,121	104,644	141,109	183,334	268,773	—
Small Cap Index Trust - NAV Shares (units first credited 04-29-2005)
Contracts with no Optional Benefits
Value at Start of Year	15.54	13.55	14.35	11.49	9.19	14.03	14.51	12.49	12.99	—
Value at End of Year	21.29	15.54	13.55	14.35	11.49	9.19	14.03	14.51	12.49	—
Rev Value No. of Units	61,287	74,422	80,519	91,940	97,141	130,164	152,792	193,514	214,291	—
Rev. Access No. of Units	20,130	19,571	23,845	26,778	35,350	42,141	45,838	52,121	53,815	—
Rev. Extra No. of Units	15,748	19,079	23,401	25,892	28,944	41,777	67,072	88,093	95,089	—
Small Cap Value Fund (merged into Small Cap Value Trust eff 04-29-2005) - NAV Shares (units first credited 08-10-1999)
Contracts with no Optional Benefits
Value at Start of Year	—	—	—	—	—	—	—	—	—	20.54
Value at End of Year	—	—	—	—	—	—	—	—	—	25.43
Rev Value No. of Units	—	—	—	—	—	—	—	—	—	444,257
Rev. Access No. of Units	—	—	—	—	—	—	—	—	—	63,114
Rev. Extra No. of Units	—	—	—	—	—	—	—	—	—	123,938
Small Cap Value Trust - NAV Shares (units first credited 04-29-2005)
Contracts with no Optional Benefits
Value at Start of Year	40.97	35.83	35.87	28.79	22.64	31.01	32.34	27.44	25.43	—
Value at End of Year	53.95	40.97	35.83	35.87	28.79	22.64	31.01	32.34	27.44	—
Rev Value No. of Units	60,821	72,250	91,056	111,926	142,150	179,170	248,004	333,449	377,974	—
Rev. Access No. of Units	15,681	16,819	23,427	26,464	33,253	38,734	43,470	48,214	60,124	—
Rev. Extra No. of Units	20,019	22,356	25,774	30,115	39,230	54,200	75,774	99,137	112,417	—
Total Bond Market Trust B (formerly Bond Index Trust B) - NAV Shares (units first credited 04-29-2005)
Contracts with no Optional Benefits
Value at Start of Year	17.89	17.41	16.38	15.57	14.84	14.20	13.42	13.06	12.91	—
Value at End of Year	17.24	17.89	17.41	16.38	15.57	14.84	14.20	13.42	13.06	—
Rev Value No. of Units	108,132	119,757	135,884	157,497	231,983	286,085	392,704	519,385	618,333	—
Rev. Access No. of Units	45,717	71,417	30,301	32,459	34,899	38,594	38,237	43,712	59,493	—
Rev. Extra No. of Units	49,038	55,497	60,257	67,742	80,849	115,535	131,724	150,735	168,737	—
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
Value at Start of Year	—	—	—	—	—	—	—	—	13.12	—
Value at End of Year	—	—	—	—	—	—	—	—	13.30	—
No. of Units	—	—	—	—	—	—	—	—	9,826	—

Revolution, Declaration, Patriot

	Year Ended 12/31/13	Year Ended 12/31/12	Year Ended 12/31/11	Year Ended 12/31/10	Year Ended 12/31/09	Year Ended 12/31/08	Year Ended 12/31/07	Year Ended 12/31/06	Year Ended 12/31/05	Year Ended 12/31/04
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
Value at Start of Year	17.91	17.42	16.39	15.59	14.85	14.21	13.43	13.07	12.92	—
Value at End of Year	17.25	17.91	17.42	16.39	15.59	14.85	14.21	13.43	13.07	—
No. of Units	1,870	1,892	7,029	1,933	2,522	8,892	5,318	5,432	7,696	—
Total Return Bond Fund (replaced by Total Return Trust eff 04-29-2005) - NAV Shares (units first credited 05-01-2003)
Contracts with no Optional Benefits
Value at Start of Year	—	—	—	—	—	—	—	—	—	10.11
Value at End of Year	—	—	—	—	—	—	—	—	—	10.46
Rev Value No. of Units	—	—	—	—	—	—	—	—	—	101,935
Rev. Access No. of Units	—	—	—	—	—	—	—	—	—	9,789
Rev. Extra No. of Units	—	—	—	—	—	—	—	—	—	44,923
Total Return Trust - NAV Shares (units first credited 04-29-2005)
Contracts with no Optional Benefits
Value at Start of Year	15.57	14.52	14.14	13.30	11.84	11.67	10.88	10.63	10.46	—
Value at End of Year	15.07	15.57	14.52	14.14	13.30	11.84	11.67	10.88	10.63	—
Rev Value No. of Units	118,490	128,154	131,865	149,114	198,366	242,785	185,403	158,257	154,807	—
Rev. Access No. of Units	73,013	40,897	38,439	37,023	29,906	27,102	11,694	14,272	14,021	—
Rev. Extra No. of Units	41,039	45,406	45,788	41,399	52,493	58,155	90,593	87,943	74,581	—
Total Stock Market Index Trust - NAV Shares (units first credited 04-29-2005)
Contracts with no Optional Benefits
Value at Start of Year	15.60	13.67	13.79	11.91	9.35	15.07	14.51	12.74	12.50	—
Value at End of Year	20.56	15.60	13.67	13.79	11.91	9.35	15.07	14.51	12.74	—
Rev Value No. of Units	220,334	247,750	287,784	366,090	498,006	647,535	933,262	1,117,167	1,374,019	—
Rev. Access No. of Units	73,177	77,035	82,675	96,863	104,036	114,803	120,127	130,048	154,546	—
Rev. Extra No. of Units	102,205	117,239	135,486	144,982	167,529	209,661	275,782	405,193	444,705	—

January 4, 2013

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)

MARKET VALUE ADJUSTMENT INTERESTS

offered under

REVOLUTION ACCESS VARIABLE ANNUITY, REVOLUTION VALUE VARIABLE ANNUITY, REVOLUTION EXTRA VARIABLE ANNUITY, PATRIOT VARIABLE ANNUITY and DECLARATION VARIABLE ANNUITY

Deferred combination fixed and variable annuity contracts previously issued by

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

Guaranteed as described herein by

MANULIFE FINANCIAL CORPORATION

This Prospectus describes the market value adjustment interests offered under REVOLUTION ACCESS VARIABLE ANNUITY, REVOLUTION VALUE VARIABLE ANNUITY, REVOLUTION EXTRA VARIABLE ANNUITY, PATRIOT VARIABLE ANNUITY, and DECLARATION VARIABLE ANNUITY deferred combination fixed and variable annuity contracts previously issued by John Hancock Variable Life Insurance Company (“JHVLICO”) and subsequently assumed by John Hancock Life Insurance Company (U.S.A.) (“John Hancock USA”). Unless otherwise specified, “we,” “us,” “our,” “ours” or “the Company” refers to John Hancock USA. This Prospectus also describes the subordinated guarantee by Manulife Financial Corporation (“MFC”) of obligations of John Hancock USA under a Contract (the “MFC Subordinated Guarantee”). MFC is our parent company. John Hancock Distributors, LLC, a Delaware limited liability company and an affiliate of ours, is the sole principal underwriter for all contracts sold pursuant to the Registration Statement.

This Prospectus describes market value adjustment interests under both an individual deferred annuity contract and certificates that were issued under a group deferred annuity contract. We use the term “Contract” to describe both an individual contract and a certificate under a group contract that evidences a participating interest in the group contract. As used herein, “you” refers to the Owner of a Contract.

The Fixed Investment Options may also be referred to as “market value adjustment interests.” The accompanying Annex to this Prospectus describes both the “fixed” and “variable” investment options for each of the Revolution Access, Revolution Value, Revolution Extra, Patriot, and Declaration variable annuity Contracts. You assume some risks in purchasing this contract. Please see “IV. Risk Factors” on page 5.

Please read this Prospectus carefully and keep it for future reference. It contains information about the Contract and the MFC Subordinated Guarantee that you should know before investing in a Fixed Investment Option.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense. These securities are not deposits with, or obligations of, or guaranteed or endorsed by, any bank or any affiliate thereof, and are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

The MFC Subordinated Guarantee does not relieve the Company of any obligations under the Contracts. Therefore, the MFC Subordinated Guarantee is in addition to all of the rights and benefits that the Contracts otherwise provide.

You should rely on the information contained in or incorporated by reference in this Prospectus or any applicable Prospectus supplement and on the other information included in the registration statement of which this Prospectus forms a part. We have not authorized anyone to provide you with different or additional information. We are not making an offer of the securities covered by this Prospectus in any jurisdiction where the offer is not permitted by law. You should not assume that the information contained in or incorporated by reference in this Prospectus or any applicable Prospectus supplement is accurate as of any date other than the date on the front of this Prospectus or any applicable Prospectus supplement, as the case may be.

There is no market through which these securities may be sold and purchasers may not be able to resell securities purchased under this Prospectus.

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)

Annuities Service Center	Mailing Address
27 DryDock Ave, STE 3	P.O. Box 55444
Boston, MA 02210-2382	Boston, MA 02205-5444
(800) 344-1029	www.jhannuities.com

(The information contained in, or accessible through, John Hancock USA’s website is not incorporated by reference into this Prospectus.)

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I. GLOSSARY

The following terms as used in this Prospectus have the indicated meanings. We also define other terms in specific sections of this Prospectus.

Accumulation Period: The period between the issue date of the Contract and its Maturity Date.

Additional Purchase Payment: Any Purchase Payment made after the initial Purchase Payment.

Annuitant: Any natural person or persons to whom annuity payments are made and whose life is used to determine the duration of annuity payments involving life contingencies. If the Contract Owner names more than one person as an Annuitant, the second person named is referred to as “co-Annuitant.” The Annuitant and co-Annuitant are referred to collectively as “Annuitant.” The Annuitant is as designated on the Contract specification page or in the application.

Annuities Service Center: The mailing address of our service office is listed on the first page of this Prospectus. You can send overnight mail to us at the street address of the service office, 27 DryDock Avenue, Suite 3, Boston, Massachusetts 02210-2382.

Annuity Option: The method selected by the Contract Owner (or as specified in the Contract if no selection is made) for annuity payments made by us.

Beneficiary: The person, persons or entity entitled to the death benefit under the Contract upon the death of a Contract Owner. The Beneficiary is as specified in the application, unless changed.

Company: John Hancock Life Insurance Company (U.S.A.) (“John Hancock USA”).

Contract: The combination fixed and variable annuity contract described by this Prospectus. If you purchased this annuity under a group contract, a Contract means the certificate issued to you under the group contract.

Contract Anniversary: The day in each calendar year after the Contract Date that is the same month and day as the Contract Date.

Contract Date: The date of issue of the Contract.

Contract Value: The total of the Investment Account values attributable to the Contract.

Contract Year: A period of twelve consecutive months beginning on the date as of which the Contract is issued, or any anniversary of that date.

Fixed Investment Option: An Investment Option in which a Company guarantees the principal value and the rate of interest credited to the Investment Account for the term of any Guarantee Period.

General Account: All of the Company’s assets other than assets in its Separate Account or any other separate account that it may maintain.

Good Order: The standard that we apply when we determine whether an instruction is satisfactory. An instruction will be considered in Good Order if it is received at our Annuities Service Center: (a) in a manner that is satisfactory to us such that it is sufficiently complete and clear that we do not need to exercise any discretion to follow such instruction and it complies with all relevant laws and regulations and Company requirements; (b) on specific forms, or by other means we then permit (such as via telephone or electronic submission); and/or (c) with any signatures and dates we may require. We will notify you if an instruction is not in Good Order.

Guarantee Period: Under the Contract, you make a Purchase Payment to us, and we credit interest for a period of time known as the Guarantee Period.

Investment Account: An account we establish for you which represents your interests in an Investment Option during the Accumulation Period.

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Investment Options: The investment choices available to Contract Owners. We refer to the Variable Investment Options and the Fixed Investment Option together as Investment Options.

JHVLICO: John Hancock Variable Life Insurance Company.

Market Value Adjustment: An adjustment we make to amounts that are withdrawn or annuitized on any date other than during the period 30 days after the expiration of the Guarantee Period. The Market Value Adjustment may increase or decrease the amount available for withdrawal or annuitization.

Maturity Date: The date on which we begin to make annuity payments to the Annuitant. The Maturity Date is the date specified on the Contract specifications page, unless changed with our consent.

Owner or Contract Owner (“you”): The person, persons, co-Owners or entity entitled to all of the ownership rights under the Contract. The Owner has the legal right to make all changes in contractual designations where specifically permitted by the Contract. The Owner is as specified in the application, unless changed. We may refer to the Owner in this prospectus as “you.”

Prospectus: This prospectus that describes interests in a Contract.

Purchase Payment: An amount you pay to us for the benefits provided by the Contract.

Rider: An optional benefit that you may have elected for an additional charge.

Variable Investment Option: An Investment Option corresponding to a Subaccount of the Separate Account that invests in shares of a specific Portfolio.

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II. ABOUT THIS PROSPECTUS

In this Prospectus, unless otherwise specified or the context otherwise requires, references to “John Hancock USA,” “we”, “our,” “ours,” “us” or “the Company” refers to John Hancock Life Insurance Company (U.S.A.) and references to “MFC” refer to Manulife Financial Corporation. Unless otherwise specified, all dollar amounts contained in this Prospectus are expressed in U.S. dollars, and references to “dollars” or “$” are to U.S. dollars and all references to “Cdn$” are to Canadian dollars. John Hancock USA financial information included and incorporated by reference in this Prospectus is prepared using generally accepted accounting principles in the United States, which we refer to as “U.S. GAAP.” Unless otherwise specified, MFC financial information included and incorporated by reference in this Prospectus is prepared using generally accepted accounting principles in Canada, which we refer to as “Canadian GAAP.” MFC prepares its consolidated financial statements in accordance with Canadian GAAP, which differs from U.S. GAAP. MFC adopted International Financial Reporting Standards (“IFRS”) as a replacement of previous Canadian GAAP effective January 1, 2011 for fiscal periods beginning the first quarter of 2011 with comparative financial information provided for 2010 prepared under IFRS. Accordingly, Canadian GAAP refers to prior Canadian generally accepted accounting principles for 2009 and earlier and IFRS for 2010 and beyond. With the adoption of IFRS in 2011, MFC is no longer required to reconcile its annual financial results to U.S. GAAP in its consolidated financial statements. Please see “VI. Accounting Treatment” for more information.

John Hancock USA’s principal executive offices are located at 601 Congress Street, Boston, Massachusetts 02210. You may call us at (800) 344-1029. MFC’s principal executive offices are located at 200 Bloor Street East, Toronto ON, Canada M4W 1E5. You may call us at (416) 926-3000.

This Prospectus, which includes the accompanying Annex, is part of a joint registration statement on Form F-3 (the “Registration Statement”) relating to the Contracts that MFC and John Hancock USA filed with the U.S. Securities and Exchange Commission (“SEC”). This Prospectus describes information about a subordinated guarantee of the Contracts. The accompanying Annex provides more general information about the Contracts. The accompanying Annex is dated as of a specific date. To the extent information in a later dated portion of this Prospectus is inconsistent with an earlier dated portion of this Prospectus, you should rely on the information in the later dated portion of this Prospectus. Under the Registration Statement, John Hancock USA may, from time to time, accept Additional Purchase Payments for the Contracts described in this Prospectus.

This Prospectus, together with the documents incorporated by reference herein, provides you with a description of the Contracts. Before you invest, you should read this Prospectus together with the additional information described under the heading “V. Where You Can Find More Information.” This Prospectus does not contain all of the information contained in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You should refer to the Registration Statement and the exhibits to the Registration Statement for further information with respect to us and the Contracts. See “VI. Accounting Treatment.”

III. OVERVIEW

This overview tells you some key points you should know about any new allocation to a Fixed Investment Option under your Contract. Because this is an overview, it does not contain all the information that may be important to you about new Fixed Investment Options that we may make available from time to time. Insurance laws and regulations apply to us in every state in which the Contracts were sold. As a result, some terms and conditions of your Contract regarding the new Fixed Investment Options may vary from the terms and conditions described in this Prospectus, including the Annex, depending upon where you purchase a Contract. We disclose all material features and benefits of the Fixed Investment Options under your Contract in this Prospectus, including the Annex, that you should read before you invest in a new Fixed Investment Option. You should be sure to read your Contract as well.

Each Contract is called a “combination contract,” because it provides you the option of earning either a fixed or a variable investment return on the value accumulating in the Contract. John Hancock USA offers fixed return options under the Contracts in the form of Fixed Interest Options which are described in the Annex to this Prospectus. Depending on state requirements, we may have issued the Contract under a master group contract.

The Contracts described in this Prospectus are no longer offered for sale; however, you may be able to make investments for new Guarantee Periods under the Fixed Investment Options we make available, as permitted under your Contract. Under the Contract, you may allocate a Purchase Payment or transfer Contract Value to a Fixed Investment Option, and we credit interest for the Guarantee Period.

We invest the Contract Value you allocate to a Fixed Investment Option in our General Account and we will credit interest at a fixed rate, declared by us, subject to a minimum rate stated in your Contract. If you remove money from any Fixed Investment Option prior

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to its expiration, however, we may increase or decrease your Contract Value to compensate for changes in interest rates that may have occurred subsequent to the beginning of that Fixed Investment Option. This is known as a “Market Value Adjustment.”

At the end of each Guarantee Period, you can choose:

•	to start a subsequent Guarantee Period (up to a maximum Maturity Date),

•	to transfer your Fixed Investment Option Contract Value to one or more Variable Investment Options,

•	to start annuity benefit payments, or

•	to receive your Contract Value.

(We may assess a withdrawal charge and make a Market Value Adjustment to your Contract Value if you make any of these elections outside of a 30-day period at the end of a Guarantee Period.)

Additional Purchase Payments and Transfers of Contract Value. The minimum Additional Purchase Payment, depending upon the Contract, ranges from $200 - $500 ($100 minimum for an Additional Purchase Payment paid by direct deposit). Currently, we do not enforce these minimum Additional Purchase Payment amount requirements, but we may do so in the future.

You can make Additional Purchase Payments of up to $1,000,000 in any one Contract Year. The total of all Additional Purchase Payments and transfers of Contract Value that you may allocate to any one Variable Investment Option or Fixed Investment Option, in any one Contract Year may not exceed $1,000,000.

Guarantee Periods. We may offer different Guarantee Periods under the Contract for you to choose, but any specific Guarantee Period may not be available at all times or through all authorized distributors of the Contracts. In states where approved, we currently make available various Fixed Investment Options with durations of up to five years, and we may make one or more additional Fixed Investment Options available for Contracts issued before September 30, 2002. We provide no assurance that we will continue to offer a Guarantee Period within this range.

At the end of a Guarantee Period, you may choose a new Guarantee Period from any of the then existing Guarantee Period options, at the then current interest rates.

Guarantee Rates. We determine from time to time the interest rates that we will guarantee for each Guarantee Period. The guaranteed interest rate will in no event be less than the greater of 1% or the minimum rate required by applicable law. We, in our sole discretion, determine the guaranteed interest rates. We guarantee the interest rate for the duration of the Guarantee Period and may not change it for that Guarantee Period.

Withdrawals. Before the earlier of the Maturity Date or the death of a Contract Owner, you may withdraw all or a portion of your Contract Value.

We will deduct any partial withdrawal proportionally from each of your Investment Options based on the value in each, unless you direct otherwise. When you take a partial withdrawal, we deduct any applicable withdrawal charge as a percentage of the total amount withdrawn. We take any applicable withdrawal charge from the amount remaining in a Contract after we process the amount you request.

Market Value Adjustment. We will adjust any amount withdrawn or annuitized prior to the end of either the Initial Guarantee Period or a Subsequent Guarantee Period by the Market Value Adjustment factor described under “Calculation of Market Value Adjustment” and Appendix A: “Details About Our Fixed Investment Options – Computation of Market Value Adjustment” in the Annex to this Prospectus.

We reserve the right to terminate your Contract if the value of your Contract becomes zero. You generally may not make any surrenders or partial withdrawals once we begin making payments under an Annuity Option. For Declaration and Patriot Variable Annuities only: if your “free withdrawal value” at any time is less than $100, you must withdraw that amount in full, in a single sum, before you make any other partial withdrawals.

Withdrawal Charges. If you make a withdrawal from the Contract before the Maturity Date, we may impose a withdrawal charge for Declaration, Patriot, Revolution Extra and Revolution Value Contracts (which will never be more than 6% of the Purchase Payment we deem withdrawn for Declaration and Patriot Contracts and 7% of the Purchase Payment we deem withdrawn for Revolution Extra and Revolution Value Contracts). The Revolution Access Contracts do not have a withdrawal charge. There is never a withdrawal charge with respect to certain free withdrawal amounts. The amount of the withdrawal charge and when it is assessed are discussed in the Annex to this Prospectus under “III. Fee Tables,” “IV. Basic Information – What Fees and Charges will be Deducted from My Contract? –

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Withdrawal Charge” and Appendix B: “Examples of Withdrawal Charge Calculations.” A withdrawal may be subject to income tax and a 10% penalty tax (see “IX. Federal Tax Matters” in the Annex to this Prospectus for possible qualifications and a more detailed discussion).

See the Annex to this Prospectus for a description of all other fees applicable to your Contract.

Confirmation Statements. We will send you confirmation statements for certain transactions in your Investment Account. You should carefully review these transaction confirmations to verify their accuracy. You should report any mistakes immediately to our Annuities Service Center. If you fail to notify our Annuities Service Center of any mistake within 60 days of the delivery of the transaction confirmation, we will deem you to have ratified the transaction. We encourage you to register for electronic delivery of your transaction confirmations. Please contact the John Hancock Annuities Service Center at the applicable telephone number or Internet address shown on the first page of this Prospectus for more information on electronic transactions.

Telephone and Electronic Transactions. You may request withdrawals by telephone. We may also permit you to access information and perform some electronic transactions through our website (see “IV. Basic Information – How Can I Change My Contract’s Investment Options? – Telephone and Electronic Transactions” and “IV. Basic Information – How Can I Withdraw Money from My Contract? – Telephone Withdrawals” in the Annex to this Prospectus).

Death Benefits. The Contracts described in this Prospectus and the Annex to this Prospectus generally provide for distribution of death benefits if you die before a Contract’s Maturity Date. The minimum death benefits provided under the Contracts differ, depending on when you purchased a Contract, our maximum limits on death benefits at that time, the jurisdiction in which we issued a Contract, and the age of the oldest Owner (or Annuitant) on the date of issue. We may pay death benefits in some cases on the Annuitant’s death, instead of the Owner’s death, if the Annuitant predeceases the Owner. In addition, you may have purchased a Contract with an optional death benefit Rider that will enhance the amount of death benefit. You should read your Contract carefully to determine the minimum death benefit and any enhanced death benefit payable during the Accumulation Period.

We will determine the death benefit as of the date we receive written notice and proof of death (Due Proof of Death) and all required claim forms at our Annuities Service Center.

Tax Deferral. The status of the Contract as an annuity generally allows all earnings under the Contract to be tax-deferred until withdrawn or until Annuity Payments begin (see “IX. Federal Tax Matters” in the Annex to this Prospectus for possible qualifications and a more detailed discussion). In most cases, no income tax will have to be paid on your earnings under the Contract until these earnings are paid out. This tax-deferred treatment may be beneficial to you in building assets in a long-term investment program.

You do not receive any additional tax deferral benefit if your Contract was purchased in connection with a tax-qualified retirement plan.

IV. RISK FACTORS

There are various risks associated with an investment in the Contract that we summarize below.

Issuer/Guarantor Risk. Fixed Investment Options under your Contract are the obligation of John Hancock USA and thus are backed by that Company’s financial strength. If the Company were to experience significant financial adversity, it is possible that the Company’s ability to pay interest and principal under the Contract could be impaired. The Guarantee Periods are subject to a subordinated guarantee by MFC. If MFC were to experience significant financial adversity, it is possible that MFC’s ability to pay amounts due under the guarantee could be impaired.

Market Value Adjustment Risk. Because of the Market Value Adjustment provision of the Contract, the Contract Owner bears the investment risk that the guaranteed interest rates offered by us at the time of withdrawal or the start of Annuity Payments may be higher than the guaranteed interest rate applied to the new Fixed Investment Option, with the result that the amount you receive upon withdrawal or annuitization may be reduced by the Market Value Adjustment and may be less than your original investment in the new Fixed Investment Option. See “Appendix A: Details About Our Fixed Investment Options – Computation of Market Value Adjustment” in the Annex to this Prospectus.

If you choose to withdraw your money or annuitize on any date other than the period 30 days after the expiration of the Guarantee Period, you will experience a Market Value Adjustment. You do not participate directly in the investment experience of the assets that the Company holds to support the Contract. Nonetheless, the Market Value Adjustment formula (which is discussed in the Annex to this Prospectus) reflects the effect that prevailing interest rates have on those assets. If you need to withdraw your money during a

5

period in which prevailing interest rates have risen above their level when a Guarantee Period began, you will experience a “negative” Market Value Adjustment. When we impose this Market Value Adjustment, it could result in the loss of both the interest you have earned and a portion of the amount you allocated to the Guarantee Period. The Market Value Adjustment, alone or in combination with the applicable withdrawal charges, could result in your total withdrawal proceeds being less than the amount you allocated to the Guarantee Period. Thus, before you commit to a particular Guarantee Period, you should consider carefully whether you have the ability to remain invested throughout the Guarantee Period. In addition, we cannot, of course, assure you that the Contract will perform better than another investment that you might have made.

Risks Related to the Withdrawal Charge. We may impose a withdrawal charge for Declaration, Patriot, Revolution Extra and Revolution Value Contracts (which will never be more than 6% of the Purchase Payment we deem withdrawn for Declaration and Patriot Contracts and 7% of the Purchase Payment we deem withdrawn for Revolution Extra and Revolution Value Contracts). The Revolution Access Contracts do not have a withdrawal charge. If you anticipate needing to withdraw your money prior to the end of a Guarantee Period, you should be prepared to pay the withdrawal charge that we will impose.

Tax Consequences. You should be aware that owning these securities may have tax consequences both in the United States and Canada. You should read the tax discussion contained in the Annex to this Prospectus and in any applicable Prospectus supplement. However, this Prospectus, the Annex to this Prospectus and any applicable Prospectus supplement may not describe these tax consequences fully.

Risks Relating to MFC and its Subordinated Guarantee

MFC May Be Unable to Make Timely Payments in Accordance with the MFC Subordinated Guarantee

The financial capacity of MFC to make timely payments under its subordinated guarantee (the “MFC Subordinated Guarantee”) of your interest in any Fixed Investment Option may be adversely affected by a number of factors. Investors in the Fixed Investment Options should review the factors discussed under the captions “Risk Factors” and “Caution Regarding Forward-Looking Statements” in MFC’s Annual Report on Form 40-F/A, dated March 23, 2012, under the captions “Risk Management and Risk Factors” and “Critical Accounting and Actuarial Policies” in MFC’s Management’s Discussion and Analysis for the year ended December 31, 2011, and in note 10 to MFC’s annual audited consolidated financial statements as at and for the year ended December 31, 2011, each filed as an exhibit to MFC’s Annual Report on Form 40-F, as amended, for the fiscal year ended December 31, 2011 (incorporated by reference in this Prospectus), similar sections in MFC’s subsequent filings that MFC incorporates by reference in this Prospectus, and other information about MFC included in this Prospectus. In addition, the MFC Subordinated Guarantee constitutes an unsecured obligation of MFC as guarantor, and is subordinated in right of payment to the prior payment in full of all other obligations of MFC, except for other guarantees or obligations of MFC which by their terms are designated as ranking equally in right of payment with or subordinate to the MFC Subordinated Guarantee of the contract’s Fixed Investment Options, and effectively rank senior to MFC’s preferred and common shares. Consequently, in the event of MFC’s bankruptcy, liquidation, dissolution, winding-up or reorganization, or upon acceleration of any series of debt securities or other financial obligations due to an event of default thereunder also triggering payment obligations on other debt, MFC’s assets will be available to pay its obligations on the MFC Subordinated Guarantee only after all secured indebtedness and other indebtedness senior to the MFC Subordinated Guarantee has been paid in full. There may not be sufficient assets remaining to pay amounts due on all or any portion of the MFC Subordinated Guarantee.

The MFC Subordinated Guarantee is governed by the laws of the Commonwealth of Massachusetts. The MFC Subordinated Guarantee provides that any claim or proceeding brought by a holder of the Contract (“Holder”) to enforce the obligations of MFC, as guarantor, may be brought in a court of competent jurisdiction in the City of Boston, Commonwealth of Massachusetts, and that MFC submits to the non-exclusive jurisdiction of such courts in connection with such action or proceeding. MFC has designated John Hancock USA as its authorized agent upon whom process may be served in any legal action or proceeding against MFC arising out of or in connection with the MFC Subordinated Guarantee. All payments on the Contracts offered by this Prospectus by MFC under the MFC Subordinated Guarantee will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Government of Canada, or any province, territory or political subdivision thereof, or any authority therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges by MFC is required by law or by the administration or interpretation of such law. In the event of any withholding or deduction, MFC will pay such additional amounts as may be necessary in order that the net amounts received by the Holders after such withholding or deduction shall equal the respective amounts under such Contracts which would have been receivable in respect of those Contracts in the absence of such withholding or deduction (“Guarantor Additional Amounts”), except as described herein and except that no such Guarantor Additional Amounts shall be payable with respect to taxes, duties, assessments or governmental charges imposed on a Holder with respect to any Contract offered by this Prospectus:

(a)	(i) by reason of the Holder being a person with whom John Hancock USA or MFC is not dealing at arm’s length for the purposes of the Income Tax Act (Canada), or (ii) by reason of the Holder having a connection with Canada or any province or territory thereof other than the mere holding, use or ownership or deemed holding, use or ownership of such Contract;

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(b)	by reason of the Holder being liable for or subject to such withholding or deduction because of the Holder’s failure to make a claim for exemption to the relevant tax authority; or

(c)	more than 10 days after the Relevant Date (i.e., the date on which such payment first becomes due) except to the extent that the Holder thereof would have been entitled to Guarantor Additional Amounts on presenting the same for payment on the last day of such period of 10 days.

As used herein “Relevant Date” shall mean the date on which such payment first becomes due.

MFC’s Incorporation in Canada May Make it More Difficult for You to Enforce the MFC Subordinated Guarantee

Holders of Contracts may have more difficulty enforcing their rights under the MFC Subordinated Guarantee than would holders of contracts guaranteed by a corporation incorporated in a jurisdiction of the United States. Your ability to enforce civil liabilities related to the MFC Subordinated Guarantee under U.S. federal securities laws may be affected adversely by the fact that Manulife Financial Corporation is organized under the laws of Canada, most of its officers and directors and some of the experts named in this Prospectus are residents of Canada, and a substantial portion of their assets are located outside the United States. See XII. “Enforcement of Judgments.”

V. WHERE YOU CAN FIND MORE INFORMATION

MFC is subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance with the Exchange Act, files reports and other information with the SEC. Under a multijurisdictional disclosure system adopted by the United States and Canada, these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States. Summary financial information regarding John Hancock USA is included in MFC’s reports. John Hancock USA is not subject to the information and filing requirements of the Exchange Act.

You may read and copy any reports, statements or other information filed by MFC (Registrant 001-14942) at the SEC’s Public Reference Room, Station Place, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You can also inspect reports, proxy statements and other information about MFC at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

You may also obtain copies of this information by mail from the Public Reference Section of the SEC, Station Place, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates, or from commercial document retrieval services.

The SEC maintains a website that contains reports, proxy statements and other information, including those filed by MFC, at http://www.sec.gov. You may also access the SEC filings and obtain other information about MFC through the website maintained by MFC, which is http://www.manulife.com. The information contained in that website is not incorporated by reference into this Prospectus.

MFC and John Hancock USA filed a joint Registration Statement on Form F-3 with the SEC in respect of the securities being offered by this Prospectus. This Prospectus is a part of that Registration Statement. As permitted by SEC rules, this Prospectus does not contain all the information you can find in the Registration Statement. The SEC allows MFC to “incorporate by reference” information into this Prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC.

The information incorporated by reference is deemed to be part of this Prospectus, except for any information superseded by information in this Prospectus. These documents contain important information about the companies and their financial condition.

MFC incorporates by reference the documents listed below, which were filed with the SEC:

(a)	MFC’s Annual Report on Form 40-F for the year ended December 31, 2011, as filed on March 16, 2012 and as amended and filed on Form 40-F/A on March 23, 2012, other than the section of the Annual Information Form entitled “Ratings”;

(b)	Exhibit 99.3 to MFC’s Report of Foreign Issuer on Form 6-K filed on March 23, 2012, other than the sections entitled “Report of the Management Resources and Compensation Committee” and “Performance Graph”;

(c)	MFC’s Reports of Foreign Issuer on Form 6-K filed on March 16, 2012, May 10, 2012, November 13, 2012, November 27, 2012, December 4, 2012 and December 4, 2012;

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(d)	MFC’s Annual Report on Form 40-F for the year ended December 31, 2010, as filed on March 18, 2011 and as amended and filed on Form 40-F/A on March 25, 2011, other than the section of the Annual Information Form entitled “Ratings”; and

(e)	MFC’s Annual Report on Form 40-F for the year ended December 31, 2009, as filed on March 19, 2010 and as amended and filed on Form 40-F/A on March 29, 2010, other than the section of the Annual Information Form entitled “Ratings.”

We will provide to each person, including any Contract Owner, to whom a Prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this Prospectus but not delivered with the Prospectus, at no cost to the requester, upon written or oral request to:

Manulife Financial Corporation

ATTN: Corporate Secretary

200 Bloor Street East, NT-10

Toronto, Ontario Canada M4W 1E5

Telephone: (416) 926-3000

Any annual reports on Form 20-F, Form 40-F or Form 10-K, any reports on Form 10-Q or Form 8-K, other than current reports furnished to the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K, and any Form 6-K specifying that it is being incorporated by reference in this Prospectus, as well as all prospectus supplements disclosing additional or updated information, filed by MFC with the SEC subsequent to the date of this Prospectus shall be deemed to be incorporated by reference into this Prospectus.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such prior statement. Any statement or document so modified or superseded shall not, except to the extent so modified or superseded, be incorporated by reference and constitute a part of this Prospectus.

You should rely on the information contained in or incorporated by reference in this Prospectus or any applicable prospectus supplement and on the other information included in the Registration Statement of which this Prospectus forms a part. We have not authorized anyone to provide you with different or additional information. We are not making an offer of the securities covered by this Prospectus in any jurisdiction where the offer is not permitted by law. You should not assume that the information contained in or incorporated by reference in this Prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front of this Prospectus or any applicable prospectus supplement, as the case may be.

VI. ACCOUNTING TREATMENT

John Hancock USA does not file annual, quarterly or current reports with the SEC and there are no additional separate financial statements of John Hancock USA included in, or incorporated by reference in, this Prospectus. John Hancock USA is a subsidiary of MFC for financial reporting purposes and, as a consequence, John Hancock USA has been, and will continue to be, included in the consolidated financial statements of MFC in reports filed by MFC. MFC’s financial statements include a footnote containing condensed consolidating financial information with separate columns for MFC, John Hancock USA and other subsidiaries of MFC, together with consolidating adjustments.

MFC prepares its consolidated financial statements in accordance with generally accepted accounting principles in Canada, which we refer to as “Canadian GAAP,” which differs from U.S. generally accepted accounting principles (“U.S. GAAP”). MFC adopted International Financial Reporting Standards (“IFRS”) as a replacement of previous Canadian GAAP effective January 1, 2011 for fiscal periods beginning the first quarter of 2011 with comparative financial information provided for 2010 prepared under IFRS. Accordingly, Canadian GAAP refers to prior Canadian generally accepted accounting principles for 2009 and earlier and IFRS for 2010 and beyond. With the adoption of IFRS in 2011, MFC is no longer required to reconcile its annual financial results to U.S. GAAP in its consolidated financial statements. Instead, MFC has elected to disclose certain consolidated U.S. GAAP information in its Management’s Discussion and Analysis. MFC’s consolidated financial statements incorporated by reference in this Prospectus and in the documents incorporated by reference in this Prospectus may not be comparable to financial statements prepared in accordance with U.S. GAAP. For a reconciliation and analysis of major differences between IFRS and U.S. GAAP for net income attributed to shareholders, you should refer to MFC’s Form 40-F filed on March 16, 2012, in the U.S. GAAP Disclosures section of Exhibit 99.2 –Management’s Discussion & Analysis in the MFC Annual Report for the year ended December 31, 2011. For a discussion of the principal differences between MFC’s financial results calculated under Canadian GAAP and under IFRS, you should refer to notes 1

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and 25 to MFC’s annual audited consolidated financial statements as at December 31, 2011 and 2010 and January 1, 2010 and for the years ended December 31, 2011 and 2010 on Form 40-F filed on March 16, 2012. For a discussion of the principal differences between MFC’s financial results calculated under Canadian GAAP and under U.S. GAAP, you should refer to note 21 to MFC’s annual audited consolidated financial statements as at and for the years ended December 31, 2009 and 2008 on Form 40-F filed on March 19, 2010, and to note 22 to MFC’s amended annual audited consolidated financial statements as at and for the years ended December 31, 2010 and 2009 on From 40-F filed on March 18, 2011.

VII. DESCRIPTION OF JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)

We are John Hancock Life Insurance Company (U.S.A.), a stock life insurance company that was incorporated in Maine on August 20, 1955 by a special act of the Maine legislature and redomesticated under the laws of the State of Michigan on December 30, 1992. We are a direct, wholly-owned subsidiary of The Manufacturers Investment Corporation, which in turn is indirectly wholly-owned by MFC. The “John Hancock” name is MFC’s primary U.S. brand. We are authorized to transact life insurance and annuity business in all states except New York, and in the District of Columbia, Guam, Puerto Rico and the Virgin Islands. Our principal office is located at 601 Congress Street, Boston, Massachusetts 02210-2805. You may call us at (800)344-1029. We also have an Annuities Service Center at 27 DryDock Avenue, Suite 3, Boston, Massachusetts 02210-2382. MFC’s principal executive offices are located at 200 Bloor Street East, Toronto ON, Canada M4W 1E5. You may call us at (416) 926-3000.

On December 31, 2009, JHVLICO merged into John Hancock USA (the “Merger”). As a result of the Merger, John Hancock USA has assumed JHVLICO’s obligations with respect to the Contracts, which were previously issued by JHVLICO.

As a result of the Merger, John Hancock USA has assumed JHVLICO’s obligations with respect to existing Guarantee Periods, and offers of new Guarantee Periods under the Contracts beginning on or after January 4, 2010. John Hancock USA’s obligations with respect to all Guarantee Periods offered hereby will continue to be fully and unconditionally guaranteed by MFC pursuant to the MFC Subordinated Guarantee. The MFC Subordinated Guarantee applies to any Guarantee Periods offered hereby, unless and until we notify you otherwise. See “IX. Description of the MFC Subordinated Guarantee – What Are the Terms of the MFC Subordinated Guarantee?”

As a publicly-traded company whose common shares are listed for trading principally on the Toronto Stock Exchange and the New York Stock Exchange, MFC files annual and other reports with the SEC. Under the SEC’s rules, the MFC Subordinated Guarantee is being implemented in order to save John Hancock USA the expense of being a company required to periodically file annual and quarterly reports with the SEC. See “IX. Description of the MFC Subordinated Guarantee – What Are the Reasons for the Additional MFC Subordinated Guarantee?”

The MFC Subordinated Guarantee does not relieve John Hancock USA of any obligations under the Contracts. Therefore, the MFC Subordinated Guarantee is in addition to all of the rights and benefits that the Contracts otherwise provide.

VIII. DESCRIPTION OF MANULIFE FINANCIAL CORPORATION

MFC was incorporated under the Insurance Companies Act (Canada) in 1999 for the purpose of becoming the holding company of The Manufacturers Life Insurance Company, which was founded in 1887. As a mutual life insurance company, The Manufacturers Life Insurance Company had no common shareholders and its board of directors was elected by its participating policyholders. In September 1999, The Manufacturers Life Insurance Company implemented a plan of demutualization and converted into a life insurance company with common shares and became a wholly-owned subsidiary of MFC. MFC’s head office and registered office is located at 200 Bloor Street East, Toronto, Ontario, Canada M4W 1E5 (Tel. No. 416-926-3000).

MFC’s subsidiaries provide financial protection and wealth management products and services, including individual life insurance, group life and health insurance, long-term care insurance, pension products, annuities and mutual funds. These services are provided to individual and group customers in Asia, Canada and the United States. MFC’s subsidiaries also provide investment management services with respect to their general fund assets, segregated fund assets, mutual funds, and to institutional customers. MFC’s subsidiaries also offer specialized property and aviation catastrophe risk reinsurance products. MFC has directly or indirectly held all of the outstanding shares of John Hancock USA capital stock since September 1999.

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IX. DESCRIPTION OF THE MFC SUBORDINATED GUARANTEE

What Are the Terms of the MFC Subordinated Guarantee?

MFC guarantees your full interest in any Fixed Investment Option. This means that, if John Hancock USA fails to honor any valid request to surrender, transfer, or withdraw any amount from a Guarantee Period, or fail to allocate amounts from a Fixed Investment Option to an Annuity Option when it is obligated to do so, MFC guarantees the full amount that you would have received, or value that you would have been credited with, had John Hancock USA fully met its obligations under your Contract with respect to such Fixed Investment Option. If John Hancock USA fails to pay any amount that becomes payable under the Contract upon the death of an Owner or Annuitant, MFC guarantees the unpaid amount, up to the Contract Value in any Fixed Investment Option on the date of death, increased by any accrued but uncredited interest attributable thereto and increased by any upward Market Value Adjustment that would have been payable upon any surrender of the Contract at that time (but not decreased by any negative Market Value Adjustment). There is no charge or cost to you for receiving the MFC Subordinated Guarantee. If John Hancock USA fails to make payment when due of any amount that is guaranteed by MFC, you could directly request MFC to satisfy John Hancock USA’s obligation, and MFC must do so. You would not have to make any other demands on John Hancock USA as a precondition to making a claim against MFC under the MFC Subordinated Guarantee.

The MFC Subordinated Guarantee constitutes an unsecured obligation of MFC as guarantor, and is subordinated in right of payment to the prior payment in full of all other obligations of MFC, except for other guarantees or obligations of MFC which by their terms are designated as ranking equally in right of payment with or subordinated to the MFC Subordinated Guarantee, and effectively rank senior to MFC’s preferred and common shares. As a result, in the event of MFC’s bankruptcy, liquidation, dissolution, winding-up or reorganization or upon acceleration of any series of debt securities or other financial obligations due to an event also triggering payment obligations on other debt, MFC’s assets will be available to pay its obligations on the MFC Subordinated Guarantee only after all secured indebtedness and other indebtedness senior to the MFC Subordinated Guarantee has been paid in full. There may not be sufficient assets remaining to pay amounts due on all or any portion of the MFC Subordinated Guarantee.

The MFC Subordinated Guarantee is governed by the laws of the Commonwealth of Massachusetts. The MFC Subordinated Guarantee provides that any claim or proceeding brought by a holder of the Contract (“Holder”) to enforce the obligations of MFC, as guarantor, may be brought in a court of competent jurisdiction in the City of Boston, Commonwealth of Massachusetts, and that MFC submits to the non-exclusive jurisdiction of such courts in connection with such action or proceeding. MFC has designated John Hancock USA as its authorized agent upon whom process may be served in any legal action or proceeding against MFC arising out of or in connection with the MFC Subordinated Guarantee. All payments on the Contracts offered by this Prospectus by MFC under the MFC Subordinated Guarantee will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Government of Canada, or any province, territory or political subdivision thereof, or any authority therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges by MFC is required by law or by the administration or interpretation of such law. In the event of any withholding or deduction, MFC will pay such additional amounts as may be necessary in order that the net amounts received by the Holders after such withholding or deduction shall equal the respective amounts under such Contracts which would have been receivable in respect of those Contracts in the absence of such withholding or deduction (“Guarantor Additional Amounts”), except as described herein and except that no such Guarantor Additional Amounts shall be payable with respect to taxes, duties, assessments or governmental charges imposed on a Holder with respect to any Contract offered by this Prospectus:

(a)	(i) by reason of the Holder being a person with whom John Hancock USA or MFC is not dealing at arm’s length for the purposes of the Income Tax Act (Canada), or (ii) by reason of the Holder having a connection with Canada or any province or territory thereof other than the mere holding, use or ownership or deemed holding, use or ownership of such Contract;

(b)	by reason of the Holder being liable for or subject to such withholding or deduction because of the Holder’s failure to make a claim for exemption to the relevant tax authority; or

(c)	more than 10 days after the Relevant Date (as defined below) except to the extent that the Holder thereof would have been entitled to Guarantor Additional Amounts on presenting the same for payment on the last day of such period of 10 days.

As used herein “Relevant Date” shall mean the date on which such payment first becomes due.

Additional information about the MFC Subordinated Guarantee can be found in the Prospectus contained in the accompanying Annex under the headings, “What Additional Guarantee Applies to the Fixed Investment Options Under My Contract?” and “How can I find additional information about MFC?”

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X. LEGAL OPINIONS

The validity of the Market Value Adjustment Interests under deferred annuity contracts and the MFC Subordinated Guarantee offered in this Prospectus have been passed upon for us by Arnold R. Bergman, Esq., Vice President and Annuities Chief Counsel, John Hancock USA, Boston, Massachusetts. Certain matters regarding Canadian law with respect to the MFC Subordinated Guarantee have been passed upon for MFC by Torys LLP, Toronto, Canada. On the date of this Prospectus, the partners and associates of Torys LLP own an aggregate of approximately 18,000 MFC common shares.

XI. EXPERTS

The consolidated financial statements of MFC as at December 31, 2011 and 2010 and January 1, 2010 and for the years ended December 31, 2011 and 2010, included in MFC’s Annual report on Form 40-F for the year ended December 31, 2011, filed with the SEC on March 16, 2012 and as amended and filed on Form 40-F/A on March 23, 2012, and the amended consolidated financial statements of MFC as at December 31, 2010 and 2009, and for the years then ended, included in MFC’s Annual Report of Form 40-F, filed with the SEC on March 18, 2011 and as amended and filed on Form 40-F/A on March 25, 2011 and the amended consolidated financial statements of MFC as at December 31, 2009 and 2008, and for the years then ended, included in MFC’s Annual Report of Form 40-F, filed with the SEC on March 19, 2010 and as amended and filed on Form 40-F/A on March 29, 2010, each of which is incorporated by reference in this Prospectus and in the Registration Statement of which this Prospectus forms a part, have been audited by Ernst & Young LLP, Toronto, Canada, an independent registered public accounting firm, as set forth in their reports thereon, included and incorporated herein and therein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

XII. ENFORCEMENT OF JUDGMENTS

MFC is a corporation incorporated under the laws of Canada. Because a substantial portion of MFC’s assets are located outside the United States and most of its directors and officers are not residents of the United States, any judgment obtained in the United States against MFC or certain of its officers and directors, including a judgment with respect to payments on the MFC Subordinated Guarantee, may not be collectible within the United States.

Pursuant to the MFC Subordinated Guarantee, MFC agrees that any legal action or proceeding against it arising out of or in connection with the MFC Subordinated Guarantee may be brought in any United States federal or Massachusetts state court located in the City of Boston, Commonwealth of Massachusetts (a “Massachusetts Court”) and irrevocably submits to the non-exclusive jurisdiction of such courts in connection with such action or proceeding.

MFC has been informed by its Canadian counsel, Torys LLP, that the laws of the Province of Ontario and the federal laws of Canada applicable therein permit an action to be brought in a court of competent jurisdiction in that province on any final judgment in personam of any Massachusetts Court against MFC, which judgment is subsisting and unsatisfied for a fixed sum of money with respect to the enforcement of the MFC Subordinated Guarantee and that is not impeachable as void or voidable under the internal laws of the Commonwealth of Massachusetts if:

(i)	the court rendering such judgment had jurisdiction over the judgment debtor, as recognized by the courts of Ontario (submission by MFC in the MFC Subordinated Guarantee to the non-exclusive jurisdiction of a Massachusetts Court will be sufficient for this purpose);

(ii)	such judgment was not obtained by fraud or in a manner contrary to natural justice or other rule of law, whether equitable, legal or statutory and the enforcement thereof would not be inconsistent with public policy, as such term is understood under the laws of Ontario and the federal laws of Canada applicable therein or contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada);

(iii)	the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue or penal laws in the Province of Ontario; and

(iv)	the action to enforce such judgment is commenced within the applicable limitation period.

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Enforcement of a judgment by a court in the Province of Ontario, as described above, may only be given in Canadian dollars.

In the opinion of Torys LLP, there are currently no reasons under the present laws of the Province of Ontario for avoiding recognition of said judgments of Massachusetts Courts on the MFC Subordinated Guarantee based upon public policy. However, it may be difficult for Holders to effect service within the United States upon MFC’s directors and officers and the experts named in this Prospectus who are not residents of the United States or to enforce against them, both in and outside of the United States, judgments of courts of the United States predicated upon civil liability under United States federal securities laws. MFC has designated John Hancock USA as its authorized agent upon whom process may be served in any legal action or proceeding against MFC arising out of or in connection with the MFC Subordinated Guarantee. Based on the opinion of Torys LLP, MFC believes that a monetary judgment of a United States court predicated solely upon the civil liability provisions of United States federal securities laws would likely be enforceable in Canada if the United States court in which the judgment was obtained had a basis for jurisdiction in the matter that was recognized by a Canadian court for such purposes. We cannot assure you that this will be the case since the case law in Canada in respect of this matter is not entirely clear. It is less certain that an action could be brought in Canada in the first instance on the basis of liability predicated solely upon such laws.

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XIII. ANNEX

References to the “Annex” refer to the Prospectus for the Declaration Variable Annuity, Patriot Variable Annuity, Revolution Access Variable Annuity, Revolution Extra Variable Annuity, and Revolution Value Variable Annuity located in the front of this booklet.

A-1

To obtain a John Hancock Variable Annuity

Separate Account T Statement of Additional Information (“SAI”)

Send this request to:

John Hancock Variable Annuity

Separate Account T SAI

John Hancock Annuities Service Center

P.O. Box 55444

Boston, MA 02205-5444

cut along dotted line

Please send me the Statement of Additional Information for DECLARATION VARIABLE ANNUITY, PATRIOT VARIABLE ANNUITY, REVOLUTION ACCESS VARIABLE ANNUITY, REVOLUTION EXTRA VARIABLE ANNUITY or REVOLUTION VALUE VARIABLE ANNUITY dated April 30, 2014, funded in John Hancock Life Insurance Company (U.S.A.) Separate Account T (formerly John Hancock Variable Annuity Account JF). We will mail the Statement of Additional Information applicable to contracts with the address of record written below. If no contracts are listed with the address of record written below, we may be unable to fulfill the request.

Name

Address

City	State	Zip